                                                      REGISTRATION NO. 333-52301
      As filed with the Securities and Exchange Commission on June 30, 1998

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                               AMENDMENT NO. 2 ON

                                   FORM S-1

                             (FORMERLY ON FORM S-3)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                              AMERICAN BIOMED, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        76-0136574
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                          10077 GROGANS MILL ROAD #100
                           THE WOODLANDS, TEXAS 77380
                                 (281) 367-3895
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


         STEVEN B. RASH                                    With copies to:
PRESIDENT AND CHIEF EXECUTIVE OFFICER
       AMERICAN BIOMED, INC.                           PORTER & HEDGES, L.L.P.
   10077 GROGANS MILL ROAD #100                       700 LOUISIANA, 35TH FLOOR
   THE WOODLANDS, TEXAS 77380                         HOUSTON, TEXAS 77002-2764
      (281) 367-3895                                       (713) 226-0674
(Name,  address and telephone number, including        ATTN.: ROBERT G. REEDY
      area code, of agent for service)


Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                           PROPOSED MAXIMUM           PROPOSED
      TITLE OF EACH CLASS OF                 SHARES             OFFERING          MAXIMUM AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED          TO BE REGISTERED    PRICE PER SHARE         OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share .......................            1,406,744       $      0.905(1)       $    1,273,103             $         376
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share(2) ....................            1,125,000       $      0.905(1)            1,018,125                       300
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share(3) ....................              317,000       $      0.905(1)              286,885                        85
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
Per share(4) ....................            3,000,000       $      0.905(1)            2,715,000                       801
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL ..................            5,848,744                                  5,293,113             $       1,562(5)
==============================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee for these shares is calculated based upon the average of the bid and asked price per share of the Common Stock reported by the OTC Bulletin Board(R) on May 6, 1998, or $0.905 per share.

(2) Issuable upon exercise of options evidencing the right to purchase shares of Common Stock.

(3) Issuable upon exercise of warrants evidencing the right to purchase shares of Common Stock.

(4)      Issuable upon conversion of Series D Preferred and Series E Preferred
         Stock

(5) This fee was paid in full upon the initial filing of the Registration Statement

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                                                      PROSPECTUS
                                5,848,744 SHARES

                              AMERICAN BIOMED, INC.

                                  COMMON STOCK
                                ($.001 PAR VALUE)

                                ----------------


     This prospectus relates to the resale of 5,848,744 shares of common stock, par value $.001 per share (the "Common Stock"), of American BioMed Inc., a Delaware corporation (the "Company"), which may be offered and sold from time to time by security holders of the Company (the "Selling Security Holders"). Of the total number of shares offered hereby, 1,442,000 are issuable upon the exercise of options and warrants to acquire Common Stock, 3,000,000 are issuable upon conversion of shares of the Company's 1998 Series D and Series E Preferred Convertible Stock, and 1,406,744 are currently outstanding shares of the Company's Common Stock owned by certain security holders of the Company. Of the currently outstanding shares owned by said Selling Security Holders, 1,071,844 shares of common stock were acquired through private placements to accredited investors and 334,900 shares were acquired in settlement of outstanding obligations. A Registration Rights Agreement was entered into regarding the Common Stock issuable on conversion of the Company's 1998 Series D and Series E Preferred Convertible Stock. In addition, the Common Stock issuable on exercise of an option to purchase 225,000 shares owned by a certain shareholder is required to be included in the registration statement pursuant to a settlement agreement. See "Selling Security Holders." The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. However, if all of the options and warrants representing shares of Common Stock in this offering are exercised, the Company will receive aggregate proceeds therefrom of $751,680.



     The Company's Common Stock is currently traded in the over-the-counter market on the OTC Bulletin Board.(R) On June 22, 1998, the closing bid and asked prices for the Company's stock were, respectively, $0.59 and $0.61 per share. The Company's Common Stock is considered a "penny stock" under federal securities laws and additional regulatory requirements apply to broker-dealers who trade in such stock. See "Risk Factors - Possible Effect of Penny Stock Regulations on Market Liquidity of Common Stock."


         The Common Stock may be offered by the Selling Security Holders from time to time in transactions on the OTC Bulletin Board(R), in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Common Stock to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers of the Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Security Holders" and "Plan of Distribution."

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                ---------------


                The date of this Prospectus is ____________, 1998.

                                     SUMMARY

         This prospectus relates to the resale of 5,848,744 shares of Common Stock of the Company. Of the total number of shares offered hereby, 1,442,000 are issuable upon the exercise of options and warrants to acquire Common Stock, 3,000,000 are issuable upon conversion of shares of the Company's 1998 Series D and Series E Preferred Convertible Stock, and 1,406,744 are currently outstanding shares of the Company's Common Stock owned by certain security holders of the Company. See "Selling Security Holders." The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. However, if all of the options and warrants representing shares of Common Stock in this offering are exercised, the Company will receive aggregate proceeds therefrom of $751,680.

                                   THE COMPANY

         American BioMed, Inc., a Delaware corporation (the "Company"), is engaged in the development, manufacture and marketing of medical, surgical and diagnostic devices. The Company's primary technology is directed at interventional cardiology, endovascular surgery and minimally invasive surgical devices. The principal products are silicone balloon catheters, atherectomy catheters, stents, clot filters and drug delivery catheter systems. The Company's primary business strategy is to design and develop minimally invasive medical devices to treat atherosclerotic disease. The Company holds patents and/or proprietary rights on several devices designed to facilitate the flow of blood through blood vessels and to eliminate or minimize the buildup of plaque within vessels or other synthetic implanted vessel devices.

         The Company's executive offices are located at 10077 Grogans Mill Road #100, The Woodlands, Texas 77380, and its telephone number is (281) 367-3895.

                                  RISK FACTORS

         In evaluating the Company and its business, prospective investors should carefully consider all of the information set forth in this Prospectus and should give particular attention to the following risk factors.


     DEVELOPMENT STAGE COMPANY; HISTORY OF LOSSES; ABILITY TO CONTINUE AS A GOING CONCERN


         The Company is in the development stage and devotes substantially all of its efforts to financial planning, raising capital, research and development and developing markets for its products. The Company's cash requirements have heretofore significantly exceeded its resources due to its expenditures related to research and development, obtaining regulatory approvals, obtaining and maintaining manufacturing and distribution arrangements, acquisitions and product introductions. Consequently, the Company has incurred a cumulative loss of $27,708,059 since its inception and had a working capital deficit of $817,672 at March 31, 1998. The Company expects to continue to incur operating losses until such time as it derives meaningful revenues from the sale of its products. There are problems, delays, expenses and difficulties typically encountered by companies in the development stage, many of which may be beyond the Company's control, such as unanticipated results of laboratory or clinical tests requiring changes in product design, changes in applicable government regulations or the interpretation thereof, market acceptance of the Company's products, and development of competing products by others. There can be no assurance that the Company will successfully complete the transition from a development stage company to profitability. Such ability is dependent upon, among other things, its ability to obtain additional working capital to develop, manufacture, and market its products and the success of future operations. The Company's independent accountants have included an explanatory paragraph in their report on the Company's financial statements at December 31, 1997, as to the uncertainty relating to the Company's ability to continue as a going concern.

NEED FOR ADDITIONAL FINANCING

         The Company requires significant additional funds to enable it to complete development and, subject to obtaining required regulatory approvals, commercialization of the OmniCath(R) for peripheral and A-V fistula use, to enter into marketing and distribution arrangements for the OmniCath(R), to commence and continue the development of other products which include the OmniStent(TM), Evert-O-Cath(TM), and other products as well as product enhancements to its existing 100%-silicone balloon catheters, the OmniCath(R), Evert-O-Cath(TM) and OmniStent(TM) and to expand its manufacturing and distribution abilities with respect to the Cathlab products. Research and development expenditures for 1998, including amounts for clinical affairs, are expected to be approximately $1.2 million. If the Company experiences delays in the introduction, manufacturing or sale of the OmniCath(R), or if the OmniCath(R) does not achieve market acceptance for any reason, substantial additional financing may be required by the Company to continue its operations, and to improve, complete the development of, obtain regulatory approvals for, and manufacture or market products. The Company receives some revenues and expects to continue to receive revenues from the sale of Cathlab's products. The Company anticipates that Cathlab's revenues should increase during 1998; however, this increase will not be sufficient to satisfy the Company's funding needs.

         There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or in time to fund any necessary or desirable expenditures. In the event such funding is not obtained, the Company's research and development projects will be delayed or scaled back. Failure to obtain additional financing will have material adverse effect on the Company's operations. In order to continue as a going concern, the Company must raise additional funds as noted above and ultimately must achieve profitable operations.

IMPACT OF GOVERNMENTAL REGULATION AND NEED FOR FDA APPROVAL

         The Company's products, development activities and manufacturing processes are subject to extensive and rigorous regulation by the United States Food and Drug Administration (the "FDA") pursuant to the Federal Food, Drug, and Cosmetic Act (the "FDA Act"), by comparable agencies in foreign countries, and by state regulatory agencies. Under the FDA Act, medical devices must receive FDA clearance before they can be commercially marketed in the United States. The process of obtaining marketing clearance from the FDA for new products can take a number of years and require the expenditure of substantial resources, and may involve rigorous pre-clinical and clinical testing. The time required for completing such testing and obtaining FDA clearance is uncertain, and there is no assurance that the Company will have sufficient resources to complete the required testing and regulatory review process, that such clearances will be granted, or that FDA review will not involve delays that will adversely affect the Company's ability to commercialize additional products. Delays or rejections may be encountered based upon changes in FDA policy during the period of product development and FDA review of each submitted application. Similar delays may also be encountered in other countries. Even if regulatory approvals to market a product are obtained from the FDA, these approvals may entail limitations on the indicated uses of the product. In addition, as can be expected with any investigational device, modifications will be made to the Company's products to enhance their functionality and performance based upon new data and design review. There can be no assurance that the FDA will not request additional information relating to product improvements, that any such improvements will not require further regulatory review thereby delaying the testing, approval and commercialization of the Company's development products, or that ultimately any such improvements will receive FDA clearance. Product approvals by the FDA can also be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial approval. Later discovery of previously unknown problems with a product, manufacturer, or facility may result in restrictions on such product or manufacturer, including fines, delays or suspensions of regulatory clearances, seizures or recalls of products, operating restrictions and criminal prosecution, and could have a material adverse effect on the Company. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company.


     FDA regulations also require manufacturers of medical devices to adhere to certain "Good Manufacturing Practices" ("cGMP/QSR"), which include testing, quality control and documentation procedures. Compliance with applicable regulatory requirements is subject to continual review and will be monitored through periodic inspections by the FDA. Following the inspection of the Company's Cathlab Corporation ("Cathlab") manufacturing facility in May 1996, the FDA advised the Company that it is in compliance with the applicable requirements of the FDA Act and implementing regulations. The Company also received ISO 9001 certification in January 1998 and is presently undergoing CE Mark certification process. The CE Mark is currently required by the European Union on medical devices before they can be imported. Failure to receive the CE Mark could result in the loss of sales to distributors in those countries and would have a material adverse effect on the Company's financial position, results of operations and cash flows. In addition, failure of the Company or its manufacturers to adhere to cGMP/QSR could delay production of the Company's products, which could in turn have a material adverse effect on the Company's financial position, results of operations and cash flows.

POSSIBLE DEFAULT ON ABERLYN AGREEMENTS

         In December 1992, the Company and Aberlyn Capital Management Limited Partnership ("Aberlyn") entered into a Patent Assignment and License Agreement pursuant to which the Company assigned all Cathlab patents to Aberlyn in consideration of payment to the Company of $500,000. The patents were exclusively licensed back to the Company for three years, after which Aberlyn was obligated to reassign the patents to the Company for additional consideration. Furthermore, in January 1993 the Company and Aberlyn entered into a three-year Master Lease Agreement, pursuant to which the Company could request Aberlyn to purchase equipment for up to $1,000,000 and lease it back to the Company. During 1993, two draws were made against the Master Lease Agreement, one in the amount of $205,000 against Cathlab equipment and another in the amount of $100,000 against equipment at the Company's Woodlands facility.


     In 1994, the Master Lease Agreement, as well as the Patent Assignment and License Agreement, were renegotiated to require semi-annual rather than monthly payments. The Company did not make payments when due and Aberlyn demanded payment in full. On May 28, 1996, Aberlyn and the Company agreed to restructure these obligations, which agreement was approved by the Board of Directors on July 17, 1996. The agreement requires payments to Aberlyn to be made over a twenty-four month period commencing June 1, 1996. Effective November 1, 1997, the Company and Aberlyn entered into modification agreements of the Patent Assignment and License Agreement and the Master Lease Agreement which revised the schedule of lease payments and extended the maturity date to October 1, 1998. If the Company fails to make timely payments, Aberlyn may assert that the Company has defaulted on the Patent Assignment and License Agreement and Master Lease Agreement, which are collateralized by certain equipment and the Cathlab patents. The loss of these assets could have a material adverse effect on the Company's financial position, results of operations and cash flows.


POSSIBILITY OF UNSUCCESSFUL NEW PRODUCT DEVELOPMENT; RELIANCE ON PRODUCTS UNDER DEVELOPMENT


     Four of the Company's primary development products, the OmniCath(R), the OmniStent(TM), the Evert-O-Cath(TM), and the OmniFilter are under development in several different versions. Commercial introduction of the OmniCath(R) can only commence upon completion of human clinical trials and receipt of regulatory approval. In 1995, the Company received FDA approval to begin Phase II clinical trials of the OmniCath(R) for peripheral use. Phase II clinical trials commenced August 1, 1996. However, the clinical trials were temporarily suspended as the Company filed an amended protocol with the FDA which was approved on May 8, 1998. The Company expects the clinical trials to resume by July 1998 and submissions to the FDA approximately 18 months later. Currently, the Company has eight clinical trial sites. The Company has not completed the approval process with respect to the OmniStent(TM) or the OmniFilter. The Company received FDA approval of a version of the Evert-O-Cath(TM) for non-coronary use and is evaluating the market potential for this product while also seeking regulatory approval of a version of the Evert-O-Cath(TM) for non-coronary use with more advanced features. There can be no assurance that FDA approval of marketable products will be obtained on a timely basis, if at all. The success of the OmniCath(R), the OmniStent(TM), the Evert-O-Cath(TM) and the OmniFilter, if and when commercially introduced, will depend upon acceptance by the medical community, which cannot be assured. Finally, there can be no assurance that the products, if sold, will generate the level of profits anticipated. In the event commercialization or development of the OmniCath(R), the OmniStent(TM), the Evert-O-Cath(TM) and/or the OmniFilter is delayed or those product lines do not achieve market acceptance, there may be a material adverse effect on the Company's financial position, results of operations and cash flows.


ABILITY TO SECURE ADVANTAGEOUS CORPORATE PARTNERSHIPS

         The Company's strategy for research, development, and commercialization of certain of its products may require the Company to enter into collaborative arrangements with corporate partners. There can be no assurance that the Company will be able to attract such corporate partners or that the Company will be able to negotiate such partnerships on acceptable terms. Further, reliance on collaborations with others may adversely affect the Company's profitability. Although the Company believes its collaborators will have an economic motivation to perform their contractual obligations under any arrangements with the Company, the time and amount of resources they devote to these activities will not be within the control of the Company and may be affected by such collaborators' financial condition or other difficulties. There can be no assurance that such parties will perform their obligations as expected, or that the Company will generate any revenues from these agreements. In addition, there can be no assurance that any such corporate partners will not pursue alternative technologies to develop products similar to those being developed by the Company.


RAPID TECHNOLOGICAL CHANGE


         The medical device industry is characterized by extensive research and development and rapid technological change. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote continued efforts and financial resources to bring its development products to market, enhance its existing products and develop new products for the medical marketplace.

HIGHLY COMPETITIVE INDUSTRY

         Competition in the biomedical industry is intense. Many of the Company's products compete directly with similar products sold by a number of companies. There can be no assurance that these products will be able to maintain a sizable market share, if any. There are many companies and academic institutions that are capable of developing products of similar design, and that have developed and are capable of developing products based on other technologies, including lasers, drug-based therapies and thermal systems, that are or may be competitive with the Company's current and proposed products. Many of these companies and academic institutions are well-established, have substantially greater financial and other resources than the Company, and have established reputations for success in the development, sale and service of products. These companies and academic institutions may succeed in developing competing products that are more effective than those of the Company or that receive FDA approval more quickly than the Company's products. The Company's ability to compete will be dependent upon its ability to get products approved by regulatory authorities and introduced to the market, including the arrangement of a distribution network, and to provide products with advanced performance features, none of which can be assured.

UNCERTAINTY OF MARKET ACCEPTANCE OF COMPANY'S PRODUCTS

         As with any new medical technology, there is substantial risk that the marketplace may not accept or be receptive to the potential benefits of the Company's products. Achieving market acceptance for the Company's products will require substantial marketing efforts and the expenditure of significant funds to inform potential customers, including third-party distributors, of the distinctive characteristics and benefits of these products. There can be no assurance that the Company's current and proposed products will be accepted by the medical community or that any of the Company's current or proposed products will be able to compete effectively against current and alternative treatments.

LIMITED MARKETING EXPERIENCE; DEPENDENCE ON THIRD PARTY DISTRIBUTORS

         The Company sells and intends to sell its products primarily through third-party distributors and may, on a limited basis, sell products independently. The Company is, and will be, substantially dependent on its arrangements with distributors to generate product revenues, and there can be no assurance that the Company will be able to obtain satisfactory arrangements with distributors, or that the Company will realize substantial revenues from sales by distributors. The loss of any of its major distributors, in the absence of substantially similar replacement arrangements, could have a material adverse effect on the ability of the Company to introduce and sell products and to move beyond the development stage. In the event that the Company determines that its distribution arrangements are unsatisfactory, or is unable to obtain satisfactory distribution arrangements for any product in any geographic area, unless prohibited by existing distribution arrangements, the Company may attempt to distribute products in that geographic area independently. Inasmuch as the Company has limited marketing experience and has limited financial and other resources to undertake extensive independent marketing activities, there can be no assurance that the Company will be able to market products successfully.







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



LIMITED MANUFACTURING EXPERIENCE

         The Company's manufacturing expertise in commercial quantities is limited to the production of its ten FDA approved silicone balloon catheters and its existing OEM contract. The Company currently manufactures the OmniCath(R) for U.S. clinical trials and international sales. The Company has no experience manufacturing this product in commercial quantities and there can be no assurance that the Company will be able to manufacture it on a cost-effective basis. Failure to meet production requirements could have a material adverse impact on the ability of the Company to achieve market acceptance of its products. The Company's inability to maintain its current manufacturing arrangements, or obtain other necessary manufacturing arrangements on acceptable terms, could have a material adverse effect on the Company's commercialization of its products.

RELIANCE AND LIMITATIONS ON THIRD PARTY REIMBURSEMENT

         The Company's products are purchased by hospitals, physicians, and other health care providers, which bill various third-party payors, such as government health programs, private health insurance plans, managed care organizations and other similar programs, for the health care goods and services provided to their patients. Payors may deny reimbursement if they determine that a product was not used in accordance with established payor protocol regarding cost-effective treatment methods, or was used for an unapproved treatment. Increasingly, third-party payors are also contesting the prices charged for medical products and services and, in some instances, have put pressure on medical device suppliers to lower their prices. There is no assurance that reimbursement for the Company's products will be available or, if available, that payors' reimbursement levels will not adversely affect the Company's ability to sell its products on a profitable basis. Failure by hospitals and other users of the Company's products to obtain reimbursement from third-party payors and changes in third-party payors' policies towards reimbursement for procedures using the Company's products, could have a material adverse effect on the Company's financial position, results of operations and cash flows.

POSSIBLE IMPACT OF PROPOSED HEALTH CARE REFORM

         The cost of health care has risen significantly over the past decade, and there have been and may continue to be proposals by legislators, regulators and third-party payors to curb these costs. Health care reform is an area of increasing national attention and a priority of many governmental officials. Certain reform proposals, if adopted, could impose limitations on the prices the Company will be able to charge in the United States for its diagnostic products and any therapeutic products, or the amount of reimbursement available for the Company's products from governmental agencies or third-party payors.

DEPENDENCE ON PATENTS AND PROTECTION OF PROPRIETARY INFORMATION

         The medical device industry traditionally has placed considerable importance on obtaining and maintaining patents and trade secret protection for significant new technologies, products and processes; the Company's ability to compete effectively with other companies is materially dependent upon the proprietary nature of its technologies. The Company pursues a policy of generally obtaining patent protection in both the United States and abroad for patentable subject matter in its proprietary devices. Currently, the Company owns several United States patents and has United States and international patent applications pending with respect to the OmniCath(R), OmniStent(TM), Evert-O-Cath(TM), OmniFilter, cardiac-assist pumps, and other products under development by the Company. There can be no assurance that any pending or future patent applications will result in issued patents, or that any current or future patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide a competitive advantage to the Company. The invalidation of key patents or proprietary rights owned by the Company could have an adverse effect on the Company's financial position, results of operations and cash flows.

         The patent position of medical device firms generally is highly uncertain and involves complex legal and factual questions. There has not emerged any consistent policy regarding the breadth of claims allowed in medical device patents. Accordingly, there can be no assurance that patent applications relating to the Company's products or technology will afford protection against competitors with similar technology. In addition, companies that obtain patents for products or processes that are necessary for or useful to the development of the Company's products may bring legal actions against the Company claiming infringement. In recent years, it has been common for companies in the medical device field to aggressively challenge the rights of other companies to develop and sell competitive devices. Differences in catheter devices can be very small and there has been substantial litigation by established companies to prevent the marketing of new devices. Regardless of the outcome, any future litigation could result in substantial expense to the Company and significant diversion of the efforts of the Company's technical and management personnel. There can be no assurance that the Company will have the financial resources necessary to enforce any patent rights it may hold. Although the Company is not aware of any claim that it infringes or will infringe any existing patent, in the event that in the future the Company is unsuccessful in defending against a claim of infringement, it may be required to obtain licenses to patents or to other proprietary technology in order to develop, manufacture or market its products. There can be no assurance that the Company will be able to obtain licenses on commercially reasonable terms or that the patents underlying the licenses will be valid and enforceable. In the event the Company's right to market any of its products were to be successfully challenged, the Company's financial position, results of operations and cash flows could be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

         The success of the Company largely will be dependent on the efforts of Steven B. Rash, the Company's President and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Rash, the loss of his services would have a material adverse effect on the Company's financial position, results of operations and cash flows. The success of the Company also is dependent upon its ability to retain its operating, marketing, technical and financial personnel. The competition for qualified personnel in the medical device industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel.

EXPOSURE TO PRODUCT LIABILITY CLAIMS


     The medical device industry historically has been very litigious, and the manufacture and sale of the Company's products inherently entails a risk of product liability claims. As a supplier of products that may be used in medical diagnosis or treatment, the Company will face the risk of exposure to product liability claims in the event that the end use of its products results in unanticipated adverse effects. The Company currently carries liability insurance in the amount of $2.0 million relating to general commercial liability, including products and completed operations, which the Company believes is adequate. However, no assurance can be given that adequate insurance coverage will continue to be available at a reasonable cost, or that a product liability claim would not have a material adverse effect on the financial position, results of operations and cash flows of the Company. In addition, the costs of defending or settling a product liability action and the negative publicity arising therefrom, could have a material adverse impact on the Company, even if the Company were ultimately to prevail. Furthermore, in the event problems arise with the Company's products after commercial introduction, the Company might be required to recall the defective products. In that event, the costs and potential liability to the Company could be significant and might have a material adverse effect on the Company's financial position, results of operations and cash flows.


RISKS OF INTERNATIONAL TRANSACTIONS


     The Company has arrangements with several foreign distributors to distribute products in Canada, Europe, Southeast Asia, the Far East, the Middle East, Australia, Central America and South America. International transactions subject the Company to several potential risks, including fluctuating exchange rates (to the extent the Company's transactions are not in U.S. dollars), regulation of fund transfers by foreign governments, United States and foreign export and import duties and tariffs and political instability. Although all export sales transactions are conducted in U.S. dollars and the Company has no foreign assets, there can be no assurance that any of the foregoing will not have a material adverse effect on the Company's financial position, results of operations and cash flows.


BUSINESS EXPANSION AND COMPANY ACQUISITIONS

         Since the closing of the Company's initial public offering in October 1991 (the "1991 Offering"), the Company has expanded its business and activities through the stock acquisition of Freedom Machine, Inc. ("FMI") and

Cathlab, and the purchase of rights to certain technology from VMS Medical, Inc. ("VMS"). Further, the Company has entered into agreements to become the distributor of products developed by others. The Company views this expansion as complementary to its OmniCath(R) and Evert-O-Cath(TM) development efforts and as a possible opportunity to generate sales. There can be no assurance that the Company's acquisitions and expanded activities will prove successful, that acquired or distributed products will prove complementary to the Company's business, that the Company will generate sales or profits from these activities or from any of its acquired companies or assets, or that such acquisitions and activities will not overtax the Company's limited management, financial and other resources and slow or prevent the Company from achieving its research and development goals.

DELISTING OF SECURITIES FROM NASDAQ

         The National Association of Securities Dealers, Inc. ("NASD") has adopted rules which impose stringent criteria for continued listing of securities on the NASDAQ Small-Cap Market. Under these rules, in order to maintain the listing of its securities on the NASDAQ Small-Cap Market, a company must have, among other things, total assets of $2 million, capital and surplus of $1 million and, in certain circumstances, a minimum bid price for its common stock of $1.00 per share. The Company's Common Stock traded on the NASDAQ Small-Cap Market under the symbol "ABMI" from October 22, 1991 through October 13, 1994. On October 13, 1994, the Company was delisted from NASDAQ because the Company did not meet the required $1 million in equity as of June 30, 1994. Trading in the Company's stock is presently conducted in the over-the-counter market on the OTC Bulletin Board(TM). As a consequence of such delisting, investors may find it comparatively more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities than when the Common Stock was traded on the NASDAQ Small-Cap Market. In addition, the delisting may prove detrimental to the amount of news coverage the Company receives, and information relating to the Company may be comparatively more difficult to obtain than when the Common Stock was traded on the NASDAQ Small-Cap Market. This in turn could result in a decline in the market for the Company's securities and make it more difficult for the Company to obtain additional financing. No assurance can be given that the Company will be eligible at some future date for the relisting of its Common Stock on the NASDAQ Small-Cap Market.

POSSIBLE EFFECT OF PENNY STOCK REGULATIONS ON MARKET LIQUIDITY OF COMMON STOCK


     The Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the NASDAQ Small-Cap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, for the last three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.



         The Company's Common Stock currently falls within the definition of a penny stock and this will impair the market liquidity for the Company's securities, given that regulations on penny stocks will limit the ability of broker/dealers to sell the Company's securities, and thus limit the ability of purchasers of the Company's securities to sell their securities in the secondary market.


OUTSTANDING OPTIONS AND WARRANTS

         As of December 31, 1997, the Company had outstanding stock options to purchase 3,897,500 shares of its Common Stock and outstanding warrants to purchase 4,935,966 shares of its Common Stock, which options and warrants are exercisable over the next several years at prices ranging from $.001 to $7.50. The holders of certain of such options and warrants therefore have an opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the next several years may be adversely affected by the existence of such options and warrants. The holders of the options and warrants are likely to exercise them at a time when the Company would otherwise be able to obtain additional capital through an equity financing on terms more favorable than those provided by the options and warrants.


SIGNIFICANT DILUTION RELATED TO PREFERRED STOCK



     The Company's Certificate of Incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The issuance of preferred stock with anti-takeover measures could have a depressive effect on the market price of the Company's Common Stock and could discourage hostile bids in which stockholders may receive premiums for their shares. At June 16, 1998, 990 shares of Series A Preferred Convertible Stock (the "Series A"), 0 shares of Series B Preferred Convertible Stock (the "Series B"), and 30 shares of Series C Preferred Convertible Stock (the "Series C") are outstanding. No additional shares of Series B may be issued. Each share of Series A is convertible at any time at the option of the holder thereof into such number of shares of Common Stock as is equal to $1,000 divided by the lesser of (i) $.24 or (ii) 80% of the average of the closing bid price of the Common Stock for the five consecutive days ending two days prior to the date the election to convert is made; provided, however, that a holder of Series A may not elect to convert its shares of Series A into Common Stock to the extent that the amount of shares of Common Stock beneficially held by such holder at the time of the conversion election, in addition to the number of shares of Common Stock issuable to the holder upon such election, exceeds 4.9% of the then-outstanding amount of Common Stock. The Series C, stated value $20,000 is convertible at any time on or after July 22, 1997 at the option of the holders thereof into a number of shares of Common Stock based on a conversion price that is equal to the lesser of (i) $1.75 and (ii) the average of the closing bid price for the Common Stock for the five consecutive trading days immediately preceding the date the election to convert is made. The conversion ratio for each of Series A and C is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events.




     The Company authorized 60,000 shares of Series D Preferred Convertible Stock (the "Series D"), stated value $10, and 500,000 shares of Series E Preferred Convertible Stock (the "Series E"), stated value $10, on April 29, 1998. At present 60,000 shares of Series D and none of Series E are issued and outstanding. Each share of the Series D is convertible at any time after the earlier of (i) the date on which this registration statement is declared effective or (ii) July 28, 1998 based upon a conversion price that is equal to the lesser of (a) 110% of the closing bid price five day average preceding the date of purchase of the Series D by the holder; or (b) 80% of the closing bid price five day average preceding the date such conversion is made.


         Each share of the Series E are convertible any time after issuance at 82.5% of the five day average of the closing bid prices for the five trading days preceding the date such conversion is made. The conversion ratio for Series D and Series E is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. The Series E may be issued and sold to the investor at the request of the Company from time to time on or before April 29, 2000 assuming, among other conditions, that the average daily trading volume for the Common Stock for the previous 60 trading days is at least 150,000 shares per day and the average daily trading price for the prior 10 trading days is at least $.45 per share. In connection with the sale of the Series D and Series E, the Company will also issue three year warrants to the investor for each share of Series D and Series E purchased with an exercise price of 125% of the closing bid price for the Common Stock on the date of purchase.


     The Series A, C and D are presently convertible, in the aggregate, into approximately 4,125,000 (subject to the 4.9% beneficial ownership limit), 1,524,060 (subject to the 4.9% beneficial ownership limit) and 858,000 shares of Common Stock (subject to the 4.9% beneficial ownership limit), respectively, but such conversion amounts may be significantly larger depending on the market price of the Common Stock. Should the market price of the Common Stock decrease, the amount of shares of Common Stock issuable upon conversion of the Series A, C and D will correspondingly increase.



     Purchasers of Common Stock may therefore experience substantial dilution of their investment in the event that the holders of Series A, C, D or E elect to convert their holdings of Preferred Stock into shares of Common Stock. Moreover, the holders of each of the Series A, C, D and E are entitled to certain demand and piggyback registration rights with respect to the resale of the entire amount of shares of Common Stock issuable upon conversion thereof. Sales of significant amounts of Common Stock in the public market could adversely affect the prevailing market price of the Company's Common Stock.




                      RECAP OF PREFERRED CONVERTIBLE STOCK
                              As of June 22, 1998

                                                                 ESTIMATED NO.
           STATED VALUE       PREFERRED SHARES   LIQUIDATION    COMMON SHARES
SERIES         ($)                 (#)           PREFERENCE     UPON CONVERSION
------     ------------       ----------------   -----------    ---------------
  A            1,000               990             990,000         4,125,000
  B*           1,000               ---               ---                 ---
  C           20,000                30             600,000         1,524,060
  D               10            60,000             600,000           858,000
  E               10               ---               ---                 ---



*  All shares have been converted.  No additional shares may be issued.


NO CASH DIVIDENDS

         The Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. It is anticipated that any earnings that may be generated from the Company's operations will be used to finance the Company's growth.

POSSIBLE VOLATILITY OF SECURITIES PRICES

         The market price of the Company's securities may be highly volatile, as has been the case with the securities of other companies engaged in high technology research and development. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments, or disputes relating to patents or proprietary rights may have a significant impact on the market price of the Company's securities.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

         The statements contained in all parts of this document regarding future business activities, products and product developments, financial performance, future regulatory approvals, business strategies, market acceptance, business arrangements, and results and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, those relating to: (i) the Company's business strategy; (ii) the intention to contract with other organizations for the research, development and, if applicable, registration of product candidates, and to seek joint development or licensing arrangements; (iii) the research or development of particular products or technologies; (iv) anticipated results of such development activities and related clinical trials or of required regulatory approvals; and (v) the reliance on collaborative partners for development, regulatory or marketing activities. Many important factors affect the Company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to: (i) obtain substantial additional funds; (ii) obtain and maintain all necessary patents or licenses; (iii) demonstrate the safety and efficacy of product approvals; (iv) produce product candidates in commercial quantities at reasonable costs; (v) compete successfully against other products; and (vi) market products in a profitable manner. As a result, there also can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock being offered. However, if all of the options and warrants representing shares of Common Stock in this offering are exercised, the Company will receive aggregate proceeds therefrom of $751,680 (before offering expenses estimated to be $23,062). These proceeds will be used for general working capital.



      MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock traded on the Nasdaq Small-Cap Market under the symbol ABMI from October 22, 1991 through October 13, 1994. On October 13, 1994, the Company was delisted from NASDAQ because the Company's equity fell below the required $1,000,000 on June 30, 1994. The following table sets forth, for the periods indicated, the range of high and low bid prices for the Common Stock as reported by OTC Bulletin Board(R). The quotes represent "Inter-dealer" prices without adjustment or markups, markdowns or commissions and do not necessarily represent actual transactions.


                                               COMMON
                                               STOCK
                                        -------------------
                                        HIGH            LOW
                                        ----            ---
1996
  First Quarter ..............         .78125           .375
  Second Quarter .............         2.8125           .625
  Third Quarter ..............           2.25              1
  Fourth Quarter .............              2           .875
1997
  First Quarter ..............          1.625              1
  Second Quarter .............        1.09375          .6875
  Third Quarter ..............         .71875         .40625
  Fourth Quarter .............            .59            .21
1998
  First Quarter ..............            .98            .28


     As of November 3, 1997 there were approximately 328 holders of record and approximately 3,000 additional beneficial shareholders of the Company's common stock. The closing Inter-dealer prices for the Company's common stock on June 22, 1998 was $0.61.


    To date the Company has not paid any dividends on its common stock. The payment of future dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition, as well as, other relevant factors. The Company does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

                                    DILUTION


     The deficit in net tangible book value of the Company's Common Stock as of March 31, 1998 was approximately $(0.03) per share. The deficit on net tangible book value represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of issued and outstanding shares of Common Stock. Assuming that a Selling Shareholder sells shares of Common Stock pursuant to this Prospectus at current market prices, the purchaser will experience a significant dilution per share. As of June 22, 1998, the closing bid and ask prices for the Common Stock on the OTC Bulletin Board(R) was $0.59 and $0.61, respectively.


                            SELECTED FINANCIAL DATA

     The selected financial data presented below has been derived from the consolidated financial statements of the Company (A Development Stage Enterprise). The Company declared no common stock dividends during any period presented. The operating results of Freedom Machine, Inc. and Cathlab Corporation since the respective dates of acquisition are included in the selected operating statement data below. This data should be read in conjunction with the consolidated financial statements included elsewhere herein.

SELECTED OPERATING STATEMENT DATA:


                                   THREE            THREE             FISCAL            FISCAL             FISCAL
                                   MONTHS           MONTHS             YEAR              YEAR               YEAR
                                    ENDED            ENDED             ENDED             ENDED              ENDED
                                  MARCH 31,        MARCH 31,          DEC. 31,          DEC. 31,           DEC. 31,
                                    1998              1997              1997              1996               1995
                                ------------      ------------      ------------      ------------      ------------
Sales, net ................     $    162,085      $    117,346      $    545,473      $    579,533      $    660,770
Cost of sales .............         (152,619)         (124,734)         (482,360)         (420,838)         (649,355)
Interest income ...........              595             5,041            44,200             4,252             7,239
Other income (expense) ....           38,522            15,000            25,766          (114,762)        1,561,203(2)
Interest expense ..........          (32,288)          (42,609)         (183,538)         (313,914)         (276,688)
Research & development
  expense .................          (91,309)         (146,287)         (648,049)         (640,792)         (537,962)

Selling, general &
  admin expense ...........         (483,820)         (468,050)       (2,075,695)       (1,718,595)       (2,169,591)
Distributor settlement ....               --                --                --                --                --
                                ------------      ------------      ------------      ------------      ------------
Net loss ..................         (558,834)         (644,293)       (2,774,203)       (2,625,116)       (1,404,384)
Less preferred stock
  dividends ...............               --                --                --        (1,183,413)               --
                                ------------      ------------      ------------      ------------      ------------
Net loss attributable to
  common shareholders .....     $   (558,834)     $   (644,293)     $ (2,774,203)     $ (3,808,529)     $ (1,404,384)
                                ============      ============      ============      ============      ============
Net loss per common
   share ..................     $       (.03)     $       (.05)     $       (.18)     $       (.34)     $      (0.15)
                                ============      ============      ============      ============      ============

Average number of common
   shares outstanding .....       19,436,936        13,986,312        15,528,231        11,310,592         9,362,198
                                ============      ============      ============      ============      ============




                                   FISCAL              FISCAL
                                    YEAR                YEAR
                                   ENDED                ENDED
                                  DEC. 31,              DEC. 31,
                                    1994                 1993
                                ------------         ------------
Sales, net ................     $    637,375         $    826,590
Cost of sales .............         (782,729)            (960,232)
Interest income ...........              902               23,663
Other income (expense) ....          (56,209)(1)            1,353
Interest expense ..........         (182,606)          (1,261,203)
Research & development
  expense .................       (1,167,773)          (2,397,405)

Selling, general &
  admin expense ...........       (2,235,116)          (4,381,165)
Distributor settlement ....               --                   --
                                ------------         ------------
Net loss ..................       (3,786,156)          (8,148,399)
Less preferred stock
  dividends ...............               --                   --
                                ------------         ------------
Net loss attributable to
  common shareholders .....     $ (3,786,156)          (8,148,399)
                                ============           ==========
Net loss per common
   share ..................     $      (0.46)        $      (1.62)
                                ============           ==========

Average number of common
   shares outstanding .....        8,188,980            5,041,698
                                ============           ==========

------------

(1) Other expense in December 31, 1994 includes the write-off of the Superstat assets. See "Notes to Financial Statements."


(2) Other income in December 31, 1995 includes $1,000,000 forfeited escrow deposit received from USSC and sale of OmniCath(R) EPO patent to Guerbet. See "Management Discussion and Analysis of Financial Condition and Results of Operations."


SELECTED BALANCE SHEET DATA:



                                                                                        DECEMBER 31,
                                                          --------------------------------------------------------------------------
                                          MARCH 31, 1998      1997           1996           1995            1994           1993
                                          --------------  ------------   ------------    ------------   ------------   ------------
Working capital (deficit) ..............   $   (817,672)  $   (627,151)  $   (256,206)   $ (3,827,287)  $ (3,246,020)  $ (1,057,831)
Total assets ...........................      1,839,055      1,945,056      3,069,151       1,883,278      2,445,076      4,000,345
Long-term debt, net of current
  maturities ...........................         61,694         71,855        110,472             --             611          2,784

Capital lease obligations, net
  of current maturities ................          3,795             --        302,766           7,095         18,033        485,580
Total liabilities ......................      1,950,268      1,847,905      2,940,556       4,685,133      4,002,192      2,761,942
Preferred stock ........................              2              2              3              --             --             --
Deficit accumulated during the
  development stage ....................    (27,708,059)   (27,149,225)   (24,375,022)    (21,749,906)   (20,345,522)   (16,559,366)
Total stockholders' equity (deficit) ...       (111,213)        97,151        128,595      (2,801,855)    (1,557,116)    (1,238,403)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    The Company is in the development stage and has had limited operating revenues since its inception on September 4, 1984. From September 4, 1984 through March 31, 1998, the Company had an accumulated deficit of $27,708,059. During the first quarter 1998 the Company focused on CE Mark certification, product development and continuing the addition of North American distributors to achieve full sales coverage for North America for the first time in the Company's existence.

Three Months Ended March 31, 1998 Compared With Three Months Ended March 31,
1997

    During the three months ended March 31, 1998, the Company's sales increased 38.1% to $162,085 compared with sales of $117,346 for the same period in 1997. Foreign export net sales decreased 5.4% to $78,232 from $82,674 while domestic net sales increased 175.3% to $53,333 from $19,372. Revenues for other services and projects increased to $30,520 from $15,300 or 99.5% compared to the same period in 1997. The domestic sales increase in the first quarter 1998 is attributable to the addition of four domestic distributors during the fourth quarter 1997 and four domestic and one Canadian distributor in the first quarter 1998. The domestic distributors added this quarter will service the northeast, southeast, mid-west and mid-Atlantic states. The increase in revenues for other services and projects is primarily attributable to the Original Equipment Manufacturing ("OEM") contract, set up fees and CE Mark registration costs related to the project.


    Cost of sales represented 94.2% and 106.3% of sales for the three months ended March 31, 1998 and 1997, respectively. The decreased percentage of sales is due to improved plant efficiencies that were partially offset by the cost of implementing ISO 9001 and CE Marking procedures as well as start-up costs associated with the initial OEM contract secured in February 1998. Improved plant efficiencies include (a) semi-automated band marking process in which one person now does in one hour what six people did in eight hours, (b) personnel training in which assembly workers and supervisors have been fully cross trained in all assembly processes, and (c) invented semi-automated equipment to accelerate the quality control inspection process. With the cross training, the Company has been able to increase production with less personnel and increase the production yield rates.


    Selling, general and administrative expenses increased 3.4% to $483,820 during the first three months of 1998, compared to $468,050 for the same period in 1997 primarily due to increased legal fees, additional insurance coverage and increased sales and marketing expenses associated with the addition of new distributors and attendance at trade shows. These costs were offset by an $18,000 savings in investor relations. Product liability insurance was added during the third quarter 1997, as the Company became more proactive in risk management.


    Research and development expenses totaled $91,309 during the first quarter of 1998, a decrease of 37.6% from the 1997 first quarter total of $146,287. These expenses are being slowed until the Company receives funding to ensure that, once initiated, projects can be completed as scheduled. (See Subsequent Events.) It is anticipated that research and development expenses will increase as the Company focuses on development of its OmniFilter and expanded Phase II OmniCath(R) clinical trials. Annual research and development expenditures for 1998 are expected to be approximately $1.2 million.


    Interest expense decreased 24.2% to $32,288 for the first quarter of 1998, compared to $42,609 for the first quarter of 1997 due to the decrease in notes payable and capital lease obligations.

    Other income for the quarter includes $367 for royalty income, approximately $24,000 from gain on sale of machine shop equipment and $15,000 amortization of the license fee received from Wright Medical Technologies, Inc. for the spinal dissector transaction in 1994.

Year Ended December 31, 1997 Compared With Year Ended December 31, 1996

    During 1997 the Company focused on productivity improvements, ISO 9001 certification, CE Mark certification process, product development and clinical investigational programs. The addition of domestic distributors became the focus during the fourth quarter of 1997 and continues to receive priority in 1998.

    Net sales decreased 5.9% for 1997 compared to 1996. The decline is due to the ineffectiveness of the Company's sales team during the first nine months of 1997. Quotas were not met, leads were not diligently pursued and customer service deteriorated. Corrective action was taken and the sales staff was replaced in October resulting in fourth quarter 1997 net sales of $184,852 compared to $162,336 fourth quarter 1996 net sales. Foreign export net sales increased to 65.5% in 1997 compared to 54.5% in 1996. Four new domestic distributors were added during the fourth quarter 1997. The first will concentrate its sales efforts in California, Nevada and Arizona; the second will focus its efforts in Pennsylvania, Ohio and Indiana markets; the third serves the Northwestern U.S. market, primarily Oregon, Washington, Montana and Idaho; and the fourth will concentrate its efforts in the Southwest and Rocky Mountain regions.



    Cost of sales percentage is 88.4% of 1997 net sales as compared to 72.6% of 1996 net sales. The increase in cost of sales percentage is due primarily to a year-end adjustment to inventory standard cost as well as to the increased sales of one of the Company's least profitable items. Standard costs increased due to vendor changes for some items, a change in standard quantities purchased, and normal price increases for component parts that had not been reflected in pricing for more than two years.


    During 1997 total selling, general and administrative expenses increased to $2,075,695 from $1,718,595. The overall increase is due to several factors. First, the sublease of 3,000 square feet of the Cathlab facility for $3,000 per month which began in January 1996 terminated April 30, 1997 upon proper notification by the lessee. Sales and marketing expenses increased approximately $19,000 primarily due to salaries and payroll-related expenses. Other salaries and payroll-related expenses increased approximately $239,000 due to the hiring of two additional corporate personnel and a quality assurance manager, as well as salary and benefit increases. Two other areas increased significantly. Legal and accounting expenses increased approximately $35,000 or 25.3% and insurance increased approximately $34,000 or 49.8%. Product liability insurance was added during the third quarter 1997 as the Company became more proactive in risk management. The Company began the ISO 9001 certification process in the fourth quarter of 1996 and the CE Mark certification process in the second quarter 1997. Expenses related to the two certification processes during 1997 were approximately $54,000.

    Research and development expenses for 1997 increased 1.1% compared to the same period in 1996.

    Interest expense decreased 41.5% to $183,538 in 1997 compared to $313,914 in 1996 due to the decrease of over $1 million in notes payable and capital lease obligations.


    For the period from inception to December 31, 1997, the Company's other income of $1,942,550 consisted primarily of $1 million received in connection with a forfeited option fee from United States Surgical Corporation ("USSC"), approximately $495,000 realized gain from the sale of the European patent for the OmniCath(R) atherectomy catheter to Guerbet S.A. of France ("Guerbet") for a purchase price of $500,000 cash, $400,000 received from Guerbet in 1991 in connection with the development of certain of the Company's products, and $200,000 amortization of the license fee received from Wright Medical Technologies, Inc.


Year Ended December 31, 1996 Compared With Year Ended December 31, 1995

    During the year the Company made substantial investments in five key areas. First, the Company consolidated all manufacturing operations into our Irvine, California facility, enabling it to increase manufacturing capabilities and efficiencies. Secondly, investments were made in the manufacturing infrastructure resulting in productivity improvements. Third, the Company invested in product development and clinical investigational programs to further the advancement of its core product technologies. Fourth, the Company invested in the expansion of its sales and marketing efforts by implementing new marketing programs. Finally, considerable time and effort was invested in reshaping the Company's balance sheet via a debt to equity conversion and the raising of additional equity capital via private placements.


    Net sales decreased $81,237 or 12.3% for 1996 compared to 1995. The decline is due to discontinued product lines, limited international OmniCath(R) sales and a shift in international marketing. In addition, the Company discontinued its hole punch operation during the fourth quarter of 1995. The hole punch operation provided approximately $30,000 or 4.5% of net sales during 1995 with related cost of goods sold of approximately $26,000. The OmniCath(R), which is distributed outside the U.S., had lower sales in 1996 due to the need for the product in U.S. clinical trials. During 1995 the Company appointed 22 new international distributors. However, sales in these new markets were delayed until the registration requirements of each country were met. After an international distributor is appointed, the distributor must comply with the applicable country regulations before products can be imported and sold in a particular country. Depending upon the country, the registration period can take from as little as a few weeks to over nine months, causing delays in product sales while the distributor awaits approval to sell the product. This delay in product registration caused a decline in foreign export sales, which decreased by approximately $221,000 or 41% in 1996 as compared to 1995. The Company believes that its revised distribution network in Western Europe, South America, Japan and the Pacific Rim countries is now substantially completed.

    Gross profit margins increased to 27.4% in 1996 compared to 1.7% in 1995. This increase is due primarily to better inventory management, decrease in factory overhead and increased productivity of the plant. In order to improve inventory management the Company instituted restocking procedures to take advantage of bulk order discounts and computerized inventory management, as well as shipping and receiving information. The better tracking system enabled the Company to avoid having any expired inventory during 1996. In February 1996 the Company hired a director of manufacturing to assess the inefficiencies in the current system and to ready the plant for increased production. The Company negotiated a more favorable rental rate resulting in decreased facility rent, a portion of which is allocated to plant overhead, introduced energy saving operating techniques, reduced scrap rates and improved batch yields. Higher recruitment standards, improved training for production employees and revised salary structures to reduce personnel turnover were instituted. Since the manufacturing process is labor intensive, these changes resulted in increased productivity as well as reducing costs.

    Total selling, general and administrative expenses decreased during 1996 to $1,718,595 from $2,169,591. The overall decrease is due to several factors. The Company subleased 3,000 square feet of the Cathlab facility to an unrelated party in January 1996 and downsized the corporate headquarters and consolidated all manufacturing activities, technical support and research and development in the Irvine, California facility. In addition, the Company renegotiated the Cathlab facility lease in August 1996 for an additional $16,000 in savings in 1996 and an annual savings of $48,000.

    Research and development expenses increased 19.1% to $640,792 in 1996 compared to $537,962 in 1995. The increase is primarily attributed to the Company's efforts to initiate U.S. clinical trials for the OmniCath(R). These expenses are expected to increase in the future as the Company's products approach commercial viability and will be funded by increased revenue generated through Cathlab Division sales or from the sale of ancillary technologies or through joint development agreements with strategic partners.

    Interest expense increased 13.5% to $313,914 in 1996. This is primarily due to the obligation due USSC. The Note, originally due January 20, 1996, was extended to March 15, 1996 and subsequently extended to September 1996. Monthly payments were made from March through August 1996, and the remaining balance paid in September 1996 with proceeds received from promissory notes. These promissory notes were repaid in full in November 1996.


    Other income (expenses) decreased $1,675,965 in 1996 as compared to 1995. This is primarily due to the Company's receipt in 1995 of a $1 million forfeited option fee from USSC and a realized gain of approximately $495,000 from the sale of a European patent to Guerbet. On May 1, 1995, the Company and USSC entered into an Option Agreement (the "Option Agreement"), pursuant to which USSC was granted a 90-day option to purchase the Company's technologies for stents (including the OmniStent(TM)), atherectomy catheters (including the OmniCath(R) Atherectomy Catheter), toposcopic catheters (including the Evert-O-Cath(TM) Drug Delivery catheter) and all intellectual property rights, inventory, equipment and goodwill related thereto (collectively, the "Assets"). Upon execution of the Option Agreement, USSC paid $2.0 million to the Company (the "Initial Payment") in consideration of the option and in partial consideration of the purchase price. On July 20, 1995, USSC elected not to exercise its option. As a result, the Company retained $1.0 million of the Initial Payment as a forfeited option fee. The other $1.0 million was payable to USSC plus interest at 10% per annum beginning July 20, 1995 (the "Note"), which was subsequently repaid in 1996.



SUBSEQUENT EVENTS

         The Company authorized 60,000 shares of Series D Preferred Convertible Stock (the "Series D") and 500,000 shares of Series E Preferred Convertible Stock (the "Series E") on April 29, 1998. Both Series D and Series E have a stated value of $10 per share and 8% cumulative dividends payable in either cash or stock at the option of the Company. At present 60,000 shares of Series D and none of Series E are issued and outstanding. Each share of the Series D is convertible at any time after the earlier of (i) the date on which the registration statement covering the resale of the common stock received upon conversion is declared effective or (ii) the date which is 90 days from the date of issuance of the Series D based upon a conversion price that is equal to the lesser of (a) 110% of the closing bid price five day average preceding the date of purchase of the Series D by the holder; or (b) 80% of the closing bid price five day average preceding the date such conversion is made.

         Each share of the Series E are convertible any time after issuance at 82.5% of the five day average of the closing bid prices for the five trading days preceding the date such conversion is made. The conversion ratio for Series D and

Series E is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. The Series E may be issued and sold to the investor at the request of the Company from time to time on or before April 29, 2000 assuming, among other conditions, that the average daily trading volume for the Common Stock for the previous 60 trading days is at least 150,000 shares per day and the average daily trading price for the prior 10 trading days is at least $0.45 per share. In connection with the sale of the Series D and Series E, the Company will also issue three year warrants to the investor for each share of Series D and Series E purchased with an exercise price of 125% of the closing bid price for the Common Stock on the date of purchase.

LIQUIDITY AND CAPITAL RESOURCES

    During the first quarter 1998, the Company raised equity capital via private placements and continues to convert trade debt to common stock to improve the Company's financial position and cash flows. The Company had a working capital deficiency as of March 31, 1998 of $817,672, and cash and cash equivalents of $100,352 compared to a deficiency of $627,151 and cash and cash equivalents of $82,789 as of December 31, 1997.


    The net cash used by operating activities of $307,030 for the three months ended March 31, 1998 was approximately $113,000 less than during the same period in 1997. This is due in part to improved accounts receivable collection procedures. During the first quarter of 1998 the cash flow was favorably impacted by the negotiations of debt to equity conversions of approximately $17,300. In addition the sale of machine shop equipment provided total cash of $26,000. Financing activities, consisting of note proceeds and repayments, capital lease obligations and repayments and proceeds from sale of common stock and warrants, provided cash of $319,211.


    The net cash used by operating activities in 1997 of $2.3 million was 38% more than in 1996. In 1996 the cash flow was favorably impacted by the negotiations of debt to equity conversions of approximately $1.5 million with various stockholders, vendors and a bank. In addition, two consultants were paid in stock rather than cash.


    Cash flows of $452,145 were provided by investing activities in 1995 as compared to cash used by investing activities of $185,046 and $76,923 in 1997 and 1996, respectively. Cash flows were favorably impacted in 1995 by the sale of technology and by the sale of assets of the Company's hole punch operation.



    Capital expenditures were $142,206 and $46,773 in 1997 and 1996, respectively. Additions in 1996 included new computers and leasehold improvements to the Cathlab facility to facilitate the relocation of the research and development activities from Texas. During 1997 the Company purchased additional computers, accounting software upgrades, manufacturing equipment and molds. The vendor upgrades made to each of the Company's computer-based applications accommodates the millenium change. The Company is, however, in the process of identifying any current suppliers who are not prepared to offer assurances that their systems will be year 2000 compliant. In addition, the Company continues to invest in the development of its patents as evidenced by the use of funds of $44,356, $31,414 and $51,877 for the years ended December 31, 1997, 1996 and 1995, respectively. Since inception, the Company has expended $481,344 on internally developed patents.


    Cash flows of $1,371,414, $2,906,223 and $1,019,504 were provided by financing activities for the years ended December 31, 1997, 1996, and 1995, respectively. Since inception, financing activities have provided net cash of $20,516,280. Financing activities consist of note proceeds and repayments, capital lease obligations and repayments, proceeds from the sale of debentures, preferred stock, common stock and warrants, proceeds from the exercise of warrants and options, related offering and financing costs, cash dividends on preferred stock and the acquisition of treasury stock.

    In March 1997 the Company raised $2.5 million capital pursuant to an offering of the Company's equity securities. Offering costs of $287,590 were paid from the proceeds of this transaction.

    In February 1996, the Company and Zanett, a financial consulting firm, signed an agreement whereby Zanett agreed to assist the Company in raising capital pursuant to an offering of the Company's equity securities. (See "Related Party Transactions"). Funds of approximately $1.7 million were raised in the first offering. An additional $1.5 million was received pursuant to an offering of the Company's securities in November 1996. As a result of Securities and Exchange Commission guidance issued in early 1997 with respect to beneficial conversion features in connection with the issuance of convertible preferred stock, the Company was deemed to recognize noncash preferred stock dividends totaling approximately $1.2 million in fiscal year 1996. This amount is equivalent to the discount from the fair market value of the common stock given to the purchasers of the Series A and B calculated as of the date of the sale of such stock.

    On May 28, 1996, Aberlyn and the Company reached an agreement to restructure the Leases which resulted in a revised schedule of lease payments over a twenty-four month period, with the initial payment commencing on June 1, 1996. In addition, 115,000 shares of common stock were issued in payment of consulting fees, investment banking service fees and accumulated miscellaneous expenses totaling $115,728. Effective November 1, 1997, the Company and Aberlyn entered into modification agreements of the Leases which revised the schedule of lease payments and extended the maturity date to October 1, 1998.

    In June 1996, the Company executed an installment note payable to a vendor in the amount of $157,263, payable in monthly installments of $3,858 including interest, beginning September 1, 1996 and maturing August 1, 2000. The note bears interest at 8.25% per year and is uncollateralized.

    During 1997 the Company received cash proceeds of $3,750 from the exercise of options and $320,033 from the exercise of warrants. Cash proceeds of $97,000 from the exercise of options, $391,325 from the exercise of warrants and $3,231 from the purchase of stock by individuals were received in 1996.

    In December 1996, the Company received proceeds of $1 million from a 30-day note payable to bridge any potential funding shortfalls (regarding clinical trial costs) until such time as warrants were exercised or new equity funding was received. The note was paid in full in January 1997 and the interest was paid by the issuance of 11,722 shares of common stock.

    The Company requires significant additional funds to enable it to complete development and, subject to obtaining required regulatory approvals, commercialization of the OmniCath(R) for peripheral and A-V fistula use, to enter into marketing and distribution arrangements for the OmniCath(R), to commence and continue the development of other products which include the OmniStent(TM), Evert-O-Cath(TM), and other products as well as product enhancements to its existing 100%-silicone balloon catheters, the OmniCath(R), Evert-O-Cath(TM) and OmniStent(TM) and to expand its manufacturing and distribution abilities with respect to the Cathlab products. Research and development expenditures for 1998, including amounts for clinical affairs, are expected to be approximately $1.2 million. If the Company experiences delays in the introduction, manufacturing or sale of the OmniCath(R), or if the OmniCath(R) does not achieve market acceptance for any reason, substantial additional financing may be required by the Company to continue its operations, and to improve, complete the development of, obtain regulatory approvals for, and manufacture or market products. The Company receives some revenues and expects to continue to receive revenues from the sale of Cathlab's products. The Company anticipates that Cathlab's revenues should increase during 1998; however, this increase will not be sufficient to satisfy the Company's funding needs.


    The Company has experienced significant cash flow problems in the past. Since its inception, the Company has operated at a loss and is dependent upon equity investments and issuance of debt instruments to meet its obligations.
The Company has not always received funding from financing and operations in a timely manner and has, in the past, been delinquent on notes and accounts payable. The Company has also satisfied certain debts with equity and has been able to renegotiate terms of payment on others, such as the Aberlyn lease obligations. Although the Company has a commitment for a $5 million equity credit line (See "Subsequent Events - Series E"), certain conditions must be met prior to closing. These conditions include that the average daily trading volume for the Common Stock for the previous 60 trading days be at least 150,000 shares per day and the average daily trading price for the prior 10 trading days be at least $0.45 per share. If said conditions are not met and the Company is unable to draw down additional funds, the Company may require additional sources of funding. There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or in time to fund any necessary or desirable expenditures. In the event such funding is not obtained, the Company's research and development projects will be delayed or scaled back. Failure to receive funds from the equity credit line or additional financing will have a material adverse effect on the Company's operations. In order to continue as a going concern, the Company must raise additional funds as noted above and ultimately must achieve profitable operations. (See "Risk Factors - Ability to Continue as a Going Concern.")





    Though still a developmental stage company engaged in the development, manufacture and marketing of medical devices, the Company has ten products presently available to market and has a comprehensive business strategy which it believes will enable it to capitalize on its technologies and on developing trends in the healthcare industry. The Company's strategic plan consists of focusing on increased market penetration of its ten existing FDA-approved products, continuing to revamp its distribution network, continuing to focus on the commercialization of its core technologies by pursuing US and international regulatory approval, aggressively pursuing the sale of ancillary technology to meet future cash requirements and to validate the proprietary nature of its technologies and continuation of efforts to identify and pursue strategic alliances.

                                    BUSINESS


GENERAL


    American BioMed, Inc. ("Parent Company") develops, manufactures and markets medical, surgical and diagnostic devices. The Parent Company was incorporated September 4, 1984 and closed its initial public offering in October 1991. In 1992 the Parent Company acquired Cathlab Corporation ("Cathlab") and Freedom Machine, Inc. ("FMI"). Due to the insignificant amount of revenues derived from FMI, the Parent Company sold the hole punch operation assets in 1995. FMI was dissolved in 1996 and the residual assets were transferred to the Parent Company. Unless otherwise described herein, references to the "Company" are to American BioMed, Inc. and its subsidiary.


    American BioMed, Inc., including its wholly-owned subsidiary, (the "Company"), a development stage enterprise, is engaged in the development, manufacture and marketing of medical devices. The Company's primary technology is directed at interventional cardiology, endovascular surgery and minimally invasive surgical devices. The principal products are atherectomy catheters, stents, clot filters, 100% silicone balloon catheters and drug delivery catheter systems. The Company's primary business strategy is to design and develop minimally invasive medical devices to treat atherosclerotic disease. The Company holds patents on its OmniCath(R) atherectomy catheter, a device that mechanically removes the atherosclerotic disease ("plaque") from within blood vessels or other synthetic implanted vessel devices. The Company also has patent and/or proprietary rights to stent devices, the OmniStent(TM) and the OmniFilter, a catheter-mounted temporary blood filter. These devices are implantable within the vessel of the body to maintain an open lumen allowing necessary rates of blood flow.


    The third product area, 100%-silicone balloon catheters from which the Company currently derives the majority of its revenue, is protected by a series of patents for the ten 510(k) product approvals which the Company is currently marketing. The Company's subsidiary, Cathlab Corporation ("Cathlab"), manufactures and markets a series of non-angioplasty 100%-silicone balloon catheter products. These products are used to remove arterial blockages and gallstones, to measure the cardiac output of the heart (through thermodilution) and to angioscopically view the interior of the blood vessel.


    The fourth product area is a toposcopic catheter, the Evert-O-Cath(TM) a drug delivery catheter which is used to precisely inject fluids or drugs to the lesion or diseased area. This product group is also protected by patents and has 510(k) approval for sale in the U.S. It is believed that drugs/coatings applied to the treated disease site will further reduce the incidence of restenosis as coatings should allow for a smoother artery lining after an atherectomy or stent procedure. The clinical success objective of interventional cardiologists, radiologists and vascular surgeons in treating atherosclerosis is to facilitate an acceptable rate of blood flow through the vessel and to eliminate or minimize subsequent reoccurrence of plaque re-buildup (restenosis).

    Efforts are underway to bring the Company's core technologies to market. The Company received Institutional Review Board (IRB) approval at the University of California at Los Angeles authorizing the start of Phase II human clinical trials for the OmniCath(R) peripheral atherectomy catheter to begin in August 1996. The clinical trials at UCLA commenced August 1, 1996 and were temporarily suspended as the Company filed an amended protocol with the FDA for the peripheral indication. The amended protocol was approved on May 8, 1998. The Company expects the clinical trials to be resumed by July of 1998 and submission to the FDA approximately 18 months later. Currently the Company has eight clinical sites and intends to expand the number of sites to 10 in 1998.


    In addition, the Company filed an Investigative Device Exemption (IDE) with the FDA in February 1997 to conduct human clinical trials for its OmniCath(R) atherectomy catheter for hemodialysis A-V fistula restenosis and expects to receive this approval to start the trials in the second quarter of 1998. These clinical trials will be conducted in parallel with the ongoing peripheral clinical trials. The Company anticipates completion of these trials before the end of 1999 and hopes to make an FDA submission in the U.S. within six months after conclusion of the clinical trials.

    The Company is moving forward in its efforts to commercialize its OmniStent(TM) and stent delivery system technologies. Management hopes to start clinical trials for these products within twelve months. The Company will require significant additional financing to fund the clinical trials for OmniCath(R), OmniStent(TM) and all its other products which require approval of the FDA. (See "Liquidity and Capital Resources.")

INDUSTRY BACKGROUND

Interventional Cardiology and Endovascular Surgery

    Over 65 million Americans suffer from some form of coronary or peripheral vascular disease. The most noted of these diseases is cardiovascular. This disease is progressive and degenerative, and is characterized by a buildup of fatty materials ("plaque") within the lining of the arterial blood vessels. The buildup of plaque results in an obstruction (stenosis) that reduces blood flow through the arteries and may eventually lead to total blockage causing tissue damage and death. The plaque forms at varying degrees of hardness, eccentrically or concentrically within the artery, reducing the elastic nature of the vessel and thereby compromising the vessel's ability to efficiently pump blood to vital organs.

    Despite significant advances in product technologies, the disease continues to be the leading cause of mortality in the U.S. today. Degenerative atherosclerotic narrowing of the arteries that feed the heart ("coronary arteries"), known as coronary heart disease, afflicts over six million persons in the U.S. alone. It is largely responsible for approximately 1.5 million "heart attacks" each year in the U.S., of which approximately 500,000 result in death. Atherosclerosis also affects arteries in the kidneys ("renal arteries") and in the abdomen, groin and legs ("peripheral arteries") and is a leading cause of strokes, reno-vascular hypertension (a type of high blood pressure) and peripheral vascular disease.

    Prior to the late 1960's, pharmaceuticals represented the most common form of treatment for coronary heart disease and other forms of atherosclerosis. While often effective in alleviating many symptoms, pharmaceuticals did not address the underlying problems of narrowed arteries and reduced blood flow. During the late 1960's, cardiovascular surgeons pioneered a new type of open heart surgery that grafted a blood vessel from the patient's leg to the diseased coronary artery to bypass the blockage, thereby providing a longer-term treatment, but one that was highly invasive, costly and required a lengthy hospital stay. Today, bypass graft surgeries of the coronary arteries and of other peripheral vessels account for over 600,000 procedures annually in the United States. Bypass surgery generally is performed when the patient displays extensive deposits of atherosclerotic plaque throughout the length of one or more vessels thereby rendering impractical the attempted opening ("dilating") of the blocked ("occluded") arteries due to the procedural time required, the critical location of the occlusion, or the inability to safely access the blockage.

    In the late 1970's, cardiologists developed a less-invasive method of treating atherosclerosis, the method known as balloon angioplasty. In its simplest form, balloon angioplasty involves threading a small balloon-tipped catheter through the arterial system to the site of the blockage. The balloon is inflated, dilating the vessel and thereby displacing the plaque by pressing it against the artery wall. The arterial opening is thereby enlarged, restoring blood flow.

    There are inherent risks in balloon angioplasty, including vessel dissection, acute closure due to overstretching of the vessel, and the potential that small pieces of plaque will break off and move downstream to block critical parts of the blood vessel. The blood supply to critical heart tissue is temporarily cut off while the balloon is inflated, increasing the risk of a heart attack during the procedure. The balloon-dilated artery may spasm during and/or immediately after the procedure and cut off the blood supply to critical tissues. Balloon angioplasty is generally not considered suitable for patients with extensive atherosclerosis nor for patients who suffer from very severe blockages of arteries that supply large areas of the heart with blood. Additionally, since the atherosclerotic plaque is not removed during the balloon procedure and because certain damage to the inner lining of the arteries can occur when the balloon is inflated, there is a high rate of re-blockage or "restenosis" of the treated artery(ies).

    The limitations inherent in balloon angioplasty have created a significant opportunity for alternative types of angioplasty devices, including stents and atherectomy devices. A third method, lasers, has been shown to be damaging to the arterial walls and now is used only for narrowly defined clinical indications. Laser systems are expensive and require special facilities and maintenance. Stents and atherectomy devices are rapidly becoming the growth products in atherosclerotic procedures.

    The number of angioplasty (including atherectomy) procedures performed and the market for coronary and peripheral angioplasty devices and accessories have grown at a rapid rate as a result of a number of factors, including the general aging of the world's population. Industry sources project the stent and atherectomy device market to grow at a rate of 50% and 30% per annum, respectively. Based upon such projections, stents would become a $750 million business by 1998, while the sale of atherectomy devices would grow to $350 million in sales by 1998. Delivery catheters for coatings of the treated stenosis is projected to be over $100 million by 1998.

PRODUCTS

The OmniCath(R) Atherectomy Catheter

    The OmniCath(R) is an "atherectomy catheter," designed to allow physicians to remove atherosclerotic plaque from obstructed blood vessels throughout the body, enlarging the narrowed vessel openings and thereby restoring normal blood flow. The Company is developing the OmniCath(R) with catheter shafts of several different diameters for use in coronary arteries which feed the heart (5.8 to 7 French) and in peripheral arteries in the abdomen, groin and legs (7 French and 8 French). "French" is a measure of diameter, one French is equivalent to 1/3rd of a millimeter. The OmniCath(R) is self-contained and disposable and is powered by a small battery pack and motor assembly in the handle. Connected to the handle is the catheter shaft which will vary in length depending on the distance needed from insertion to the treatment site. The weight of the OmniCath(R) is approximately 11 ounces.

    The OmniCath(R)'s shaft has a side-window and a small rotating cylindrical blade near its distal end (the end of the catheter or farthest part of the catheter which is inserted into the body). At the surface opposite the side-window are two deflector wires which, when advanced against the arterial wall opposite the plaque using controls in the handle, stabilize the catheter shaft and allow the window to cover a larger volume of the plaque, compressing it into the path of the rotating blade. Once the deflector wires are engaged and the side window is in position, using controls on the OmniCath(R) handle, the rotating blade can be advanced and retracted across the side-window at approximately 11,000 RPM to shave the atherosclerotic plaque from the interior surface of the vessel walls. The blade does not come into contact with the non-diseased arterial walls during the atherectomy procedure. The shaved plaque is aspirated into an annular space in the catheter and evacuated through a removal port at the proximal end of the catheter (the end at the OmniCath(R) handle) via a vacuum system. This enables the excised plaque to be collected and examined while the atherectomy is taking place. There is very little loss of blood during the procedure as the OmniCath(R) is designed to restrict the amount of blood which enters the catheter system. Further, the blockage of blood circulation by an inflated balloon, which often occurs in balloon angioplasty, does not occur in a procedure using the OmniCath(R). The deflectable system which holds the catheter in place is designed to allow for continuous blood flow. This allows more time to complete a procedure although a procedure using the OmniCath(R) should generally require less time than a procedure utilizing multiple balloon inflations to break up the plaque. As opposed to balloon angioplasty, which cracks and displaces plaque, the shaving mechanism of the OmniCath(R) removes plaque and is designed to leave the artery clean and smooth, free of fissures, ruptures, and flaps.


    Overall, the OmniCath(R) is designed for ease of use and provides the physician with the capability to multiple lesion atherectomy procedures with a single placement as opposed to the multiple placements often required with balloon angioplasty and competitive atherectomy devices. The OmniCath(R)'s features, including its lightweight and compact construction are designed to provide a competitive advantage over existing atherectomy catheters. See "Business -- Competition."



    The Company had commenced limited human clinical trials in the United States with the 8 French OmniCath(R) for peripheral use. The device was initially used on patients during 1991 and 1992. Although no adverse effects or complications were observed or reported from the use of the OmniCath(R) on any patient, the trials indicated that the OmniCath(R) needed certain modifications. In July 1992, the Company contracted with an independent third party to conduct a product design review of the OmniCath(R). Based on the results of that review, improvements to the OmniCath(R) were made including increasing battery and motor power for guiding the catheter through the body, strengthening the deflector wires which hold the catheter in place, enhancing the cutter and debris-removal system, and creating a better ergonomically profiled product for the end user. The Company informed the FDA of the improvements in July 1992, and the FDA requested additional information on the modifications before human clinical testing could resume. The Company submitted the additional information and received permission from the FDA to resume Phase I clinical trials in July 1993. The Company completed its Phase I trials and submitted its data to FDA. The Company received approval by the FDA for its Phase II peripheral OmniCath(R) atherectomy clinical trials in 1995 and commenced Phase I on August 1, 1996 at the University of California at Los Angeles. However, the clinical trials were temporarily suspended as the Company filed an amended protocol with the FDA which was approved on May 8, 1998. The Company expects the clinical trials to resume by July 1998 and submission to the FDA approximately 18 months later. Currently the Company has eight clinical sites and intends to expand the number of sites to 10 in 1998.



    The Company has not yet applied for U.S. FDA approval of the OmniCath(R) for coronary use but expects to file for investigative device exemption (IDE) at the successful conclusion of the OmniCath(R) peripheral clinical trials. There can be no assurance that required regulatory approvals will be received on a timely basis or at all. See "Business -- Government Regulation." The Company received a Notice of Allowance from the U.S. Patent and Trademark Office for its sixth patent for the OmniCath(R).


The OmniStent(TM)

    Although angioplasty and atherectomy contributed greatly to less invasive treatment of atherosclerosis, it was not until 1994 that a third less invasive means of treatment was developed. This new means consists of simple spring-like devices called stents which when placed in a treated vessel, greatly reduces acute and chronic clinical failure rate of restenosis.

    Stents provide a foundation for support to a weakened vessel. The most common design is the metal stent which comprises a tubular structure, normally having a pattern of slots which when expanded produce a tiny tubular grillwork which can hold a diseased vessel open, thereby providing a channel for blood flow to the heart or limbs.

    It appears that the majority of flow-limiting lesions, whether in a duct (biliary), tract (esophageal) or vessel (vascular stenosis, aneurysm, arteriovenous shunts, etc.), are stent treatable. The stent is placed in a relatively conventional manner for angioplasty. The lesion is crossed with a conventional guide wire, and the lesion is predilated using a conventional balloon catheter; using the exchange technique, the delivery balloon catheter is then advanced over the wire to the lesion being treated. At the site of the lesion, initial inflation to 5-6 atm is carried out. To further imbed the coiled stent into the subintimal layers of the arterial wall, higher inflation pressures that expand the compliant delivery balloon to larger diameters are then used.

    The OmniStent(TM) has been successfully manufactured using a unique, patented proprietary process that makes a one piece, endless loop without welding, soldering or annealing. The Company also has a proprietary process in which it forms and shapes the stents prior to use. The Company is also looking at metals other than stainless steel (which it has previously used) and is designing its own delivery catheter which may use a variation of its Evert-O-Cath(TM).

    The Company has patented two distinct stent configurations, the coil stent and the bifurcated stent. The coil stent is a straight coil wound in helix which would be used in supporting a longitudinal section of vessel such as a major coronary vessel, (i.e., left anterior descending or right coronary artery or a major peripheral vessel such as the aortic iliac or femoral). The coil is formed from an endless loop of wire formed in a plurality of arcuate sections.

    The bifurcated OmniStent(TM) is a Y-shaped bifurcated stent designed for use in aortic bifurcation. However, small versions may be used at any branched blood vessel. The bifurcated version is also an endless stent overcoming the deficiencies of prior art in construction. However, it is unique in design as no other company has solved the dilemma of manufacturing and deploying a bifurcated stent. All rely on a series of single stents, placed in close proximity, and usually requiring an access from each artery (lateral and contralateral femoral). This is very distressful to the patient requiring a surgical prep, artery puncture and catheter sheath on each side of the groin. Potentially it is twice as difficult, dangerous and time consuming to both patient and doctor as the bifurcated OmniStent(TM). In addition, the Company has developed a process of reproducing the stents using photoetching which significantly reduces cost and production error.

    The Company's stent technology is protected by two patents, US Patent No. 5,342,387 issued August 30, 1994 titled Artificial Support for a Blood Vessel, and US Patent No. 5,607,445 issued March 4, 1997 titled Method and Apparatus for Making a Stent. In addition, on January 8, 1998 the Company received a Notice of Allowance from the US Patent and Trademark Office for the Company's stent delivery system. All patents are assigned to the Company.

    The Company's patent includes a proven biocompatible coating used to coat the interior surface of artificial hearts. This neutralized collagen compound is considered to be one of the most blood- and tissue-compatible biomaterials used to construct a smooth blood flow around the device. When applied as a thin film it provides a smooth, biochemically stable protein coating with non-pseudo intimal properties, very little platelet adhesion, and high blood compatibility. In addition, when used as a substrate, the coating bonds easily with various anticoagulant molecules such as Heparin and phospholipids which are used to further reduce thrombosis. The Company has developed a concept for covering its stents with graft material and plans to file a patent on this process in the future. The endoprosthesis will enable the Company to become active in the endovascular graft market. The greatest advantage in using the endless loop, self-expanding metals is the potential for generating mural pressures within a stenosis sufficient for precise stent-vessel apposition.

    Once the vessel is acutely dilated, the stent could be passed through the stenosis on a guide wire, in its endless, elongated configuration, then released to allow the coils to reform at the stenosis. The gradual mural pressure of the "memory" reforming coil produces a subsequent chronic vessel dilation over a period of several hours or days until the "memory" diameter of the coil is reached. This could greatly impact the restenosis problem in that the acute trauma of angioplasty (i.e., rapid vessel wall stretching, dissection of internal elastic lamina and media) could be modulated over the succeeding days after angioplasty by gentle though constant vessel wall "remolding."

    The OmniStent(TM) has several advantages over competitive products. It is a dual, endless coil which gives the stent versatility in using almost any material; the dual coil gives more than two times the hoop strength of a single coil; the continuous loop allows easy deployment whether on a balloon, guidewire, or through a sheath (such as the Schneider Wallstent). When coiled, according to the reversible arcuate sections (the preferred embodiment in US Patent 5,342,387), the open sections can be used to place at vessel branches allowing open flow into these branches. In addition, the patent claims a bifurcated stent made of the same endless loop, that presents wide applications in peripheral stenting and grafts (the aortoileal stenosis is the most common pathology in peripheral vascular disease). The endless, bifurcated stent can thus be inserted into both iliac vessels from a unilateral (one puncture) technique. It is the most versatile stent in the interventional field.

    Although the Company intends to commercialize the OmniStent(TM) as quickly as possible, the current regulatory climate at the FDA has made the approval process extremely slow for new products. Therefore, there can be no assurances that the product will be approved within a timeframe which will permit the stents to contribute to the Company's need for short-term capital, nor can there be any assurances that the FDA will ever approve the OmniStent(TM).

The Evert-O-Cath(TM) Drug Delivery Catheter

    The Evert-O-Cath(TM) is a "toposcopic catheter" used to inject fluids and drugs, such as thrombolytic agents (drugs that dissolve blood clots) and chemotherapeutic agents, in the body in an extremely precise and localized manner and to withdraw fluids from the body. The Evert-O-Cath(TM) features a flexible and extremely soft-tipped catheter (the "primary catheter"), inside of which lies a second, interior catheter known as a "topo" element. The thin and flexible toposcopic catheter adapts to the contours of lumen permitting it to be extended further into the body than a conventional catheter. The toposcopic catheter also can be extended around near-total obstructions, causing less friction and less damage to the lumen and allowing passage of the catheter through tight strictures that, otherwise, would be unpassable. The Evert-O-Cath(TM) is designed to be useful for reaching remote or extremely fragile places in the body that, currently, are inaccessible to other catheters.

    The most applicable use of the Evert-O-Cath(TM) is in conjunction with balloon angioplasty where it can be used to both dilate and deliver localized drugs to the angioplasty site to modulate restenosis or thrombus formations.

    The Company is developing a dilating version of the Evert-O-Cath(TM) to combine drug delivery with angioplasty. As an angioplasty catheter, the Evert-O-Cath(TM) is expected to provide a method of extruding a drug delivery balloon from the interior of a catheter. In addition, the eversion of the balloon from within the Evert-O-Cath(TM) makes the placement through narrow and tortuous blood vessels, such as saphenous vein grafts, much easier than with conventional balloon catheters. This procedure, when used in fragile grafts, should result in less abrasion to arterial walls, and fewer cases of downstream blockage of the blood vessel by dislodged plaque. The everting balloon could remain extruded continually during dilatation from the Evert-O-Cath(TM), allowing perfusion through the lumen and thus making multiple and prolonged dilations easy to perform without withdrawing the catheter from the vessel.

    A version of the Evert-O-Cath(TM) was approved by the FDA for certain non-coronary applications in July 1994. The Company developed prototypes during 1994 and, based on feedback from potential users of the dilating Evert-O-Cath(TM), the prototypes have been modified to better satisfy existing medical needs. The Company intends to file a 510(k) Notification with the FDA with respect to these modifications when the Company is convinced there is a commercial market application for this product. There can be no assurance that a favorable determination with respect to the Company's 510(k) Notification will be obtained. See "Business -- Government Regulation."

The OmniFilter

    The Company is developing a percutaneous temporary filter which is mounted on a guide wire and is used to prevent stroke-causing blood clots from reaching various organs of the human body. The filter is deployed remotely, opened within a vessel and then remotely closed, safely and reliably removed with clots intact within a mesh filter containing the entrapped material. The size of the filter is such that blood flow is not significantly reduced through straining, but embolytic debris is caught and retained by the filter. On December 9, 1997 the Company received US Patent No. 5,695,519 titled Percutaneous Filter for
Carotid Angioplasty.

    The Company believes that the OmniFilter, which has not been submitted to the FDA for approval, will find significant use in such emerging procedures as percutaneous angioplasty and stenting for carotid arteries, acute lytic procedures for limb salvage, and endoluminal stent grafting for such procedures or endoluminal aortic abdominal aneurysm. There can be no assurances that the product will be approved by the FDA. (See "Business -- Government Regulation.")

Cathlab Catheters -- General

    The Company's Cathlab subsidiary has ten FDA approved balloon catheters, seven of which are currently being marketed within the United States and abroad. In addition, the Company has submitted a 510(k) Notification to the FDA for approval of an infusion catheter. The 100%-silicone design of these catheters is resistant to environmental factors, unaffected by body temperature, and more biocompatible than latex balloons or polyvinyl chloride (PVC) tubing. The patented one-piece balloon design eliminates glue and ties, providing superior smoothness and preventing the possibility of balloon dislodgement.

    Allergy to latex has been increasingly recognized as a cause of life-threatening intraoperative anaphylaxis (a systemic reaction). Frequent use of latex in patients or by health care workers can result in sensitization that may place some individuals at risk for such a life-threatening allergic reaction. The 100%-silicone design of Cathlab's catheters negates the potential risk of intraoperative anaphylaxis.

Embolectomy and Bi-Lumen Catheters

    Cathlab manufactures and markets an embolectomy catheter, which is used in procedures to remove arterial blockages, generally clotted blood but also bacteria and other substances ("emboli"). The catheter is passed through a surgical cutting or opening in an artery (an "arteriotomy"), along the artery, and through any suspected emboli, with the balloon deflated. The balloon is then inflated with saline solution and the embolus is removed by withdrawing the catheter tip through the arteriotomy.

    Cathlab manufactures and markets a bi-lumen embolectomy and irrigation catheter which is used to assist in the removal of clotted blood from inside a vessel, as well as, to irrigate a vessel with saline or other drug solutions during a surgical procedure.

Ahn Thrombectomy Catheter


    The Company received 510(k) approval from the FDA in January 1998 for its new, safer thrombectomy catheter for the treatment of thromboemboli, the removal of clots from blood vessels. The product will be named after Dr. Samuel S. Ahn, the product's developer and the Company's Chief Clinical Investigator. This unique catheter incorporates a distal dual balloon design to more effectively remove emboli, as well as a proximal safety balloon indicator which allows the surgeon to visually determine inflation volume. A patent application has been filed with the US Patent and Trademark Office for this product, and the Company launched the product during the second quarter of 1998 and has received orders from its distributors.


Occlusion Catheter

    Cathlab manufactures and markets an occlusion catheter which is used to occlude the flow of blood in a vessel during a surgical procedure. Occlusion of vessels during surgical procedures with a balloon catheter is much less traumatic to the vessel than other methods of occlusion (i.e. clamps or sutures).

Thermodilution Catheter

    Cathlab manufactures and markets a thermodilution catheter which is used in the assessment of a patient's hemodynamic condition (the efficiency of the heart muscle) through direct intracardiac and pulmonary artery pressure monitoring and cardiac output determination. This catheter is also used for blood sampling and infusing solutions.

Angiographic/Angioscopic Irrigation Catheter

    Cathlab manufactures and markets an angiographic/angioscopic irrigation catheter which is used as a sheath for insertion of an appropriate size angioscope to visually examine the interior of circulatory vessels. The flexibility of this catheter permits its navigation through tortuous vessels of the circulatory system. The variety of sizes and lengths of this catheter provide compatibility with a variety of angioscopes.

Biliary Catheter

    Cathlab manufactures and markets a biliary catheter which is used for the removal of intraductal stones and debris from the biliary tree. Cathlab is currently developing a biliary catheter for use during laparoscopic procedures.

Cardiac-Assist Devices

    Angioplasty and other therapies involving the removal or displacement of plaque from the arteries are intended to increase blood flow but do not relieve the heart muscle ("myocardium") from its continual job of pumping blood throughout the circulatory system. The Company holds four issue patents on a cardiac-assist pump for future development of cardiac-assist devices which have the basic objective of assisting the myocardium in moving blood through the body at a physiologically acceptable rate. The Company has no plans to develop these pumps at the present time and is a prime candidate for divestiture.

Spinal Dissector

    The Company has patented and developed prototypes of minimally invasive devices for use in spinal surgery, which have been evaluated in vivo. In August 1994, the Company licensed its "Spinal Dissector" spinal instrument to Wright Medical Technology, Inc. for a license fee of $300,000 plus royalties. This device is used for both anterior and posterior lumbar disc decompression procedures.


                         REGULATORY STATUS OF PRODUCTS
                              As of June 22, 1998




======================================================================================================
                                                            510(K)                          REVENUE
                   PRODUCT                                  NUMBER*          FDA STATUS       Y/N
------------------------------------------------------------------------------------------------------
Arterial Embolectomy Catheter (3Fr - 7Fr)                   K881455        Approved 4/6/88     Y
------------------------------------------------------------------------------------------------------
Bi-lumen Irrigation Catheter (5Fr - 7Fr)                    K893680        Approved 8/1/89     Y
------------------------------------------------------------------------------------------------------
Bi-lumen Irrigation Catheter (3Fr - 4Fr)                    K897184        Approved 3/14/90    Y
------------------------------------------------------------------------------------------------------
Foley Urological Catheter                                   K862124        Approved 8/14/86    N
------------------------------------------------------------------------------------------------------
Thermodilution Catheter                                     K893435        Approved 5/2/89     Y
------------------------------------------------------------------------------------------------------
Arterial Embolectomy Catheter (2Fr)                         K905139        Approved 2/5/91     Y
------------------------------------------------------------------------------------------------------
Angioscopic/Angiographic Irrigation Catheter (6Fr - 8Fr)    K897051        Approved 3/16/90    N
------------------------------------------------------------------------------------------------------
Biliary Catheter                                            K910917        Approved 8/2/91     Y
------------------------------------------------------------------------------------------------------
Occlusion Catheter                                          K910916        Approved 6/24/91    Y
------------------------------------------------------------------------------------------------------
Thrombectomy Catheter (dual balloon)                        K972572        Approved 1/13/98    Y
------------------------------------------------------------------------------------------------------
Evert-O-Cath(TM) Catheter (drug delivery)                   K922455        Approved 7/7/94     N
------------------------------------------------------------------------------------------------------
OmniCath(R)                                                   N/A             IDE Filed**      Y
------------------------------------------------------------------------------------------------------
Omni Filter (Guidewire Micro Filter)                          N/A            Development       N
------------------------------------------------------------------------------------------------------
OmniStent(TM)                                                 N/A            Development       N
------------------------------------------------------------------------------------------------------
Spinal Dissector                                              N/A            Development       N
------------------------------------------------------------------------------------------------------
Heart Assist Pump                                             N/A            Development       N
------------------------------------------------------------------------------------------------------
Needle Scope                                                  N/A            Development       N
======================================================================================================


 * See "Business - Government Regulation"
** Investigational Device Exemption ("IDE")


SCIENTIFIC ADVISORY BOARD

    American BioMed, Inc. has established relationships with outside scientific advisors and views access to such advisors as an important resource. The advisors counsel the Company with respect to its research and development programs, new technological advances and medical requirements. The Company's Scientific Advisory Board was reformulated in February 1996 and the advisors are:

    SAMUEL S. AHN, M.D., F.A.C.S. -- Dr. Ahn has served as Chief Clinical Advisor to the Company since January 1996. Dr. Ahn is Associate Clinical Professor of Surgery at the University of California at Los Angeles. He serves on the editorial board of the Journal of Vascular Surgery, and is a reviewer or guest reviewer for Surgery, Arteriosclerosis, Thrombosis and Vascular Biology, Journal of Endovascular Surgery, Annals of Vascular Surgery, Vascular Surgery, and others. He is author or co-author of over 70 peer review articles, a visiting professor at University of Louisville; Yonsei University, Seoul, Korea; University of Ulm, Ulm, Germany; Ultrech Hospital, Ultrech, Netherlands; Ochsner Clinic and others. He holds membership in the American Medical Association, Association for Academic Surgery, American College of Surgeons (Fellow), Western Vascular Society, Los Angeles Surgical Society, etc.

    LARRY STUART-DEUTSCH, M.D. -- Dr. Deutsch is Professor and Chief of Vascular and Interventional Radiology at the University of California at Irvine. He is a Research Radiologist and is involved in numerous scientific projects.

    DARWIN ETON, M.D., F.A.C.S. -- Dr. Eton is Associate Professor of Surgery at the University of Southern California, Los Angeles, with major research activities in gene therapy of intimal hyperplasia, stented vascular grafts and approaches to less invasive aortic surgery with laparoscopic instrumentation.

    LAWRENCE A. YEATMAN, M.D., F.A.C.C. -- Dr. Yeatman is Professor of Cardiology and Chief of Cardiac CathLab at University of California at Los Angeles Medical Center is the Company's advisor regarding coronary applications for the OmniCath(R) and OmniStent(TM).

    DAVID A. LEE, M.D. -- Dr. Lee is Associate Professor of Ophthalmology and Director of Tissue Culture Laboratory at University of California at Los Angeles Medical Center, and Chief of Glaucoma Division at Jules Stein Eye Institute. For many years he has specialized in experimental and clinical ocular pharmacology and pharmaceutics. He will lead the investigations of molecular and cellular reactions to the Company's products.

    J. PATRICK JOHNSON, M.D. -- Dr. Johnson is Associate Professor of Neurosurgery at the University of California at Los Angeles, and a director of the Comprehensive Spine Center. He specializes in spine, nerve roots and the spinal cord. Dr. Johnson advises the Company regarding its MIS Spinal Dissector and Needlescope products.

    RICHARD STOUT, M.D. -- Dr. Stout is a professional clinical and regulatory affairs consultant in the medical device field. He reviews, comments and advises the Company on all FDA, Enzyme Commission and other regulatory matters.

MARKETING PLANS AND ARRANGEMENTS


    The Company is focused on increasing the exposure in the market place for the Company's proprietary products and technologies. The identification and selection of qualified distributorships, both international and domestic markets, will be a key component to this strategy. The Company has embarked on an ambitious search to find qualified specialty distributors with the necessary resources to professionally promote its products in their respective geographic territories. Since November 1997 five industry-respected specialty distributors have been added to the domestic distributor network. The newly appointed distributors have placed initial stocking orders and are in the process of completing their initial product orientation and product training for the Company's complete product portfolio. Complete geographic coverage of the U.S. domestic market and Canada has been accomplished.



    Sales to Sorin BioMedica ("Sorin"), Italy represented 16.9% of the Company's total 1997 net sales. The remainder of net sales to any one customer was less than 10%. Sorin is not affiliated with the Company. The loss of this major account would be material to the Company's overall results of operations, financial position and cash flows.


    The following summary indicates the Company's percentage of sales within geographic regions for the years 1997, 1996 and 1995:


         REGION                                1997   1996    1995
------------------------                       ----  -----   -----
United States ...........................      34.5   45.5     18.7
Italy ...................................      16.9   18.7     24.9
South America ...........................      12.0   17.0       --
Other European Countries ................      15.7   12.1     39.6
Other (1)................................      20.9    7.7     16.8



(1) Includes Japan, Mexico, Latin America and Canada.


    Supporting the Company's domestic distributors will be a network of independent manufacture representatives. These representatives will be compensated by commission on actual sales and will be the liaison and marketing support to our rapidly growing distributor network. Management believes by bringing the sales and marketing support to the field level, the Company will enhance customer service support to both the distributor and to end user customers. The Company's application engineers and clinical support personnel will supplement the efforts of the manufacturer's sales representative and distributors by providing all customers with in-service training and product education. Management will continue to attend key industry symposiums and conventions where the concentrated exposure to important decision-makers can be achieved and enhance the marketing visibility of our products. Journal advertising, strategic mailings, and sponsorship of academic-based research articles are planned for 1998 to support the Company's sales efforts.

    The Company selected four new international distributors during the fourth quarter of 1997. These distributors, three in Europe and one in Japan, have placed initial stocking orders and are currently promoting the Company's product line in their respective countries. The addition of these distributors brings the total number of international distributors to twelve. The Company plans to add up to fifteen international distributorships during calendar year 1998 in targeted global markets where the Company's products are currently not represented.

    Augmenting the distribution strategy will be a focused effort on securing Group Purchasing Organization ("GPO") contracts. Securing these contracts with GPO's like the Premier Group, a GPO representing more than fifteen hundred hospitals, is key to achieving rapid success in the marketplace. The Company is currently in negotiations with numerous GPO's to secure contracts with these groups because of its unique product offerings and competitive pricing.

    The Company received ISO 9001 certification January 12, 1998. In February 1998 the Company entered into an OEM agreement with Polamedco, Inc. to manufacture up to 300,000 units annually of Polamedco's nasopharyngeal airway products in assorted sizes. Polamedco represents the Company's first OEM contract and is a direct result of the Company's receipt of ISO 9001 certification. By securing suitable OEM arrangements, the Company hopes to achieve greater marketing coverage while maintaining sales increases with its distributor network. The Company is currently in discussions with other medical manufacturers/strategic partners for OEM distribution of the Company's products. In addition, the Company is pursuing private label opportunities to provide OEM manufacturing for existing products and products not currently manufactured but that capitalize on the Company's existing silicone technologies.

    The Company is uncertain today that the distributors now in place will be able to effectively market and sell the Company's core product technologies, the OmniCath(R), OmniStent(TM) and Evert-O-Cath(TM). As such, the Company has undertaken efforts to identify healthcare companies with similar technologies or companies seeking new proprietary products to strengthen their existing market position. This strategy is directed toward the formation of strategic alliances, joint venture arrangements, licensing and distributor agreements, and research and development agreements/projects. An integral part of this strategy is to aggressively pursue the sale of ancillary technologies (not core technologies) which will enable the Company to focus its resources exclusively on its core technologies and commercial non-angioplasty balloon catheter products.

    The Company has begun formulating a comprehensive marketing and sales strategy and has determined that the most expeditious and cost-effective method of marketing the OmniCath(R) is to ally itself with a strategic partner whose marketing and distribution networks are global in scope and is selling to healthcare providers who are high volume users of angioplasty, atherectomy and stent devices. By selecting one or more strategic partners, the Company can focus its efforts on manufacturing, product development and securing regulatory approvals while the strategic partner or partners can focus on selling with their existing, experienced sales organizations. The Company is currently marketing the OmniCath(R) in selected international markets through existing Cathlab distributors and will continue to do so until the Company gains FDA approval for U.S. sales and/or strategic partners are selected.

    However, there can be no assurance that these OEM and private label opportunities or the Company's efforts to secure distributors and GPO contracts will result in contracts and subsequent revenue to the Company. Many of these potential strategic partners bring with them the added benefits of GPO contracts and the advantage of the bundling of products to the end user, thereby increasing the visibility of our products in the global marketplace.

GOVERNMENT REGULATION


    The 100% silicone balloon catheters, atherectomy catheters, guidewire microfilter and stent devices which have been and are being developed by the Company (and any products intended to be researched, developed or marketed in the future) are all medical devices subject to regulation by the FDA. Pursuant to the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder (the "FDC Act"), the FDA regulates and must approve the manufacture, distribution and promotion of medical devices in the United States. Various states and foreign countries in which the Company's products may be sold in the future may impose additional regulatory requirements. For example, the countries of Japan, Korea, India, China and Australia have Ministries of Health and have an approval process that may take as much as nine months to gain import sales approval. European countries (comprising the European Union) now require the CE Mark on medical devices before they can be imported. Other countries require administrative product registration which is a process that takes approximately three weeks.


    If the manufacturer or distributor of medical devices can establish that a proposed device is "substantially equivalent" to a device that is legally marketed, the manufacturer or distributor may seek FDA marketing clearance for the device by filing a "510(k) Notification." The 510(k) Notification and the claim of substantial equivalence must be supported by various types of data and materials, including test results. Following submission of the 510(k) Notification, the manufacturer or distributor may not place the device into commercial distribution until an order is issued by the FDA. The order is generally sent within 90 days of the submission and the order may declare the FDA's determination that the device is substantially equivalent to another legally marketed device and allow the proposed device to be marketed in the United States. The FDA may, however, determine that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence.

    If a manufacturer or distributor of medical devices cannot establish that a proposed device is substantially equivalent, whether or not the FDA has made a determination in response to a 510(k) Notification, the manufacturer or distributor will have to seek "premarket approval" of the proposed device. A premarket approval application would be submitted supported by extensive data, including preclinical and human clinical trial data, as well as extensive literature, to provide recommendations to the FDA. While the FDA has responded to 510(k) Notifications and premarket approval applications ("PMAs") within the allotted time period, reviews more often than not occur over a significantly protracted time period, usually 12 to 18 months for a PMA, and possibly as much as a year or more for certain 510(k) Notifications supported by clinical data. A number of devices have never been cleared for marketing under either the PMA or 510(k) Notification process.

    If human clinical trials of a proposed device are required and the device presents significant risk, the manufacturer or distributor of the device will have to file an Investigational Device Exemption ("IDE") application with the FDA prior to commencing human clinical trials. The IDE application must be supported by data, including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin.

    In June 1991, the Company's IDE application with respect to the OmniCath(R) for peripheral use was approved allowing the Company to commence limited human clinical trials with one physician investigator at one institution, who could use the device on a total of ten patients to mechanically remove accumulations of plaque from peripheral arteries. During 1992, an additional institution was approved by the FDA to conduct human clinical trials. The Company concluded Phase I of the IDE as approved by the FDA and submitted an IDE Supplement to the FDA in August 1994. The Supplement contained the clinical data (generated on 12 patients) which demonstrated the performance of the device. The Company was granted conditional approval by the FDA to expand the clinical trials in the United States for peripheral vessels. To date, the OmniCath(R) device has been used, domestically and internationally, on more than 60 patients. The Company must accumulate case study data on at least 50 patients for the peripheral trials and have follow-up for at least six months, before the 510(k) Notification can be prepared and initially filed. With respect to the OmniCath(R) for hemodialysis A-V fistula restenosis, clinical trials represent an expansion from peripheral applications of the OmniCath(R) to include A-V grafts. Animal studies have been completed to demonstrate safety and to provide the basis of efficacy in debulking A-V grafts in hemodialysis patients. It is anticipated that these clinical trials will be completed before the end of 1999 and FDA 510(k) submission is anticipated three months after completion of the required number of clinical trial cases.

    By virtue of the additional risk associated with the use of a mechanical catheter in the arteries of the heart, the OmniCath(R) for coronary application, presently under development, will require more extensive animal and mechanical testing than did the peripheral OmniCath(R) before an IDE application can be filed and human clinical trials undertaken. The Company does not intend to pursue the coronary application until the peripheral and A-V fistula indications are approved by the FDA.

    The Evert-O-Cath(TM) was cleared to market by the FDA for certain non-coronary applications (see previous discussion under "General"). The Company developed prototypes during the fourth quarter of 1991 and, based on feedback from potential users of the Evert-O-Cath(TM), the prototypes were modified to better satisfy medical needs. The Company received clearance from the FDA to market the Evert-O-Cath(TM) commercially in July 1994. The Company is developing a therapeutic version of the Evert-O-Cath(TM) for angioplasty applications and expects that mechanical, animal and human testing and follow-up will be required under an IDE to support the filing of a premarket approval application with respect to that version of the Evert-O-Cath(TM) (see previous discussion under "General"). In the second quarter of 1993, the Company completed mechanical testing and in the first quarter 1994 completed animal testing of the therapeutic version of the Evert-O-Cath(TM).

    The heart pumps under development by the Company would require extensive evaluation prior to use on humans. These proposed products would ultimately require tests on humans under an IDE, and premarket approval. Although design and preclinical engineering has been completed, the Company will not commit further significant resources to these products until such time as the Company secures a strategic partner in the global healthcare industry to collaborate in the development efforts as well as to provide the substantial funds required.


    Cathlab has ten specialty products which have all received marketing clearance via the 510(k) Notification process and one pending FDA approval. The Company is currently marketing the embolectomy catheter, bilumen irrigation catheter, occlusion catheter, biliary gall stone removal catheter, thermodilution catheter and the angiographic/angioscopic catheter. The newly approved Ahn Thrombectomy catheter was launched in the second quarter 1998.
The facility housing Cathlab has been inspected by both the federal and state FDA and has been licensed for operation as a medical device manufacturer. The Company passed its latest FDA inspection in May 1996 and received no 483 violations during the inspection. In addition, the Company received ISO 9001 certification in January 1998.

    Any products distributed or to be distributed by the Company are subject to pervasive and continuing regulation by the FDA. Products must be manufactured in registered establishments and be manufactured in accordance with "Good Manufacturing Practices," as such term is defined under the FDC Act. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. The export of devices is also subject to regulation in certain instances.

    The Medical Device Reporting ("MDR") regulation obligates the Company to provide information to the FDA on product malfunctions or injuries alleged to have been associated with the use of the product or in connection with certain product failures which could cause serious injury. If, as a result of FDA inspections, MDR reports or other information, the FDA believes that the Company is not in compliance with the law, the FDA can institute proceedings to detain or seize products, enjoin future violations, or assess civil and/or criminal penalties against the Company, its officers or employees. Any action by the FDA could result in disruption of the Company's operations for an undetermined time.

    In addition to the foregoing, numerous other federal and state agencies, such as environmental, fire hazard control, working condition and other similar regulators, have jurisdiction to take actions that could have a materially adverse effect upon the Company's ability to do business.

THIRD PARTY REIMBURSEMENT

    Hospitals, physicians and other healthcare providers that purchase medical devices, such as the Cathlab products, OmniCath(R), OmniStent(TM) or the Evert-O-Cath(TM), for use in furnishing care to their patients, typically rely on third-party payers, principally Medicare, Medicaid, and private health insurance plans, to reimburse all or part of the costs or fees associated with the medical procedures performed with those devices, and/or of the costs of acquiring those devices. Cost control measures adopted by third-party payers in recent years, including the Medicare prospective payment system for inpatient hospital patients, and reductions in Medicare payments for hospital outpatient services and capital costs, have had and may continue to have a significant effect on the purchasing practices of many providers, generally causing them to be more selective in the purchase of medical devices. Limitations may be imposed upon the conditions for which procedures may be performed or on the cost of procedures for which third-party reimbursement is available, which may adversely affect the market for the Company's products. In addition, if competing devices or procedures are available, choices may be made on the basis of price. While the Company cannot predict the cost of its devices, or the procedures to be performed with its products, or the relative cost and efficacy of competing products or procedures, changes in third-party payer reimbursement practices regarding the procedures performed with medical devices sold by the Company may adversely affect the Company's financial position, results of operations, and cash flows.

    While third-party payers generally make their own decision regarding which items and services to cover, Medicaid and other third-party payers often apply standards similar to Medicare's in determining whether to provide coverage for a particular medical procedure. The Medicare statute prohibits payment for any items or services that are not reasonable and necessary for the diagnosis or treatment of illness or injury or to improve the functioning of a malformed body member, and the Health Care Financing Administration ("HCFA"), an agency within the Department of Health and Human Services responsible for administering the Medicare program, has interpreted this provision to prohibit Medicare coverage of procedures that, among other things, are not deemed safe and effective treatments for the conditions for which they are being used, or which are still investigational. For medical devices, FDA clearance for marketing is required, but is not determinative of whether these prerequisites for Medicare coverage have been met.

    While a limited number of national coverage decisions are made by HCFA, in general, the determination of whether a procedure satisfies these standards is made by the Medicare carrier or intermediary which processes claims for reimbursement within that carrier's or intermediary's jurisdiction. The Company has not requested a national coverage decision with respect to procedures to be performed using the OmniCath(R), the OmniStent(TM) or the Evert-O-Cath(TM) because the Company believes that procedures utilizing other catheter products are currently covered by Medicare, the Company does not intend to request a decision. The unavailability of third-party coverage or inadequacy of third-party reimbursement for procedures using the OmniCath(R), the OmniStent(TM), or the Evert-O-Cath(TM) could adversely affect the Company's ability to market those products.

    The Company is unable to predict what additional legislation or regulations, if any, may be enacted or adopted in the future relating to the Company's business or the healthcare industry, including third-party coverage and reimbursement, or what effect any such legislation or regulation may have on the Company.

MANUFACTURING

    The manufacturing facility received ISO 9001 certification on January 12, 1998. ISO (International Standards Organization) is an international federation of national normalization organizations representing approximately 100 countries. ISO 9001 is a quality-assurance model that conforms to internationally accepted guidelines on management and system elements, and is used by companies that design, produce, inspect, test, install and service items. Certification by the Registrar significantly validates a company's commitment to product quality and customer service. To expand international activities, the Company contracted with a large European Notified Body to obtain the CE Mark for certification of product quality for its entire product line. The European Commission currently requires CE Marking for many products sold in the European marketplace.


    The Company's primary manufacturing and research and development center operates within the Cathlab Division. Cathlab is located in a modern, 13,000 square foot facility in Irvine, California and benefits from the close proximity of medical research facilities associated with various universities, as well as UCLA Medical Center and our Scientific Advisory Board. Cathlab has ten FDA approved balloon catheters and three catheters pending FDA approval that are used primarily in vascular surgery for the removal of embolus (blood clots). Six of the catheters are currently being marketed within the domestic and international marketplace. The Company's newest product, the Ahn Thrombectomy Catheter, a dual balloon catheter, was launched in the second quarter 1998.


    The all-silicone catheters are designed to be resistant to environmental factors, unaffected by body temperature and more biocompatible than latex balloons or polyvinyl chloride (PVC) tubing. Allergy to latex has been increasingly recognized as a cause of life threatening intraoperative anaphylaxis, a systemic reaction. Frequent use of latex in patients or by health care workers can result in sensitivity which may place some individuals at risk for such a life threatening allergic reaction. The all-silicone design of Cathlab's catheters negates the potential risk of intraoperative anaphylaxis.

    Cathlab's catheters utilize a patented one piece balloon design, thereby eliminating glue and ties which in turn provide superior smoothness and prevent the possibility of balloon dislodgement.

    Cathlab is currently producing 30,000 embolectomy, thrombectomy (dual balloon), bi-lumen irrigation, occlusion, angioscopy, biliary and cardiac output catheters of advanced silicone technology. Cathlab has the capacity to manufacture approximately 120,000 balloon catheters annually. In addition, the OmniCath(R) is presently being manufactured in the facility for clinical trials on a limited production basis but the plant has the capacity to manufacture 12,000 annually.


    Management believes that the Company is now positioned to capitalize on its silicone manufacturing expertise and patented minimally invasive technologies. Since receiving ISO 9001 certification in January 1998, the Company has received unsolicited requests to manufacture unique devices to the specifications of third parties, indicating growth potential in the OEM market. One OEM contract for 100,000 units per year is currently in force and another incorporating the manufacture of nine separate product lines is being negotiated.


RESEARCH AND DEVELOPMENT

    The Company's research and development efforts as well as its ongoing technical support activities were consolidated in the Irvine, California facility in September 1996. The consolidation resulted in a better utilization of resources, annual cost savings, improved communication and reduced product development lead times. As a result of this decision the 4,800 square foot facility in The Woodlands, Texas was closed and all R&D prototypes, Computer-Aided Design (CAD), testing apparatus, ink drawing plotters and computer simulation work stations have been consolidated in Irvine, California, greatly improving the utilization of this equipment.

    The Company's research and development efforts in interventional cardiology are aimed at increasing the convenience, ease and speed for use of percutaneous transluminal coronary angioplasty ("PTCA") and percutaneous transluminal angioplasty ("PTA") devices (including balloon and atherectomy catheters) while expanding the clinical applications for which PTCA and PTA are appropriate. The development of superior PTCA and PTA catheters requires the resolution of several conflicting performance parameters, including catheter profile (diameter), trackability (the ability to follow the paths of tortuous arteries) and pushability (the ability to push through tight strictures). Meeting these conflicting objectives requires expertise in a number of technical disciplines that the Company must develop and retain internally. Research and development expenses in the fiscal years ended December 31, 1997, 1996, and 1995 were $648,049, $640,792, and $537,962, nearly all of which was applied to the development of the OmniCath(R), OmniStent(TM) and Evert-O- Cath(TM). Research and development expenses decreased 1.1% in 1997 over 1996 and increased 19.1% over 1995. Research and development efforts for the foreseeable future will be focused on the Company's core technologies which include balloon catheters, OmniCath(R), OmniStent(TM), blood filter and Evert-O-Cath(TM) drug delivery system. The Company anticipates that research and development expenses will increase as products approach commercial viability and may be funded by increased revenue generated through Cathlab Division sales, from the sale of ancillary technology or through joint development agreements with strategic partners. (See "Management's Discussion and Analysis of Financial
Condition and Results of Operations.")

    The Company has entered into agreements with various persons and entities to conduct contract research and development and for the provision of consulting services. These consultants are paid consulting fees plus out-of-pocket expenses associated with their consulting efforts.

PATENTS AND PROPRIETARY INFORMATION

    The medical device industry traditionally has placed considerable importance on obtaining and maintaining patents and trade secret protection for significant new technologies, products and processes. The Company pursues a policy of generally obtaining patent protection in both the U.S. and abroad for patentable subject matter in its proprietary devices. The Company has been issued five U.S. patents and one Notice of Allowance ("NOA") relating to atherectomy catheters and two relating to cardiac-assist pumps, and the Company has a 50% interest in two other U.S. patents relating to cardiac-assist pumps. The Company has received two patents on the OmniStent(TM) and one on the spinal dissector. In addition, the Company has received an NOA from the US Patent and Trademark Office on its stent delivery system. The Company has applications pending for additional U.S. patents and foreign patents relating to the OmniCath(R) and OmniStent(TM), and has foreign applications pending with respect to the cardiac-assist pumps.

    The U.S. patents currently have terms expiring at various dates from 2001 to 2015, with the earliest of the current patents relating to the OmniCath(R) expiring in 2008. The foreign patents expire on various dates commencing in 2009. As the Company develops modifications or improvements of existing methods or products or develops new products or processes, it will seek additional patents. The Company believes, although there can be no assurances, that the patented aspects of its products enhance the functionality of its products and suitability for their intended purposes which, in turn, may increase their likelihood of commercial acceptance. The patents may limit, to some extent, the ability of others to develop competing products.

    In connection with the Company's acquisition of Cathlab Corporation, the Company is now the owner of rights relating to two United States patents concerning the method of attaching the balloon to the catheter, as well as owning patent rights relating to the same process in the United Kingdom, Germany and Spain. Various foreign patent applications relating to the same process are pending.

    Lawrence M. Hoffman, currently a director, stockholder and paid consultant of the Company and formerly a Vice President, is a limited partner of Aberlyn Capital Management Limited Partnership ("Aberlyn") and is an officer, director and stockholder of Aberlyn Capital Management, Inc., the general partner of Aberlyn. Effective December 31, 1992, the Company and Aberlyn entered into a Patent Assignment and License Agreement (the "Patent and License Agreement") pursuant to which the Company assigned patents owned by the subsidiary, Cathlab Corporation (the "Cathlab Patents"), to Aberlyn in return for $500,000. The Cathlab Patents were exclusively licensed back to the Company for three years for a monthly license fee of $16,355, after which Aberlyn was required to reassign the Cathlab Patents to the Company in exchange for $50,000. Under its terms, if the Company declined to purchase the Cathlab Patents, the Patent and License Agreement would automatically be extended for an additional nine months for a monthly license fee of $17,099, after which the Cathlab Patents would automatically revert back to the Company.

    The Company and Aberlyn entered into an equipment lease effective May 13, 1993 (the "Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $205,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $6,706, after which Aberlyn was required to return the equipment to the Company in exchange for $20,500. Under the terms, if the Company opted not to purchase the equipment, the Equipment Lease would automatically be extended for an additional three months for a monthly payment of $7,011, after which the equipment would automatically revert back to the Company.

    Effective August 13, 1993, the Company and Aberlyn entered into an additional equipment lease (the "Second Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $100,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $3,271, after which Aberlyn was required to return the equipment to the Company in exchange for $10,000. If the Company declined to purchase the equipment, the term of the Second Equipment Lease was to be automatically extended or an additional three months for a monthly payment of $3,420, after which the equipment would automatically revert back to the Company.

    The Company and Aberlyn entered into an agreement effective March 28, 1994 whereby the terms of the Patent and License Agreement, the Equipment Lease and the Second Equipment Lease (the "Leases") were modified. The payment terms of the license fee pursuant to the Patent and License Agreement were revised to semiannual payments of $97,445 and the payment terms of the Equipment Lease were similarly revised to semiannual payments of $39,100 and $20,281, respectively. In consideration to Aberlyn for making these modifications, the Company issued warrants to Aberlyn to purchase 150,000 shares of the Company's common stock at an exercise price of $1.50 per share exercisable over a five-year period. On May 28, 1996, Aberlyn and the Company reached an agreement to restructure the Leases which resulted in a revised schedule of lease payments over a twenty-four month period, with the initial payment commencing on June 1, 1996. The payments were based on an outstanding principal amount of approximately $500,000 and total accrued interest of approximately $148,000. In addition, 115,000 shares of common stock were issued in payment of consulting fees, investment banking service fees and miscellaneous expenses totaling $115,728.

    Effective November 1, 1997, the Company and Aberlyn entered into modification agreements of the Leases which revised the schedule of lease payments and extended the maturity date to October 1, 1998.

    The Company believes that its future success does not depend solely upon patents, but rather depends, to a significant extent, upon the technical competence and creative skills of its personnel, the execution of its strategic plan and on its significant unpatented proprietary technology. The Company has no knowledge that it is infringing any existing patent such that it would be liable for material damages or prevented from manufacturing or marketing its planned products. However, competitors continue to obtain new patents and to file applications to modify or expand claims of existing patents that could lead to possible conflict with the Company's products or proposed products.

    The Company may decide for business reasons to retain a patentable invention as a trade secret. In that event, or if patent protection is unobtainable, the Company must rely upon trade secrets, know-how and continuing technological innovation to maintain its competitive position. Employees and consultants of the Company who have access to proprietary information have signed confidentiality agreements with the Company.

    The Company has four trademarks: the OmniCath(R), the OmniStent(TM), the Evert-O-Cath(TM), and Cathlab Corporation(R). The Company has applied to register the OmniStent(TM); however, there can be no assurance that federal registration will be obtained. "Cathlab Corporation(R)" and "OmniCath(R)" are registered trademarks.

COMPETITION


    Competition in the biomedical industry is intense. Cathlab's catheters compete directly with similar products sold by a number of companies including Baxter, Applied Vascular and Ideas for Medicine. There can be no assurance that these products will be able to obtain or maintain a sizable market share, if any. There are many companies and academic institutions that are capable of developing products of similar design, and that have developed and are capable of developing products based on other technologies, that are or may be competitive with the Company's current and proposed products. Many of those companies and academic institutions are well-established, have substantially greater financial and other resources than the Company, and have established reputations for success in the development, sale and service of products. These companies and academic institutions may succeed in developing competing products that are more effective than those of the Company or that receive FDA approval more quickly than the Company's products. The Company's ability to compete will be dependent upon its ability to get products approved by regulatory authorities and introduced to the market, including the arrangement of a distribution network, and to provide products with advanced performance features, none of which can be assured.


    In addition to competition from other atherectomy devices, other angioplasty modalities, such as lasers, thermal systems (e.g. hot-tip, hot-balloon, and spark ablation), disruptive devices (e.g., ultrasonic angioplasty), and stents may provide competition to the OmniCath(R) and the OmniStent(TM). The current atherectomy devices anticipated to be competitive to the OmniCath(R) are the Simpson Atherocath (Devices for Vascular Intervention, Inc., a division of Eli Lilly, Inc.), the Transluminal Extraction Catheter, or "TEC" device (InterVentional Technologies, Inc.), the Auth Rotablator (Heart Technology, Inc.), and the Kensey Catheter (Theratek International, Inc., a division of Dow Corning Wright, a subsidiary of Dow Corning Corp.). If the product receives regulatory approval on a timely basis, the Company believes the OmniCath(R)'s competitive position will be enhanced by its closed aspiration system (which eliminates down-stream debris), low cost disposability, microangioscope capability, and conventional guidewire capability, as well as by the positioning of its side-window which allows the rotating blade to shave plaque from inside the catheter as opposed to from the tip of the catheter. Competition to the Company's OmniStent(TM) is expected to come from Johnson & Johnson, which had its Palmaz-Schatz Stent approved by the FDA in 1994, the Cook Gianturco, from Medtronic's Wiktor Stent and from Schneider's Wallstent, neither of which has obtained full FDA approval.

    While lasers, ultrasonic angioplasty devices and other new modalities have proliferated over the past several years, none of these technologies has yet been shown to reduce the restenosis rate or to reduce the overall procedural cost of angioplasty. Lasers are particularly expensive (most laser angioplasty systems sell for $100,000 -- $300,000), and the Company believes lasers will be accepted only if significantly better results can be shown clinically. Lasers have been found to be damaging to the arterial wall, and non-laser versions including thermal balloon devices, spark ablation systems, and other new modalities are currently under development and have not reached commercialization. The Company believes that direct removal of tissue without thermal effect may be the most desirable approach for angioplasty, as most thermal systems cause trauma to the arterial wall, resulting in proliferation of fibrous tissue and early restenosis.

    The Company does not know of any person or entity currently marketing a toposcopic catheter with features similar to the Evert-O-Cath(TM).

EMPLOYEES

    As of May 1, 1998, the Company had 26 full-time employees, 1 in research and development, 2 in sales and marketing, 15 in manufacturing, 3 in quality control and 5 in corporate management and administration. None of the Company's employees are represented by labor unions. The Company considers its relationship with its employees to be in good standing. The Company also employs two paid consultants (Dr. Samuel S. Ahn and Lawrence M. Hoffman) who are paid on a monthly basis at rates ranging from $3,125 to $12,500 per month.

PROPERTIES


    The Company leases approximately 2,400 square feet of space at 10077 Grogan's Mill Road, Suite 100, The Woodlands, Texas, which houses its corporate headquarters. The three-year lease commenced June 1, 1997. The Company believes that this facility is adequate for its operations during the remaining term of the lease.



    In connection with the Company's acquisition of Cathlab Corporation, it now leases approximately 13,000 square feet of space at 17991 Fitch, Irvine, California, which houses the manufacturing, research and development, and sales facilities. The lease commenced on September 1, 1990 and was renewed in August 1997 for an additional year. The Company subleased 3,000 square feet to an unrelated party in January 1996 for $3,000 per month which terminated April 30, 1997 upon early notification by the lessee. The Company believes that this facility is adequate for its operations during the remaining term of the lease. Currently the plant is utilizing 90% of the available floor space and is operating at approximately 70% of capacity for one shift and will add an extra shift as the demand for product increases.


LEGAL PROCEEDINGS


          On December 8, 1994, a vendor commenced a lawsuit in the State District Court of Harris County, Texas against the Company regarding unpaid invoices. On June 15, 1995, the parties to the lawsuit executed a Stipulation of Settlement Agreement, a Consent Judgment and a Stipulation of Dismissal to be held in escrow. The Company agreed to pay $125,000 to the vendor under the settlement agreement; $25,000 was paid upon execution of this stipulation and the balance was included in accounts payable at December 31, 1995. The balance was paid through the issuance of 116,145 shares of the Company's common stock in 1996. The vendor sold the shares for less than the amount owing under the settlement agreement including applicable interest and legal fees. In February 1998, the Company reached an agreement with the vendor for the final payment schedule on the additional balance due.



          In May 1997, a former Chairman and Chief Scientific Officer and director of the Company filed a lawsuit in State District Court of Harris County, Texas alleging oppressive action toward a minority shareholder, breach of contract, wrongful termination and unpaid debts and advances and seeking damages of $_____. The February 1998 mediation conference, which was mandated by the Court, did not result in a settlement agreement and the case is scheduled for trial in 1998. The financial statements properly account for notes payable to the plaintiff in the amount of $242,450, related accrued interest and accrued salary. The Company is vigorously contesting this lawsuit and is pursuing counterclaims against the plaintiff; however, an adverse resolution of this matter may have a material adverse impact on the Company's financial position, results of operations and cash flows.



          In August 1997, a former CFO, Secretary and Treasurer and director of the Company filed a lawsuit in State District Court of Harris County, Texas alleging breach of contract and is seeking specific performance and monetary damages. The Company is vigorously contesting this lawsuit. The Company has accrued $125,000, which is management's best estimate of the ultimate liability, if any. The resolution of this matter may have a material adverse impact on the Company's financial position, results of operations and cash flows.



          In September 1997, a former distributor filed a lawsuit in State District Court of Harris County, Texas alleging the letter agreement terminating their distribution agreement was breached by the Company due to the non-issuance of options to purchase 437,500 shares of common stock at $0.40 per share. On May 1, 1998 the Company reached an agreement to settle this lawsuit with the issuance of options to purchase 225,000 shares for an exercise price of $0.40 per share, exercisable for six months. Since the exercise price of $0.40 was less than the fair market value on May 1, 1998, compensation expense of approximately $65,250 will be recorded in the second quarter 1998 financial statements.


          The Company is occasionally a party to litigation (other than that specifically noted) arising in the ordinary course of business. Management regularly analyzes current information and, as necessary, provides accrual for probable liabilities for the eventual disposition of these matters. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company's financial position, results of operations or cash flows.

                                   MANAGEMENT


    The following table sets forth information pertaining to executive officers and directors of the Company:


         NAME                AGE                   POSITION
         ----                ---                   --------
Steven B. Rash                50       President and Chief Executive Officer
                                       Chairman of the Board
Lawrence M. Hoffman           54       Director
Claudio Guazzoni              35       Director
Richard S. Serbin             53       Director
Marshall Kerr                 47       Vice President Sales & Marketing
Colene Blankinship            48       Controller, Chief Accounting Officer,
                                       Secretary and Treasurer

    STEVEN B. RASH has served as President, Chief Executive Officer and director of the Company since July 15, 1995. Mr. Rash was appointed Chairman of the Board on February 4, 1997. From 1994 until June 1995, Mr. Rash served as Vice President of Operations of Blue Rhino Corporation, an industrial products manufacturer. From 1992 to 1994, Mr. Rash served as President of the Technical Services Division of the Maxum Health Corporation, a company engaged in providing mobile MRI services. From 1989 to 1992, Mr. Rash served as the President of Intex Medical Technologies, Inc., a medical equipment manufacturer. Prior thereto, Mr. Rash held various positions with BOC Group, PLC, an international manufacturer of industrial gases and healthcare products and services. Mr. Rash holds an MBA from Southern Illinois University and served for four years in the U.S. Army, where he reached the rank of Captain.

    LAWRENCE M. HOFFMAN has served as a director of the Company since April 1991 and as Vice President of Corporate Relations from July 1990 to December 1991, when he was appointed Vice President of Business Development, a position he held until June 28, 1995. From March 28, 1995 until June 28, 1995, Mr. Hoffman served as the interim Treasurer. Mr. Hoffman is also President and Chief Executive Officer of Aberlyn Group, Inc., a financial consulting firm that he founded in 1989. Prior to founding Aberlyn Group, Inc., Mr. Hoffman was employed as Director of Corporate Finance at Monmouth Investments, a New Jersey-based securities brokerage firm. From January 1986 to May 1988, Mr. Hoffman served as Chairman of Nicholas, Lawrence & Co., a securities brokerage firm specializing in institutional trading and biotechnology companies. Mr. Hoffman holds a B.S. in Economics from New York University.

    CLAUDIO M. GUAZZONI has served as a director of the Company since March 7, 1996. Mr. Guazzoni is the President and Chief Executive Officer of Zanett Capital, Inc. ("Zanett") and has served in that capacity since 1993. He is engaged in the business of providing financial and strategic consulting services to business entities. Prior to his service at Zanett, Mr. Guazzoni was a Money Manager with Delphi Capital Management, Inc. in 1992 and an associate with Salomon Brothers, Inc. from 1985 to 1991.

    RICHARD S. SERBIN has served as a director of the Company since July 17, 1996. Since 1991, Mr. Serbin has served as Executive Vice President and a director of Bio-Imaging Technologies, Inc. which provides specialized consulting services to pharmaceutical and biotechnology companies. From January 1991 to March 1992, Mr. Serbin was Chairman of the Board of Radius Scientific, Inc., a medical communications company which he founded. From June 1989 to January 1990, he served as President of Bradley Pharmaceuticals, Inc. and from September 1988 to May 1989, held the position of Senior Vice President of Lifetime Corporation, a holding company whose major asset, Kimberly Quality Care, is a provider of home healthcare and temporary nursing services. Mr. Serbin is a registered patent attorney, registered pharmacist, member of the Board of Trustees of the Mountainside Hospital, and a member of the Board of Health of Roseland, New Jersey. Mr. Serbin holds a B.S. from Rutgers College of Pharmacy, a J.D. from Seton Hall Law School and a LL.M in Trade Regulation from New York University School of Law.

    MARSHALL KERR joined the Company October 10, 1997 as a sales consultant and was appointed Vice President, Sales and Marketing December 15, 1997. From 1996 to 1997 Mr. Kerr served as Vice President, Sales and Marketing at US Medical Instruments, Inc., a manufacturer of disposable medical products where he established and directed both the domestic and international sales forces. He served as Vice President Sales with ICU Medical, Inc. from 1993 to 1996 where he directed their national sales efforts and reconstructed its distribution network. Prior to ICU Medical Inc. Mr. Kerr was Executive Vice President of Professional Hospital Supply from 1985 to 1993.

    COLENE BLANKINSHIP, CPA joined the Company February 7, 1995 as Controller and became the Chief Accounting Officer November 1995. She was elected Secretary and Treasurer on February 4, 1997. From 1992 through 1994, Ms. Blankinship served as Controller of Excel Resources, Inc., a gas marketing company in Houston, Texas. She has 13 years experience in public accounting which includes 9 years with the local firm of Tribolet, Fuller & Associates, P.C., Humble, Texas. Ms. Blankinship attended Texas Tech University and North Harris County College and is a CPA. Ms. Blankinship is a national director of the American Society of Women Accountants, a position she has held since July 1996.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1997, for services during the fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                            ----------------------------------------------------
                                          ANNUAL COMPENSATION                      AWARDS                       PAYOUTS
                            ----------------------------------------------  -----------------------       ----------------------
                                                                    (e)
                                                                   OTHER         (f)          (g)                          (i)
                                                                  ANNUAL     RESTRICTED     SHARES/           (h)          ALL
           (a)                               (c)          (d)     COMPEN-       STOCK      OPTIONS/           LTP         OTHER
        NAME AND                (b)        SALARY        BONUS    SATION      AWARD(S)       SARS           PAYOUTS      COMPEN-
   PRINCIPAL POSITION          YEAR          ($)          ($)     ($)(1)         ($)          (#)             ($)        SATION
------------------------   -----------  -----------  ----------  ---------  ----------- --------------   -----------  ---------
Steven B. Rash..........        1997      165,000         --       9,600        --        927,000(4)(5)        --          --
 President, Chief               1996      141,875         --       7,496        --             --              --          --
 Executive Officer              1995       61,875(2)      --      19,941(3)     --        600,000(4)           --          --

----------
(1)  Cost of life insurance and auto allowance.
(2) Annual compensation of $135,000 prorated from July 16, 1995, when Mr. Rash began his service with the Company.
(3)  Includes relocation expenses paid in the amount of $19,745.
(4) Represents options issued in connection with a three-year employment agreement, vesting on various dates during the term of the agreement. See "Employment Agreements."
(5) Includes options to purchase 27,000 shares of common stock received as director.

    The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 1997 to each of the named executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                      POTENTIAL
                                                                                  REALIZABLE VALUE
                                                                                         AT
                                       PERCENT                                         ASSUMED
                   NUMBER OF             OF                                         ANNUAL RATES
                  SECURITIES            TOTAL                                      OF STOCK PRICE
                  UNDERLYING        OPTIONS/SARS    EXERCISE                        APPRECIATION
                 OPTIONS/SARS        GRANTED TO      OF BASE                      FOR OPTION TERM
                    GRANTED         EMPLOYEES IN      PRICE      EXPIRATION     -------------------
     NAME           (#)(4)          FISCAL YEAR     ($/SHARE)       DATE        5% ($)      10% ($)
--------------   ------------       ------------    ---------    ----------     -------     -------
Steven B. Rash    900,000 (1)          73.0%           .6875        5/07        387,000     990,000
                   15,000 (2)           1.2%            1.00        1/02          3,000       7,650
                    2,000 (3)            .2%          1.3125        2/02            720       1,600
                    2,000 (3)            .2%         1.21875        3/02            680       1,480
                    2,000 (3)            .2%          .96875        4/02            540       1,180
                    2,000 (3)            .2%          .46875        7/02             60         580
                    2,000 (3)            .2%             .53        9/02            300         640
                    2,000 (3)            .2%             .47        9/02            260         580



----------

(1) 300,000 exercisable December 31, 1997; 300,000 exercisable December 31, 1998 and remainder exercisable December 31, 1999.

(2) Exercisable November 22, 1997; granted 11/22/96, agreement dated 1/1/97

(3) Exercisable immediately

(4) Options do not contain re-pricing provisions except in the case of a merger, consolidation, reorganization or liquidation of the Company.



    The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 1997 by each of the named executive officers and the number and value of unexercised options held by such named executive officers as of December 31, 1997.


              AGGREGATED OPTION/SAR EXERCISES IN 1997 FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES




                                                NUMBER OF             VALUE OF
                                                SECURITIES           UNEXERCISED
                                           UNDERLYING UNEXERCISED   IN-THE-MONEY
                                              OPTIONS/SARS AT        OPTIONS AT
                    SHARES                    FISCAL YEAR-END     FISCAL YEAR-END
                  ACQUIRED ON     VALUE        EXERCISABLE/         EXERCISABLE/
                   EXERCISE     REALIZED      UNEXERCISABLE         UNEXERCISABLE
      NAME            (#)         ($)              (#)                   ($)
      ----        -----------   --------   ---------------------  ---------------
Steven B. Rash         0           0          527,000/1,000,000         0/0


EMPLOYMENT AGREEMENTS

    Steven B. Rash entered into a three-year employment agreement (the "Agreement") with the Company dated July 15, 1995. Pursuant to the Agreement, Mr. Rash is employed as President and Chief Executive Officer of the Company. The Agreement provides for a salary of $135,000 per year with annual increases plus bonuses of up to 50% and an option to purchase 600,000 shares of common stock. In 1997 Mr. Rash's agreement was extended to December 31, 1999. The base salary was increased to $165,000 per year, with a cash bonus of $30,000 to be paid should the Company's revenues exceed $2 million in 1997. Options to purchase an additional 900,000 shares of common stock at $.6875 per share were granted.

    Effective December 15, 1997, Marshall Kerr entered into a two-year employment agreement with the Company. The employment agreement provides for a salary of $80,000 per year through January 31, 1998 and $108,000 annually thereafter with annual increases as determined by the Board of Directors and annual bonuses of up to 50% of the base salary. In addition, the Company granted options to purchase 300,000 shares of common stock; 100,000 shares at $0.50 per share and 200,000 shares at $.42 per share.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

    Until June 1995, the Company did not have a Compensation Committee. Compensation matters were determined by the Board of Directors. In June 1995, the Board created and appointed a Compensation Committee. Effective November 26, 1996 the Board of Directors elected Messrs. Hoffman and Guazzoni to serve on the Compensation Committee. Mr. Hoffman is a consultant of the Company and was Vice President of Corporate Relations from July 1990 to December 1991 and from December 1991 to June 28, 1995 served as Vice President of Business Development. In addition, Mr. Hoffman served as the Company's interim Treasurer from March 28, 1995 until June 28, 1995.

Audit Committee

      The Audit Committee assists the Board in fulfilling its responsibilities to stockholders and other matters relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. From January 1, 1996 to November 26, 1996 Mr. Hoffman served as the sole member of the Audit Committee. Effective November 26, 1996 Messrs. Hoffman and Serbin were elected to serve on the Audit Committee.

COMPENSATION OF DIRECTORS

    It has been the Company's policy to compensate the directors only for their reasonable travel expenses in relation to in-person board meetings and stockholder meetings. Effective November 22, 1996 the directors each received an option to purchase 12,000 shares of common stock at an exercise price of $1.00 per share, to be vested November 22, 1997. For each board meeting attended, either telephonically or in person, the directors received options to purchase 2,000 shares of common stock. The Chairman of the Board received an option to purchase 15,000 shares of common stock vested upon issuance. At December 31, 1996 no one had been elected Chairman of the Board. New officers were elected February 4, 1997 at which time Mr. Rash became Chairman.


                  SECURITY OWNERSHIP AND CERTAIN RELATIONSHIPS

Securities Ownership of Certain Beneficial Owners and Management


    The following table sets forth certain information, as of June 16, 1998, regarding the beneficial ownership of the common stock by (i) each person or group known to the Company to beneficially own more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) certain executive officers, individually, and (iv) all directors and officers as a group. As of June 16, 1998, the Company had issued and outstanding 27,105,784 shares of common stock.



         NAME AND ADDRESS OF             AMOUNT AND NATURE OF
         BENEFICIAL OWNER(1)           BENEFICIAL OWNERSHIP(2)(3)      PERCENT OF CLASS
------------------------------------   --------------------------      ----------------
Steven B. Rash......................             528,900(4)                   1.9%
Lawrence M. Hoffman.................           1,275,674(5)                   4.5%
  701 Mohican Court
  Morganville NJ
Claudio Guazzoni....................             975,306(6)                   3.5%
  10 E. 76th Street
  New York, NY
Richard Serbin......................              22,000(7)               Less than 1%
  61 Monroe Ave
  Roseland, NJ 07068
All Directors and Officers as a
Group (6 persons)...................           2,807,880(8)                   9.5%

----------
(1) Unless otherwise specified, the address of each beneficial owner is American BioMed, Inc., 10077 Grogan's Mill Road, Suite 100, The Woodlands, Texas 77380.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants or other convertible securities.

(4) Includes 527,000 shares which may be acquired within 60 days upon the exercise of vested options. Excludes options to purchase 1,000,000 shares not vested.

(5) Includes 425,000 shares issuable upon the exercise of warrants held by Aberlyn Capital Management ("Aberlyn Partnership"). Mr. Hoffman owns a limited partnership interest in Aberlyn Partnership, and is an officer, director and stockholder of Aberlyn Capital Management, Inc., which is a general partner of Aberlyn Partnership. Also, includes 547,000 shares which may be acquired within 60 days upon the exercise of options by Mr. Hoffman.

(6) Includes 953,306 shares issuable upon the exercise of warrants held by Zanett Capital or its assigns. Mr. Guazzoni is President and Chief Executive Officer of Zanett Capital, Inc.


(7) These shares may be acquired upon the exercise of options.

(8) Includes 2,498,306 shares which may be acquired within 60 days upon the exercise of options or warrants.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    For the period from inception, September 4, 1984, to December 31, 1997, the Company made payments for legal, engineering and consulting services and products and supplies provided by certain stockholders which amounted to $1,089,869. Of this amount, $7,797, $37,500, and $50,000 related to the years ended December 31, 1997, 1996 and 1995, respectively.

    On August 23, 1995 the Company sold its proprietary OmniCath(R) atherectomy EPA patent to Guerbet, a stockholder of the Company, for $500,000 cash.

    Steven B. Rash entered into a three-year employment agreement with the Company, dated as of July 15, 1995 (the "Agreement"). Pursuant to the Agreement, Mr. Rash is employed as President and Chief Executive Officer of the Company. The Agreement provides for a salary of $135,000 per year with annual increases, plus bonuses of up to fifty percent, and options to purchase 600,000 shares of common stock. In 1997 Mr. Rash's agreement was extended to December 31, 1999. The base salary was increased to $165,000 per year, with a cash bonus of $30,000 to be paid should the Company's revenues exceed $2 million in 1997. Options to purchase an additional 900,000 shares of common stock at $.6875 per share were granted.

    Lawrence M. Hoffman, currently a director, stockholder and paid consultant of the Company and formerly a Vice President, is a limited partner of Aberlyn Capital Management Limited Partnership ("Aberlyn") and is an officer, director and stockholder of Aberlyn Capital Management, Inc., the general partner of Aberlyn. Effective December 31, 1992, the Company and Aberlyn entered into a Patent Assignment and License Agreement (the "Patent and License Agreement") pursuant to which the Company assigned patents owned by the subsidiary, Cathlab Corporation (the "Cathlab Patents"), to Aberlyn in return for $500,000. The Cathlab Patents were exclusively licensed back to the Company for three years for a monthly license fee of $16,355, after which Aberlyn was required to reassign the Cathlab Patents to the Company in exchange for $50,000. Under its terms, if the Company declined to purchase the Cathlab Patents, the Patent and License Agreement would automatically be extended for an additional nine months for a monthly license fee of $17,099, after which the Cathlab Patents would automatically revert back to the Company.

    The Company and Aberlyn entered into an equipment lease effective May 13, 1993 (the "Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $205,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $6,706, after which Aberlyn was required to return the equipment to the Company in exchange for $20,500. Under the terms, if the Company opted not to purchase the equipment, the Equipment Lease would automatically be extended for an additional three months for a monthly payment of $7,011, after which the equipment would automatically revert back to the Company.

    Effective August 13, 1993, the Company and Aberlyn entered into an additional equipment lease (the "Second Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $100,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $3,271, after which Aberlyn was required to return the equipment to the Company in exchange for $10,000. If the Company declined to purchase the equipment, the term of the Second Equipment Lease was to be automatically extended or an additional three months for a monthly payment of $3,420, after which the equipment would automatically revert back to the Company.

    The Company and Aberlyn entered into an agreement effective March 28, 1994 whereby the terms of the Patent and License Agreement, the Equipment Lease and the Second Equipment Lease were modified. The payment terms of the license fee pursuant to the Patent and License Agreement were revised to semiannual payments of $97,445 and the payment terms of the Equipment Lease were similarly revised to semiannual payments of $39,100 and $20,281, respectively. In consideration to Aberlyn for making these modifications, the Company issued warrants to Aberlyn to purchase 150,000 shares of the Company's common stock at an exercise price of $1.50 per share exercisable over a five-year period. On May 28, 1996, Aberlyn and the Company reached an agreement to restructure the Leases which resulted in a revised schedule of lease payments over a twenty-four month period, with the initial payment commencing on June 1, 1996. The payments were based on an outstanding principal amount of approximately $500,000 and total accrued interest of approximately $148,000. In addition, 115,000 shares of common stock were issued in payment of consulting fees, investment banking service fees and accumulated miscellaneous expenses totaling $115,728.

    Effective November 1, 1997, the Company and Aberlyn entered into modification agreements of the Leases which revised the schedule of lease payments and extended the maturity date to October 1, 1998.

    On February 18, 1996, the Company and Zanett Capital, Inc. ("Zanett"), a financial consulting firm, signed an agreement whereby Zanett agreed to help the Company raise capital pursuant to an offshore private placement of equity. Claudio M. Guazzoni, a member of the Company's Board of Directors, is Zanett's President and Chief Executive Officer. As a retainer for availability of services by Zanett, the Company agreed to grant Zanett warrants to purchase shares of common stock at a rate of 1 for every 10 shares of common stock or warrants issued in connection with equity and bridge financings raised by Zanett. Each of the warrants will be exercisable at an exercise price of $0.50 per share for five years from the date it is granted, which shall be the date of the closing of the particular equity or bridge financing in question. During 1996 through the efforts of Zanett, the Company sold 1,250,001 shares of common stock, 1,390 shares of Series A Preferred and 1,500 shares of Series B Preferred pursuant to Regulation S of the Securities Act of 1933, as amended. In connection with these placements, the Company issued warrants to purchase 811,310 shares of common stock to unrelated third-parties upon assignment of such warrants by Zanett. In addition a 10% placement fee of approximately $319,000 has been paid to Zanett or their designated representative in connection with the sale of the Series A and Series B Preferred.

    In September 1996, Zanett was granted a warrant to purchase 25,000 shares of common stock at $.9375 in connection with the placement of bridge financing. The warrants are exercisable for five years.


    The Company does not have a policy against employing relatives. During the years ended December 31, 1997, 1996 and 1995, the Company paid salaries and wages to relatives of officers of the Company amounting to $7,797, $22,692, and $51,600, respectively. The terms of all the related party transactions are no less favorable to the Company than could be obtained from non-affiliated parties.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue 50,000,000 shares of Common Stock, $.001 par value per share. The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. (See "Risk Factors - No Cash Dividends." ) Each holder or Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution.

PREFERRED STOCK

    The Company is authorized to issue 2,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

    In February 1996 the Company sold 1,390 shares of its Series A convertible preferred stock of which 1,290 are outstanding at March 31, 1998, par value $.001 per share ("Series A Preferred"), at a purchase price of $1,000 per share, to a group of foreign investors (the "Investors"). The Series A Preferred, which bears no dividends and confers no voting rights, is senior in priority to the Company's other equity securities (except with the consent of a majority of the holders of the Series A Preferred) and is convertible at any time after October 30, 1996 at the option of the holders into such number of Common Shares (the "Series A Conversion Shares") as is equal to $1,000 divided by the lesser of (i) $.24 or (ii) 80% of the average of closing bid price of the common stock for the five consecutive days ending two days prior to the day the election to convert is made (the "Conversion Price"). The number of Conversion Shares is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. In July 1999 any outstanding shares of the Series A Preferred will be automatically converted based on the Conversion Price then in effect. In addition, registration rights were granted to the Investors for the common stock issuable upon conversion of the Series A Preferred. The term of the registration rights is three years and includes three demand registration rights and unlimited piggyback rights. In the event that the Company conducts an underwritten offering during such term, the number of shares offered by the holders pursuant to a piggyback registration may be cut back on a pro rata basis at the discretion of the managing underwriter. In the event of the dissolution or winding up of the Company, the holders of Series A Preferred Stock shall have a liquidation preference equal to the stated value of $1,000 per share. The Series A Preferred Stock is subject to mandatory redemption at the option of the holders of at least 50% of then outstanding shares of Series A Preferred Stock if the Company fails to issue shares of Common Stock, fails to transfer shares of Common Stock or fails to remove any restrictive legend on any certificate or any shares of Common Stock upon the exercise of the conversion rights by the holders of the Series A Preferred Stock.


    In November 1996 the Company issued units consisting of (i) 1,500 of its 1996 Series B convertible preferred stock, of which 300 are outstanding, par value $.001 per share (the "Series B Preferred"), and (ii) an equal number of warrants to purchase common stock (the "Warrants") to a group of foreign investors (the "Series B Investors") for a total purchase price of $1,500,000, or $1,000 per unit. The Series B Preferred was fully converted into a total of 4,191,853 shares of Common Stock. Each Warrant entitles the holder to the number of shares of common stock equal to the quotient of $1,000 divided by the market price of the common stock on the closing date of the Series B issuance. The exercise price of the Warrants is equal to the average of the market price for the common stock for the ten consecutive days prior to the sixtieth day after the closing date of the Series B issuance. The Warrants terminate five years after issuance and the exercise price of the warrants and the number of shares of common stock underlying the Warrants are both subject to adjustment upon the occurrence of stock splits, reverse stock splits, the issuance of below-market securities, and other events. The Series B Investors were given registration rights with respect to the shares of common stock issuable upon conversion of the Series B Preferred and exercise of the Warrants and was included in a 1997 Registration Statement.


    In March 1997 the Company issued 125 shares of its Series C convertible preferred stock of which 83 are outstanding, par value $.001 per share (the "Series C Preferred") to Nelson Partners for a total purchase price of $2,500,000 or $20,000 per share. In the event of the dissolution or winding up of the Company, the holders of Series C Preferred Stock shall have a liquidation preference equal to the sum of $20,000 per share plus 7% per annum of such Stated Value. After a major transaction (as defined, including merger, reorganization, restructuring, sale of assets, change in control) or a triggering event (as defined, including the failure of the registration statement to be effective or to cover the resale of all the shares of Common Stock, Steven Rash ceases to be Chief Executive Officer) the holders of Series C Preferred Stock shall have the right, at the option of at least two-thirds of the Series C Preferred Stock then outstanding, to require the Company to redeem all of the Series C Preferred Shares then outstanding. The Series C Preferred, which bears no dividends and confers no voting rights, is of equal rank with shares of the Series A Preferred and the Series B Preferred and senior to the Company's other equity securities (except with the consent of the majority of the holders of Series C Preferred). The Series

C Preferred is convertible at any time on or after 120 days after the initial date of issuance at the option of the holder into a number of shares of common stock (the "Series C Conversion Shares") based on a formula as defined in the purchase agreement. The Series C conversion price is the lesser of (i) $1.75 or
(ii) the average of the closing bid price for the common stock for the five consecutive trading days immediately preceding the date the election to convert is made (the "Series C Conversion Price"). The number of Series C Conversion Shares is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. On March 1, 2000 any outstanding shares of the Series C Preferred will be automatically converted based on the Series C Conversion Price then in effect. Registration rights were conferred upon the Series C Preferred requiring the Company to file a Registration Statement covering the resale of the Series C Conversion Shares on or before the ninetieth day following the issuance date.



    The Company has reserved 7,642,857 shares of common stock for issuance upon conversion of the Series C Preferred.



       The Series D Preferred Stock and Series E Preferred Stock, which bear no dividends and confer no voting rights, rank pari passu with each other, rank junior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and rank senior to the Company's other securities (except with the consent of the majority of the holders of Series D Preferred Stock or the consent of the majority of the holders of Series E Preferred Stock, respectively). In the event of the dissolution or winding up of the Company, the holders of Series D Preferred Stock and Series E Preferred Stock shall have liquidation preferences of $10 per share plus any accumulated but unpaid dividends, and no more, before any payment or distribution of assets of the Corporation is made to or set apart for the holders of the Common Stock. The Series D Preferred Stock shall not be redeemable at any time prior to September 30, 1999. After that date, the Company may, at its option and at any time prior to notice of the Series D Preferred Stock at the time issued and outstanding for an amount in cash equal to $11.75 per share plus any accumulated and unpaid dividends. If less than all the Series D Preferred Stock are to be redeemed, then such redemption shall be pro rata based on the number of Series D Preferred Stock owned of record by each Preferred Shareholder. The Series E Preferred Stock shall not be redeemable at any time prior to September 30, 2001. After that date, the Company may, at its option and at any time prior to notice of conversion of the Series E Preferred Stock by the holder thereof, redeem all or any part of the Series E Preferred Stock at the time issued and outstanding for an amount in cash equal to $11.75 per share plus any accumulated and unpaid dividends. If less than all the Series E Preferred Stock are to be redeemed, then such redemption shall be pro rata based on the number of shares of Series E Preferred Stock owned of record by each Preferred Shareholder.



      The Company authorized 60,000 shares of Series D Preferred Convertible Stock (the "Series D") and 500,000 shares of Series E Preferred Convertible Stock (the "Series E") on April 29, 1998. Both Series D and Series E have a stated value of $10 per share and 8% cumulative dividends payable in either cash or stock at the option of the Company. At present 60,000 shares of Series D and none of Series E are issued and outstanding. Each share of the Series D is convertible at any time after the earlier of (i) the date on which the registration statement covering the resale of the common stock received upon conversion is declared effective or (ii) July 28, 1998 based upon a conversion price that is equal to the lesser of (a) 110% of the closing bid price five day average preceding the date of purchase of the Series D by the holder; or (b) 80% of the closing bid price five day average preceding the date such conversion is made.


       Each share of the Series E are convertible any time after issuance at 82.5% of the five day average of the closing bid prices for the five trading days preceding the date such conversion is made. The conversion ratio for Series D and Series E is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. The

Series E may be issued and sold to the investor at the request of the Company from time to time on or before April 29, 2000 assuming, among other conditions, that the average daily trading volume for the Common Stock for the previous 60 trading days is at least 150,000 shares per day and the average daily trading price for the prior 10 trading days is at least $0.45 per share. In connection with the sale of the Series D and Series E, the Company also issued warrants to the investor and consultants exercisable for a total of 260,000 shares of Common Stock with an exercise price of $0.85 per share. The investor warrant will expire on April 19, 2001, three years from the date of the issuance of the warrants. The consultant warrants will expire on April 19, 2003, five years from the date of the issuance of the warrants. The number of shares and exercise price are subject to adjustments in the event of reclassification, reorganization or other change of outstanding shares of the Common Stock; consolidation or merger of the Company with or into another Company; and if the Company shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock. In addition, registration rights were conferred upon the Series D Preferred Stock, the Series E Preferred Stock and the accompanying warrants for Common Stock requiring the Company to file a Registration Statement covering the resale of the Series D Preferred, the Series E Preferred Stock and the accompanying warrants on or before the date that is 10 business days from the closing date.

Section 203 of the Delaware General Corporation Law

       Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or with three years, did own) 15% or more of the corporation's voting stock.

                            SELLING SECURITY HOLDERS

    The following table sets forth the name of each Selling Security Holder and the number of shares of Common Stock being offered by each Selling Security Holder. The shares of Common Stock being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or a portion of the shares for resale from time to time. See "Plan of Distribution."


                                                      Amount                               Amount         Percentage
                                                   Beneficially                         Beneficially     Beneficially
                                                       Owned                           Owned Following       Owned
                                                      Prior to        Amount              Offering         Following
         Name                                        Offering         Offered                             Offering(1)
         ----                                     ----------------------------------------------------------------------
Augustine Fund, LP                                      3,000,000       3,000,000 (2)                 0       ---
Bridgewater Capital Corporation                            60,000          60,000 (3)                 0       ---
Bruce Brust                                               225,000         225,000 (4)                 0       ---
Richard Cutler                                             50,000          50,000 (3)                 0       ---
Farnsworth & vonBerg                                       15,000          15,000 (9)                 0       ---
Gary Frazier                                               34,482          34,482 (10)                0       ---
Ganesh Asset Management, LTD                               80,000          80,000 (3)                 0       ---
Brenda Greer                                              110,000         110,000 (5)(10)             0       ---
Glenn W. Greer                                             17,647          17,647 (10)                0       ---
Hamilton Fund, LLC                                         10,000          10,000 (3)                 0       ---
Rodney Hand                                                50,000          50,000 (10)                0       ---
Jeffrey L. Henken, DDS                                     95,936          95,936 (6)(10)             0       ---
Lawrence M. Hoffman                                     1,275,674          91,900 (9)         1,183,774       4.9
Marshall Kerr                                             300,000         300,000 (7)                 0       ---
Lyons Community Property Trust                            275,000         200,000 (9)            75,000        *
Srikant Koneru                                              2,941           2,941 (10)                0       ---
Richard Manley                                            370,270         270,270 (10)          100,000        *
James L. Marks                                             73,529          73,529 (10)                0       ---
Steven B. Rash                                          1,528,900         600,000 (8)           928,900       3.9
David Sherer                                               50,000          50,000 (10)                0       ---
Monroe Smith                                               23,256          23,256 (10)                0       ---
Sunset Corporation                                        460,783         460,783 (10)                0       ---
Texas Heart Institute                                       6,000           6,000 (9)                 0       ---
Woodlands Corporation                                      22,000          22,000 (9)                 0       ---
                                                        ---------       ---------             ---------
                            TOTAL                       8,136,418       5,848,744             2,287,674
                                                        =========       =========             =========

 (1) Assumes no sales are effected by the Selling Security Holder during the offering period other than pursuant to this Registration Statement.

 (2) These shares may be acquired upon the conversion of shares or the Company's 1998 Series D and Series E Convertible Preferred Stock ("Series D and E Preferred") which conversion is governed by the terms of the Certificate of Designation, Preferences and Rights of the Series D and E Preferred.


 (3) These shares may be acquired upon the exercise of a warrant to purchase Common Stock at an exercise price per share of $0.85 which is 125% of closing bid price on the date the transaction with The Augustine Fund L.P. closed. (Series D Preferred transaction.)

 (4) These shares may be acquired upon the exercise of an option to purchase 225,000 shares at $0.40 per share and is in settlement of an outstanding obligation.


 (5) These shares may be acquired upon the exercise of warrants to purchase 60,000 shares of Common Stock at an exercise price of $0.34 per share and 50,000 shares of Common Stock at an exercise price of $0.69 per share.

 (6) Includes shares may be acquired upon the exercise of warrants to purchase 2,000 shares at $.34 per share and 5,000 shares at $.42 per share.


 (7) These shares may be acquired upon the exercise of options to purchase 100,000 shares at $0.50 and 200,000 shares at $0.42 and are a part of his employment agreement.

 (8) These shares may be acquired upon the exercise of options to purchase Common Stock at an exercise price of $0.50 and are part of his employment agreement.

 (9) These shares were acquired in payment of outstanding obligations.

(10) Acquired in private placement to accredited investors.



* Represents less than one percent.


     Except as set forth below, no Selling Security Holder has held any position or office, or has had any material relationship with, the Company or any of its affiliates within the past three years.

      Steven B. Rash has served as the Company's President and Chief Executive Officer, as a director since July 15, 1995 and as Chairman of the Board since January 1, 1997. Lawrence M. Hoffman, a director of the Company, served as its Vice President of Business Development from 1991 to June 28, 1995 and interim Treasurer from March 28, 1995 to June 28, 1995. Marshall Kerr, Vice President of Sales and Marketing, joined the Company in October 1997 and was appointed Vice President in December 1997. Richard Manley is president of one of the Company's domestic distributors. Farnsworth & vonBerg represented the Company in litigation matters in 1994 and 1995. A portion of the remaining Selling Security Holders are past and/or present vendors of the Company who have accepted shares of Common Stock as payment for amounts owed to them by the Company.

                              PLAN OF DISTRIBUTION

      The Company has been advised that the Selling Security Holders may sell Common Stock from time to time in transactions on the OTC Bulletin Board(R), in privately-negotiated transactions or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the shares offered hereby to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      Other methods by which the Shares may be sold include, without limitation:
(i) transactions which involve cross or block trades or any other transaction permitted by the NASDAQ or other trading markets, (ii) "at the market" to or through market makers or into an existing market for the Common Stock, (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (iv) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise), (v) through short sales, or (vi) any combination of any such methods of sale. The Selling Stockholders may also enter an into option or other transactions with broker-dealers which require the delivery to such broker dealers of the Common Stock offered hereby, which Common Stock such broker-dealers may resell pursuant to this Prospectus. The Selling Shareholders may also make sales pursuant to Rule 144 under the Securities Act of 1933, as amended, if such exemption from registration is otherwise available.

      The Selling Security Holders and any broker-dealers who act in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


      Pursuant to certain Registration Rights Agreements with Series D and Series E Preferred Stockholders, the Company has agreed to indemnify these Selling Stockholders and each underwriter against certain liabilities, including certain liabilities under the Securities Act as amended, or will contribute to payments such Selling Stockholders or underwriters may be required to make in respect of certain losses, claims, damages or liabilities. The Company has also agreed pursuant to the Registration Rights Agreement to pay the expenses incurred in connection with filing the registration statement of which the Prospectus is a part, other than selling commissions.


      With respect to the shares of Common Stock offered hereby which may be acquired upon the exercise of warrants (the "Warrant Shares"), each of the warrant holders, representing an aggregate of 317,000 shares of Common Stock, and the holder of options exercisable for 1,125,000 shares of Common Stock (the "Option Shares"), has agreed that the Company may voluntarily suspend the effectiveness of this registration statement for a limited time, not to exceed 120 days, if the Company has been advised by counsel or a managing underwriter involved in an offering by the Company that the offering of the Warrant Shares and Offering Shares pursuant to this registration statement would adversely affect, or would be improper in view of, a proposed financing, reorganization, recapitalization, merger, consolidation or similar transaction involving the Company.

      The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. However, if all of the warrants and options representing shares of Common Stock in this offering are exercised, the Company will receive aggregate proceeds therefrom of $751,680.


                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed on for the Company by Porter & Hedges, L.L.P., of Houston, Texas.

                                     EXPERTS

      The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997, are included herein in reliance on the report, which includes an explanatory paragraph that refers to substantial doubt regarding the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

                  The Company has filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

                  The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULE

                                                                                       PAGE
                                                                                       ----
CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Accountants ..................................................  F-2
  Consolidated Balance Sheets at March 31, 1998 and December 31, 1997 and 1996 .......  F-3
  Consolidated Statements of Operations for the three months ended March 31,
  1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995 and for the period from inception, September 4, 1984, to March 31, 1998.....................  F-4
  Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
  period from inception to December 31, 1993, for the years ended December 31,
  1997, 1996, 1995 and 1994 and for the three months ended March 31, 1998 ...........   F-5
  Consolidated Statements of Cash Flows for the three months ended March 31,
  1998 and 1997 and for the years ended December 31, 1997, 1996, and 1995 and for
  the period from inception, September 4, 1984 to March 31, 1998.....................   F-9
  Notes to Consolidated Financial Statements ........................................   F-11
CONSOLIDATED FINANCIAL STATEMENT SCHEDULE
  Report of Independent Accountants .................................................   F-26
  Schedule II -- Valuation and Qualifying Accounts ..................................   F-27

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, which are not presented, are not required under the related instructions or are inapplicable, and therefore have been omitted.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
American BioMed, Inc.:

     We have audited the accompanying consolidated balance sheets of American BioMed, Inc. and Subsidiaries (the "Company") (a development stage enterprise) as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American BioMed, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 18 to the consolidated financial statements, the Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development and developing markets for its products. Consequently, as shown in the accompanying consolidated financial statements through December 31, 1997, the Company had a cumulative loss of $27,149,225 since its inception and had a working capital deficit of ($627,151) at December 31, 1997. The above conditions raise substantial doubt about the Company's ability to continue as a going concern. Accordingly, the Company's continued existence is dependent upon its ability to obtain additional working capital, to develop and market its products and, ultimately, upon its ability to attain profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
March 31, 1998

                     AMERICAN BIOMED, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                                             MARCH 31,                DECEMBER 31
                                                                              1998           ------------------------------
                                                                            (UNAUDITED)          1997              1996
                                                                           ------------      ------------      ------------
Current assets:
  Cash and cash equivalents .............................................  $    100,352      $     82,789      $  1,183,613
  Accounts receivable, trade, net of Allowance for doubtful accounts of  $57,167 for March 31, 1998, $57,167 and $57,500 for 1997 and
   1996, respectively ...................................................        91,696           158,724           168,359
  Accounts receivable, other ............................................        28,786            13,716            19,848
  Inventories ...........................................................       648,557           648,957           462,097
  Other current assets ..................................................       112,716           144,713           277,195
                                                                           ------------      ------------      ------------
         Total current assets ...........................................       982,107         1,048,899         2,111,112

Property and equipment, net .............................................       165,337           167,991            81,315
Patents, net of accumulated amortization of $929,439, $920,330 and
$870,014 in 1998, 1997 and 1996, respectively ...........................       153,582           158,695           164,655
Goodwill, net of accumulated amortization of $728,246, $697,475 and
$574,391 in 1998, 1997 and 1996, respectively ...........................       502,590           533,361           656,444
Other assets ............................................................        35,439            36,110            55,625
                                                                           ------------      ------------      ------------
         Total assets ...................................................  $  1,839,055      $  1,945,056      $  3,069,151
                                                                           ============      ============      ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Notes payable to stockholders and others ..............................  $    272,961      $    300,976      $  1,278,485
  Current maturities of long-term debt ..................................        42,560            41,694            38,404
  Current maturities of capital lease obligations .......................       421,626           416,901           266,078
  Accounts payable ......................................................       398,260           254,234           301,184
  Accrued liabilities ...................................................       664,372           662,245           483,167
                                                                           ------------      ------------      ------------

         Total current liabilities ......................................     1,799,779         1,676,050         2,367,318
Long-term debt, net of current maturities ...............................        61,694            71,855           110,472
Capital lease obligations, net of current maturities ....................         3,795                --           302,766
Deferred revenue ........................................................        85,000           100,000           160,000
Commitments and contingencies Stockholders' equity (deficit):
Preferred stock, $.001 par value, 2,000,000 shares authorized,
  Series A: Convertible preferred stock, 1,390 shares authorized,
    1,290 shares issued and outstanding at March 31, 1998 and 1,390 shares issued and outstanding at 1997 and 1996, $1,000 per share or $1,290,000 and $1,390,000 aggregate liquidation preference,
    respectively ........................................................             1                 1                 1
  Series B: Convertible preferred stock, 2,500 shares authorized,
    300, 500 and 1,500 shares issued and outstanding March 31, 1998,
    December 31, 1997 and 1996, $1,000 per share or $300,000, $500,000 and $1,500,000 aggregate liquidation preference, respectively,
    plus an additional 10% per year from the date of issuance ...........             1                 1                 2
  Series C: Convertible preferred stock, 125 shares authorized, 83 and 112 shares issued and outstanding at March 31, 1998 and
    December 31, 1997, $20,000 per share or $1,660,000 and $2,240,000 aggregate liquidation preference, respectively, plus an additional
    7% per  year from the date of issuance ..............................            --                --                --
Common stock, $.001 par value, 50,000,000 shares authorized
  22,376,889, 18,457,426 and 13,544,019 shares issued at March 31,
  1998 and December 31, 1997 and 1996, respectively, of which
  68,323 shares are held in treasury ....................................        22,377            18,457            13,544
Additional paid-in capital ..............................................    27,826,067        27,479,517        24,741,670
Deficit accumulated during the Development stage ........................   (27,708,059)      (27,149,225)      (24,375,022)
Less treasury stock at cost, 68,323 shares ..............................      (251,600)         (251,600)         (251,600)
                                                                           ------------      ------------      ------------
         Total stockholders' equity (deficit) ...........................      (111,213)           97,151           128,595
                                                                           ------------      ------------      ------------
         Total liabilities and stockholders' equity (deficit) ...........  $  1,839,055      $  1,945,056      $  3,069,151
                                                                           ============      ============      ============


                          The accompanying notes are an
            integral part of the consolidated financial statements.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                   INCEPTION
                                                                                       THREE MONTHS ENDED      SEPTEMBER 4, 1984,
                                          ENDED         ENDED         ENDED                MARCH 31,                   TO
                                       DECEMBER 31,  DECEMBER 31,  DECEMBER 31,            (UNAUDITED)           MARCH 31, 1998
                                           1997          1996          1995            1998            1997       (UNAUDITED)
                                      ------------   ------------   ------------   ------------   ------------   ------------
Revenues, net ......................  $    545,473   $    579,533   $    660,770   $    162,085   $    117,346   $  4,022,205
Cost of sales ......................      (482,360)      (420,838)      (649,355)      (152,619)      (124,734)    (3,867,885)
                                      ------------   ------------   ------------   ------------   ------------   ------------
Gross profit (loss) ................        63,113        158,695         11,415          9,466         (7,388)       154,320
                                      ------------   ------------   ------------   ------------   ------------   ------------
Operating expenses:
  Selling, general and
     administrative ................    (2,075,695)    (1,718,595)    (2,169,591)      (483,820)      (468,050)   (18,016,450)
  Research and development .........      (648,049)      (640,792)      (537,962)       (91,309)      (146,287)    (7,989,351)
  Distributor settlement ...........            --             --             --             --             --     (1,080,915)
                                      ------------   ------------   ------------   ------------   ------------   ------------
                                        (2,723,744)    (2,359,387)    (2,707,553)      (575,129)      (614,337)   (27,086,716)
                                      ------------   ------------   ------------   ------------   ------------   ------------
     Loss from operations ..........    (2,660,631)    (2,200,692)    (2,696,138)      (565,663)      (621,725)   (26,932,396)
                                      ------------   ------------   ------------   ------------   ------------   ------------
 Other income (expense):
  Interest income ..................        44,200          4,252          7,239            595          5,041        154,529
  Interest expense .................      (183,538)      (313,914)      (276,688)       (32,288)       (42,609)    (2,911,264)
  Other income (expense) ...........        25,766       (114,762)     1,561,203         38,522         15,000      1,981,072
                                      ------------   ------------   ------------   ------------   ------------   ------------
     Other income (expense), net ...      (113,572)      (424,424)     1,291,754          6,829        (22,568)      (775,663)
                                      ------------   ------------   ------------   ------------   ------------   ------------
  Net loss .........................  $ (2,774,203)  $ (2,625,116)  $ (1,404,384)  $   (558,834)  $   (644,293)  $(27,708,059)
  Less preferred stock dividends ...            --     (1,183,413)            --             --             --     (1,183,413)
                                      ------------   ------------   ------------   ------------   ------------   ------------
  Net loss attributable to common
     shareholders ..................  $ (2,774,203)  $ (3,808,529)  $ (1,404,384)  $   (558,834)  $   (644,293)  $(28,891,472)
                                      ============   ============   ============   ============   ============   ============
  Net loss per common share ........  $       (.18)  $      (0.34)  $      (0.15)  $       (.03)  $       (.05)
                                      ============   ============   ============   ============   ============
  Weighted average number of
    common shares outstanding ......    15,528,231     11,310,592      9,362,198     19,436,936     13,986,312
                                      ============   ============   ============   ============   ============

             The accompanying notes are an integral part of the
                     consolidated financial statements.

                     AMERICAN BIOMED, INC. AND SUBSIDIARY
                       (A DEVELOPMENT STAGE ENTERPRISE)

     CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                          DEFICIT
                                                                                                         ACCUMULATED
                                      PREFERRED STOCK          COMMON STOCK              ADDITIONAL       DURING THE
                                 ----------------------  -----------------------------    PAID-IN        DEVELOPMENT
                                    SHARES      PAR         SHARES             PAR        CAPITAL           STAGE
                                 ----------- ----------  -------------     -----------  ------------    -------------
Issuance of $1 par
  value common stock
  on September 4, 1984........                                 1,000       $  1,000
Redemption of $1 par
  value common stock..........                                (1,000)        (1,000)
Issuance of $.001 par
  value common stock..........                             1,000,000          1,000
Issuance of $.001 par
  value common stock
  at fair market value of
  services rendered...........                               100,000            100   $     19,900
Issuance of Series A
  preferred stock.............      156,250     $  156                                     499,844
Issuance of common
  stock pursuant to a
  three-for-one stock
  split subsequent to
  December 31, 1990,
  retroactively applied.......                             2,200,000          2,200         (2,200)
Redemption of common
  stock pursuant to a
  one-for 2.325 reverse
  stock split subsequent  to
  December 31, 1990,
  retroactively applied.......                            (1,880,645)        (1,881)         1,881
Issuance of $.001 par
  value common stock
  in connection with
  Bridge Notes................                               182,000            182         45,318
Issuance of stock
  purchase warrants...........                                                             100,000
Sale of common stock,
  net of offering costs.......                               800,000            800      3,059,472
Conversion of Series A
  preferred stock.............    (156,250)      (156)       223,214            223            (67)
Conversion of
  $255,000 principal
  amount of debenture.........                                63,750             64        254,936
Exercise of underwriter's
  over allotment option,
  net of offering costs.......                               111,700            112        483,367
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of Freedom
  Machine, Inc. ..............                                60,000             60        206,940
Conversion of
  $385,000 principal
  amount of debentures........                                96,250             96        384,904
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of Cathlab
  Corporation.................                               450,000            450      2,024,550
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of VMS,
  Inc.........................                                27,777             28        124,971
                                       TREASURY STOCK
                                   -------------------------
                                      SHARES         COSTS              TOTAL
                                   -----------   -----------       ---------------
Issuance of $1 par
  value common stock
  on September 4, 1984........                                   $      1,000
Redemption of $1 par
  value common stock..........                                         (1,000)
Issuance of $.001 par
  value common stock..........                                          1,000
Issuance of $.001 par
  value common stock
  at fair market value of
  services rendered...........                                         20,000
Issuance of Series A
  preferred stock.............                                        500,000
Issuance of common
  stock pursuant to a
  three-for-one stock
  split subsequent to
  December 31, 1990,
  retroactively applied.......                                          --0--
Redemption of common
  stock pursuant to a
  one-for 2.325 reverse
  stock split subsequent to
  December 31, 1990,
  retroactively applied.......                                          --0--
Issuance of $.001 par
  value common stock
  in connection with
  Bridge Notes................                                         45,500
Issuance of stock
  purchase warrants...........                                        100,000
Sale of common stock,
  net of offering costs.......                                      3,060,272
Conversion of Series A
  preferred stock.............                                          --0--
Conversion of
  $255,000 principal
  amount of debenture.........                                        255,000
Exercise of underwriter's
  over allotment option,
  net of offering costs.......                                        483,479
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of Freedom
  Machine, Inc................                                        207,000
Conversion of
  $385,000 principal
  amount of debentures........                                        385,000
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of Cathlab
  Corporation.................                                      2,025,000
Issuance of $.001 par
  value common stock
  in connection with
  acquisition of VMS,
  Inc.........................                                        124,999

                     AMERICAN BIOMED, INC. AND SUBSIDIARY
                       (A DEVELOPMENT STAGE ENTERPRISE)

           CONSOLIDATED STATEMENTS OF CHANGE CHANGE IN STOCKHOLDERS'
                        EQUITY (DEFICIT) -- (CONTINUED)



                                                                                                          DEFICIT
                                                                                                         ACCUMULATED
                                      PREFERRED STOCK          COMMON STOCK              ADDITIONAL       DURING THE
                                 ----------------------  -----------------------------    PAID-IN        DEVELOPMENT
                                    SHARES      PAR         SHARES             PAR        CAPITAL           STAGE
                                 ----------- ----------  -------------     -----------  ------------    -------------
Issuance of $.001 par
  value common stock
  in connection with
  6% promissory note..........                                58,576       $     59   $    263,533
Issuance of $.001 par
  value common stock
  in connection with
  purchase of assets
  of SuperStat, Inc...........                                18,182             18         81,801
Issuance of $.001 par
  value common stock
  in connection with
  a $500,000 loan
  from a bank.................                                79,365             79        357,064
Issuance of $.001 par
  value common stock
  in connection with
  Therex settlement...........                                58,823             59        499,941
Issuance of Series B
  preferred stock,
  net of offering costs.......      287,500     $  288                                   2,545,858
Exercise of stock
  purchase warrants...........                               678,717            679      2,800,341
Issuance of $.001 par
  value common stock
  in connection with
  Therex settlement...........                                77,000             77            (77)
Issuance of $.001 par
  value common stock
  in connection with
  consulting  agreement.......                                50,000             50        174,950
Exercise of stock options.....                               166,880            167         38,795
Reacquire $.001 par
  value common stock
  originally issued
  in connection with
  Therex settlement...........
Treasury stock
  reissued, 67,500
  common shares at cost.......                                                               1,600
Issuance of 193,500
  warrants in
  connection with 9%                                                                       574,176
  promissory notes............
Dividend requirement
  on Series B
  preferred stock.............                                                            (135,209)
Conversion of Series
  B preferred stock
  into $.001 par
  value common stock..........     (287,500)      (288)    1,268,465          1,268        134,091
Sale of common stock
  for cash, net of
  offering costs..............                             1,500,000          1,500      3,501,299
Net loss for the
  period......................                                                                        $(16,559,366)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, December 31,
  1993........................           --         --     7,390,054       $  7,390   $ 18,041,979    $(16,559,366)
                                  ---------     ------  ------------       --------   ------------    ------------
                                     TREASURY STOCK
                                 -------------------------
                                    SHARES         COSTS              TOTAL
                                 -----------   -----------       ---------------
Issuance of $.001 par
  value common stock
  in connection with
  6% promissory note..........                                 $    263,592
Issuance of $.001 par
  value common stock
  in connection with
  purchase of assets
  of SuperStat, Inc. .........                                       81,819
Issuance of $.001 par
  value common stock
  in connection with
  a $500,000 loan
  from a bank.................                                      357,143
Issuance of $.001 par
  value common stock
  in connection with
  Therex settlement...........                                      500,000
Issuance of Series B
  preferred stock,
  net of offering costs.......                                    2,546,146
Exercise of stock
  purchase warrants...........                                    2,801,020
Issuance of $.001 par
  value common stock
  in connection with
  Therex settlement...........                                        --0--
Issuance of $.001 par
  value common stock
  in connection with
  consulting  agreement.......                                      175,000
Exercise of stock options.....                                       38,962
Reacquire $.001 par
  value common stock
  originally issued
  in connection with
  Therex settlement...........   (135,823)         $(500,000)      (500,000)
Treasury stock
  reissued, 67,500
  common shares at cost.......     67,500             248,400       250,000
Issuance of 193,500
  warrants in
  connection with 9%                                                574,176
  promissory notes............
Dividend requirement
  on Series B
  preferred stock.............                                     (135,209)
Conversion of Series
  B preferred stock
  into $.001 par
  value common stock..........                                      135,071
Sale of common stock
  for cash, net of
  offering costs..............                                    3,502,799
Net loss for the
  period......................                                  (16,559,366)
                                ----------         ---------   ------------
Balance, December 31,
  1993........................    (68,323)         $(251,600)  $  1,238,403
                                ----------         ---------   ------------

                     AMERICAN BIOMED, INC. AND SUBSIDIARY
                       (A DEVELOPMENT STAGE ENTERPRISE)

               CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS'
                        EQUITY (DEFICIT) -- (CONTINUED)

                                                                                                          DEFICIT
                                                                                                         ACCUMULATED
                                      PREFERRED STOCK          COMMON STOCK              ADDITIONAL       DURING THE
                                 ----------------------  -----------------------------    PAID-IN        DEVELOPMENT
                                    SHARES      PAR         SHARES             PAR        CAPITAL           STAGE
                                 ----------- ----------  -------------     -----------  ------------    -------------
Issuance of shares in
  connection with
  private placements..........                               684,395       $    684   $    566,734
Issuance of shares in
  connection with
  officer subscription........                                40,000             40         31,460
Issuance of shares to
  an officer in
  connection with
  private placement...........                                15,000             15          2,985
Exercise of stock
  options.....................                               400,000            400        224,600
Issuance of shares to
  employees in lieu
  of salary...................                                11,500             12         11,738
Issuance of shares
  previously paid for
  but not issued..............                                 8,548              9             (9)
Conversion of
  shareholder loan............                               111,111            111         49,889
Issuance of shares in
  payment of expenses.........                               117,812            118         70,396
Issuance of shares
  for services................                               524,554            524         55,726
Additional accrual of
  expenses related to
  1993 offering...............                                                             (24,795)
Net loss for the
  year........................                                                                        $ (3,786,156)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, December 31,
  1994........................           --         --     9,302,974          9,303     19,030,703     (20,345,522)
                                  ---------     ------  ------------       --------   ------------    ------------
Issuance of shares in
  connection with
  officer loan................                                 2,000              2
Issuance of shares to
  an officer in lieu
  of salary...................                                15,000             15          6,161
Issuance of shares in
  payment of
  expenses....................                                34,300             34         47,239
Issuance of shares in
  connection with
  private
  placement...................                               151,000            151         60,349
Issuance of
  options.....................                                                              37,500
Issuance of
  Warrants....................                                                               8,400
Other.........................                                                                (206)
Net loss for the
  year........................                                                                          (1,404,384)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, December 31, 1995....           --         --     9,505,274       $  9,505   $ 19,190,146    $(21,749,906)
                                  ---------     ------  ------------       --------   ------------    ------------


                                     TREASURY STOCK
                                 -------------------------
                                    SHARES         COSTS           TOTAL
                                 -----------   -----------     -------------
Issuance of shares in
  connection with
  private placements..........                                 $    567,418
Issuance of shares in
  connection with
  officer subscription........                                       31,500
Issuance of shares to
  an officer in
  connection with
  private placement...........                                        3,000
Exercise of stock
  options.....................                                      225,000
Issuance of shares to
  employees in lieu
  of salary...................                                       11,750
Issuance of shares
  previously paid for
  but not issued..............
Conversion of
  shareholder loan............                                       50,000
Issuance of shares in
  payment of expenses.........                                       70,514
Issuance of shares
  for services................                                       56,250
Additional accrual of
  expenses related to
  1993 offering...............                                      (24,795)
Net loss for the
  year........................                                   (3,786,156)
                                ---------         ----------   ------------
Balance, December 31,
  1994........................    (68,323)        $( 251,600)    (1,557,116)
                                ---------         ----------   ------------
Issuance of shares in
  connection with
  officer loan................                                            2
Issuance of shares to
  an officer in lieu
  of salary...................                                        6,176
Issuance of shares in
  payment of
  expenses....................                                       47,273
Issuance of shares in
  connection with
  private
  placement...................                                       60,500
Issuance of
  options.....................                                       37,500
Issuance of
  Warrants....................                                        8,400
Other.........................                                         (206)
Net loss for the
  year........................                                   (1,404,384)
                                ---------     ---------        ------------
Balance, December 31, 1995....    (68,323)    $(251,600)       $ (2,801,855)
                                ---------     ---------        ------------

                     AMERICAN BIOMED, INC. AND SUBSIDIARY
                       (A DEVELOPMENT STAGE ENTERPRISE)

               CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS'
                        EQUITY (DEFICIT) -- (CONTINUED)

                                                                                                          DEFICIT
                                                                                                         ACCUMULATED
                                      PREFERRED STOCK          COMMON STOCK              ADDITIONAL       DURING THE
                                 ----------------------  -----------------------------    PAID-IN        DEVELOPMENT
                                    SHARES      PAR         SHARES             PAR        CAPITAL           STAGE
                                 ----------- ----------  -------------     -----------  ------------    -------------

Issuance of shares in
  connection with
  private placements,
  net of offering
  costs.......................        2,890     $    3     1,250,001       $  1,250   $  2,870,066
Exercise of stock
  options.....................                               197,000            197        142,220
Exercise of
  warrants....................                               744,165            744        390,581
Issuance of options...........                                                             237,087
Issuance of shares in
  payment of certain
  liabilities.................                             1,245,579          1,246      1,545,263
Issuance of shares
  for services................                               600,000            600        366,900
Issuance of shares to
  individuals.................                                 2,000              2          3,229
Other.........................                                                              (3,822)
Net loss for the year.........                                                                        $ (2,625,116)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, December 31,
  1996........................        2,890          3    13,544,019         13,544     24,741,670     (24,375,022)
                                  ---------     ------  ------------       --------   ------------    ------------
Issuance of shares in
  connection with
  private placements,
  net of offering
  costs.......................          125                                              2,212,410
Exercise of stock
  options.....................                                20,000             20          3,730
Exercise of
  Warrants....................                               802,583            803        319,230
Conversion of
  preferred stock.............       (1,013)        (1)    3,881,102          3,881         (3,880)
Issuance of shares in
  payment of certain
  liabilities.................                               172,222            172        178,114
Issuance of shares
  for services................                                37,500             37         28,243
Net loss for the
  year........................                                                                          (2,774,203)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, December 31,
  1997........................        2,002          2    18,457,426         18,457     27,479,517     (27,149,225)
                                  ---------     ------  ------------       --------   ------------    ------------
Issuance of shares in
  connection with
  private placements..........                               970,696            971        347,029
Conversion of preferred stock.        (329)                2,914,767          2,915         (2,586)
Issuance of shares in payment
of certain liabilities........                                34,000             34          2,107
Net loss for the period.......                                                                            (558,834)
                                  ---------     ------  ------------       --------   ------------    ------------
Balance, March 31, 1998
(Unaudited)...................        1,673     $    2    22,376,889       $ 22,377   $ 27,826,067    $(27,708,059)
                                  =========     ======  ============       ========   ============    ============


                                      TREASURY STOCK
                                  -------------------------
                                     SHARES         COSTS              TOTAL
                                  -----------   -----------       ---------------
Issuance of shares in
  connection with
  private placements,
  net of offering
  costs.......................                                 $  2,871,319
Exercise of stock
  options.....................                                      142,417
Exercise of
  warrants....................                                      391,325
Issuance of options...........                                      237,087
Issuance of shares in
  payment of certain
  liabilities.................                                     1,546,509
Issuance of shares
  for services................                                       367,500
Issuance of shares to
  individuals.................                                         3,231
Other.........................                                        (3,822)
Net loss for the year.........                                     (2,625,116)
                                 ---------     ---------        ------------
Balance, December 31,
  1996........................     (68,323)     (251,600)            128,595
                                 ---------     ---------        ------------
Issuance of shares in
  connection with
  private placements,
  net of offering
  costs.......................                                     2,212,410
Exercise of stock options.....                                         3,750
Exercise of Warrants..........                                       320,033
Conversion of
  preferred stock.............                                            --
Issuance of shares in
  payment of certain
  liabilities.................                                       178,286
Issuance of shares
  for services................                                        28,280
Net loss for the year.........                                    (2,774,203)
                                 ---------     ---------        ------------
Balance, December 31,
  1997........................     (68,323)    $(251,600)       $     97,151
                                 =========     =========        ============
Issuance of shares in
connection
with private placements.......                                       348,000
Conversion of preferred stock.                                           329
Issuance of shares in payment
of certain liabilities........                                         2,141
Net loss for the period.......                                      (558,834)
                                 ---------     ---------        ------------
Balance, March 31, 1998
(Unaudited)                         68,323     $(251,600)       $   (111,213)
                                 =========     =========        ============





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                           THREE MONTHS ENDED
                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED               MARCH 31,
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,           (UNAUDITED)
                                                                1997          1996          1995            1998            1997
                                                           ------------   ------------   ------------   ------------   ------------
Cash flows from operating activities:
 Net loss................................................. $ (2,774,203)  $ (2,625,116)  $ (1,404,384)  $   (558,834)  $   (644,293)
                                                           ------------   ------------   ------------   ------------   ------------
 Adjustments to reconcile net loss to cash used by
  operating  activities:
  Depreciation and amortization...........................      237,633        334,012        660,539         56,310         47,250
  Write off of goodwill...................................                                    120,000
  Expenses paid by transfer of equipment..................                                      3,380
  Loss (gain) on sale of assets...........................                      24,972       (501,043)       (23,154)
  Interest expense recorded upon issuance of common
    stock and warrants in connection with notes payable...
  Issuance of common stock and warrants for services......                     604,587         53,245
  Write off of note receivable from officer...............
  Noncash compensation....................................                                     45,900
  Gain on sale of investment securities...................
  Distributor settlement..................................
  Write off of investment in joint venture................
  Write off of patents....................................                         600
  Write off of obsolete inventory.........................                                     43,325
  Changes in operating assets and liabilities:
   Accounts receivable, net...............................       15,767          2,570        (97,115)        51,958         16,078
   Inventories............................................     (186,860)       (91,967)       (74,007)           400         (8,998)
   Other assets...........................................      181,378         51,145        (57,495)        32,668         61,527
   Accounts payable.......................................      (33,460)      (135,640)      (203,921)       144,026         40,250
   Accrued liabilities....................................      332,553        239,973        (12,142)         4,596         83,427
   Deferred revenue.......................................      (60,000)       (60,000)       (60,000)       (15,000)       (15,000)
                                                           ------------   ------------   ------------   ------------   ------------
     Total adjustments....................................      487,011        970,252        (79,334)       251,804        224,534
                                                           ------------   ------------   ------------   ------------   ------------
     Net cash used by operating activities................   (2,287,192)    (1,654,864)    (1,483,718)      (307,030)      (419,759)
                                                           ------------   ------------   ------------   ------------   ------------
Cash flows from investing activities:
  Capital expenditures....................................     (142,206)       (46,773)        (1,076)       (16,623)       (10,080)
  Issuance of notes receivable............................
  Proceeds from repayment of notes receivable.............
  Investments in patents..................................      (44,356)       (31,414)       (51,877)        (3,995)       (10,902)
  Investment in joint venture.............................                                     (2,015)
  Organization costs......................................
  Purchase of investment securities.......................
  Proceeds from sale of investment securities.............
  Proceeds from sale of assets............................        1,516          1,264        507,113         26,000
  Cash acquired in acquisition of Freedom Machine.........
  Cash acquired in acquisition of Cathlab Corporation.....
                                                           ------------   ------------   ------------   ------------   ------------
     Net cash provided (used) by investing activities.....     (185,046)       (76,923)       452,145          5,382        (20,982)
                                                           ------------   ------------   ------------   ------------   ------------
Cash flows from financing activities:
  Cash dividends on preferred stock.......................
  Offering costs..........................................     (287,590)      (322,859)                                    (287,590)
  Financing costs.........................................
  Proceeds from notes payable to banks....................
  Proceeds from notes payable to stockholders.............                      34,750
  Proceeds from notes payable to others...................      116,250      1,835,576      1,688,560
  Repayments of notes payable to bank.....................                      (5,000)
  Repayments of notes payable to stockholders.............                    (286,260)
  Repayments of notes payable to others...................   (1,129,086)    (1,932,618)      (614,145)       (37,310)    (1,015,835)
  Proceeds from patent assignment and leaseback...........
  Proceeds from equipment assignment and leaseback........
  Proceeds of capital lease obligations...................                                                     8,521
  Principal payments under capital lease obligations......     (151,943)       (99,278)      (115,411)                      (24,770)
  Proceeds from sale of debentures........................
  Proceeds from sale of preferred stock...................    2,500,000      2,890,356                                    2,500,000
  Proceeds from sales of common stock and exercise of
   unregistered Warrants..................................      320,033        694,556         60,500        348,000        310,034


                                                                INCEPTION
                                                           SEPTEMBER 4, 1984,
                                                                   TO
                                                              MARCH 31, 1998
                                                              (UNAUDITED)
                                                             ------------
Cash flows from operating activities:
 Net loss.................................................   $(27,708,059)
                                                             ------------
 Adjustments to reconcile net loss to cash used by
  operating  activities:
  Depreciation and amortization...........................      3,069,510
  Write off of goodwill...................................        120,000
  Expenses paid by transfer of equipment..................         37,134
  Loss (gain) on sale of assets...........................       (499,225)
  Interest expense recorded upon issuance of common
    Stock and warrants in connection with notes payable...      1,250,907
  Issuance of common stock and warrants for services......      1,066,347
  Write off of note receivable from officer...............         25,000
  Noncash compensation....................................         45,900
  Gain on sale of investment securities...................         (4,190)
  Distributor settlement..................................        625,915
  Write off of investment in joint venture................        227,256
  Write off of patents....................................         79,167
  Write off of obsolete inventory.........................        367,688
  Changes in operating assets and liabilities:
   Accounts receivable, net...............................        (62,924)
   Inventories............................................     (1,110,684)
   Other assets...........................................        201,100
   Accounts payable.......................................      1,115,374
   Accrued liabilities....................................      1,140,443
   Deferred revenue.......................................         85,000
                                                             ------------
     Total adjustments....................................      7,779,718
                                                             ------------
     Net cash used by operating activities................    (19,928,341)
                                                             ------------
Cash flows from investing activities:
  Capital expenditures....................................       (594,055)
  Issuance of notes receivable............................        (85,000)
  Proceeds from repayment of notes receivable.............         35,000
  Investments in patents..................................       (485,339)
  Investment in joint venture.............................       (229,271)
  Organization costs......................................         (1,000)
  Purchase of investment securities.......................         (4,391)
  Proceeds from sale of investment securities.............          8,581
  Proceeds from sale of assets............................        535,893
  Cash acquired in acquisition of Freedom Machine.........          6,338
  Cash acquired in acquisition of Cathlab Corporation.....          6,446
                                                             ------------
     Net cash provided (used) by investing activities.....       (806,798)
                                                             ------------
Cash flows from financing activities:
  Cash dividends on preferred stock.......................           (138)
  Offering costs..........................................       (940,243)
  Financing costs.........................................        (59,309)
  Proceeds from notes payable to banks....................      2,333,880
  Proceeds from notes payable to stockholders.............      1,225,921
  Proceeds from notes payable to others...................      5,858,587
  Repayments of notes payable to bank.....................     (2,070,000)
  Repayments of notes payable to stockholders.............       (822,992)
  Repayments of notes payable to others...................     (5,941,413)
  Proceeds from patent assignment and leaseback...........        500,000
  Proceeds from equipment assignment and leaseback........        305,000
  Proceeds of capital lease obligations...................          8,521
  Principal payments under capital lease obligations......       (782,110)
  Proceeds from sale of debentures........................        640,000
  Proceeds from sale of preferred stock...................      8,436,502
  Proceeds from sales of common stock and exercise of
   unregistered Warrants..................................      9,402,350



                                                                                                            THREE MONTHS ENDED
                                                            YEAR ENDED     YEAR ENDED     YEAR ENDED             MARCH 31,
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,           (UNAUDITED)
                                                                1997          1996          1995            1998            1997
                                                           ------------   ------------   ------------   ------------   ------------

  Proceeds from exercise of stock options.................        3,750         97,000
  Treasury stock acquired.................................
  Proceeds from issuance of registered stock purchase
   warrants...............................................
  Proceeds from exercise of registered stock purchase
   Warrants...............................................
                                                           ------------   ------------   ------------   ------------   ------------
    Net cash provided by financing activities.............    1,371,414      2,906,223      1,019,504        319,211      1,481,839
                                                           ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and cash equivalents......   (1,100,824)     1,174,436        (12,069)        17,563      1,041,098
Cash and cash equivalents at beginning of period..........    1,183,613          9,177         21,246         82,789      1,183,613
                                                           ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents at end of period................ $     82,789   $  1,183,613   $      9,177   $    100,352   $  2,224,711
                                                           ============   ============   ============   ============   ============


                                                             INCEPTION
                                                          SEPTEMBER 4, 1984,
                                                                 TO
                                                            MARCH 31, 1998
                                                            (UNAUDITED)
                                                           ------------

  Proceeds from exercise of stock options.................      339,917
  Treasury stock acquired.................................     (500,000)
  Proceeds from issuance of registered stock purchase
   warrants...............................................      100,000
  Proceeds from exercise of registered stock purchase
   Warrants...............................................    2,801,018
                                                           ------------
    Net cash provided by financing activities.............   20,835,491
                                                           ------------
Net increase (decrease) in cash and cash equivalents......      100,352
Cash and cash equivalents at beginning of period..........           --
                                                           ------------
Cash and cash equivalents at end of period................ $    100,352
                                                           ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    American BioMed, Inc. (the "Company") was incorporated on September 4, 1984, for the purpose of developing, manufacturing and marketing medical, surgical and diagnostic devices. The Company markets its products to health care providers that are high volume users of angioplasty, atherectomy and stent devices, to third-party distributors and to independent representatives that are both geographically located in, and sell in North and South America, Western Europe, the Middle East, the Far East and Southeast Asia. Domestic and foreign export sales comprise approximately 34.5% and 65.5%, respectively, of the Company's sales. The percentage of sales by geographic region is as follows: 34.5% in the United States, 16.9% in Italy, 15.7% in other European countries, 12.0% in South America, and 20.9% in other countries. The Company faces competition from primarily two other companies. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to research and development, developing markets for its products and raising capital to support these efforts. The following is a summary of the Company's significant accounting policies.

Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Cathlab Corporation and Freedom Machine, Inc., after elimination of all intercompany accounts and transactions. Effective September 30, 1996, the Company dissolved Freedom Machine, Inc. and all remaining assets were transferred to the Company. The Company operates in a single segment, which accounts for in excess of 90% of the Company's total revenues, loss and identifiable assets.

    The Company's financial statements have been prepared using accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets and liabilities that might be necessary should the Company be unable to continue in existence.

Interim Financial Statements

       The consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations.

Cash and Cash Equivalents

    For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company primarily invests its excess cash in deposits with major banks and other financial institutions, and at times, these deposits may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company selects depository institutions based upon management's review of the financial stability of the institution. For these short-term instruments, the carrying amount approximates estimated fair value.

Inventories

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

Property and Equipment

    Property and equipment are recorded at cost. Maintenance and repairs that do not improve or extend the life of the assets are expensed as incurred. Expenditures for renewals and betterments are capitalized. The cost of assets retired and the related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations when incurred. Depreciation for property and equipment is calculated using the straight-line method over the estimated useful lives of the assets (one to seven years) for financial reporting purposes and the modified accelerated cost recovery system for tax reporting purposes.

Technology and Patents

    Patents represent the cost of obtaining the rights to utilize and develop certain atherectomy catheters, heart-assist pumps and related devices. The costs of the patents are amortized using the straight-line method over the estimated useful lives of the patents (5 years). The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and changing customer needs. The Company believes that its future success will depend, in part, upon its ability to change, identify and develop technical innovations and apply them to new products designed for specific applications. The Company's success depends, in part, on its ability to continue to have patent protection for its products, maintain trade secret protection and operate without infringing on the proprietary rights of others. The Company intends to vigorously defend its patents against any infringements. The Company has been issued several patents and several others are pending, all of which were internally developed.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Goodwill

    Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value of the net assets at the date of acquisition and is being amortized using the straight-line method over ten years. The purchase price is allocated to assets and liabilities based upon their fair values. Amounts allocated to intangible assets are the same for financial and tax reporting purposes. The Company periodically compares the carrying value of its goodwill to the anticipated undiscounted future operating income from the businesses whose acquisition gave rise to the goodwill and for 1997 no impairment is indicated or expected.

Long-Lived Assets


    In fiscal year 1996 the Company adopted the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). In accordance with SFAS 121, the carrying values of the Company's long-lived assets are reviewed if facts and circumstances suggest that such assets may be impaired. If any impairment is indicated as a result of such reviews, the Company would measure impairment using techniques such as projected future undiscounted cash flows or third-party valuations. In management's opinion, no impairment in carrying value of its long-lived assets exists.


Other Assets

    Other assets consist of membership fees and long-term deposits.

    The Company has adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"). SFAS 129 requires all entities, public and nonpublic that have issued securities which provide evidence of debt or ownership or a related right to adequately disclose within the financial statement, information regarding the Company's capital structure and is effective for financial statements issued for periods ending after December 15, 1997.

Revenue Recognition

    Revenue is recognized when products are shipped.

Research and Development

    Research and development costs are expensed as incurred.

Loss Per Share

    The Company has adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS
128). SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. Basic earnings per share is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the periods. Diluted earnings per share includes the number of shares issuable upon exercise of stock options, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method. The effect of the computation is antidilutive due to continuing losses, therefore only basic earnings per share is presented.

Concentration of Credit Risk

    The Company performs ongoing credit evaluations of its customers and generally does not require collateral on its trade receivables. Reserves are maintained for potential credit losses, and such losses have been within management's expectations.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Regulation

    The Company's medical equipment is subject to review by the United States Food and Drug Administration (the "FDA"). The FDA regulates and must approve the manufacture, distribution and promotion of medical devices in the United States. Various states and foreign countries in which the Company's products may be sold impose additional regulatory requirements. Certain of the Company's products have received marketing clearance from the FDA through the 510(k) Notification process, other products are pending FDA approval, and other products are being evaluated.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Third-Party Reimbursement

    The Company sells its products to distributors, hospitals, physicians and other health care providers for use in furnishing care to their patients. Substantially all except the distributors rely on third-party payors, principally Medicare, Medicaid, and private health insurance plans, to reimburse all or part of the costs or fees associated with the medical procedures performed. While the Company cannot predict the cost of its devices, or the procedures to be performed with its products, or the relative cost and efficacy of competing products or procedures, changes in third-party payor reimbursement practices regarding the procedures performed with medical devices sold by the Company may adversely affect the Company.

Millennium Change


    The Company installed vendor upgrades for each of its computer-based applications that will accommodate the millennium change. The Company is, however, in the process of identifying any current suppliers who are not prepared to offer assurances that their systems will be year 2000 compliant. The Company does not believe that the millennium change will have an adverse impact on its operations.


Recent Pronouncements

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 established standards for reporting and display of comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. It requires the items of other comprehensive income be classified by their nature and the accumulated balance of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section. SFAS 130 is effective for fiscal years beginning after December 15, 1997 and application is to be adopted at the beginning of the fiscal year. The Company has not yet determined the impact that the adoption of SFAS 130 will have on its presentation of financial information.

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes standards requiring public business enterprises to report information about operation segments in annual financial statements on the basis that is used internally for evaluating segment performance and allocating resources, and requires selected information be reported in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

2. INVENTORIES:

Inventories consisted of the following:


                                    MARCH 31, 1998           DECEMBER 31,
                                     (UNAUDITED)         1997            1996
                                    --------------    ----------      ----------
Raw materials ..................      $  226,635      $  225,340      $  178,762

Work in process ................         233,757         169,657         157,114

Finished Goods .................         188,165         253,960         126,221
                                      ----------      ----------      ----------

                                      $  648,557      $  648,957      $  462,097
                                      ==========      ==========      ==========

3. PROPERTY AND EQUIPMENT, NET:

Property and equipment consisted of the following:


                                                                     DECEMBER 31,
                                            MARCH 31, 1998   ------------------------
                                             (UNAUDITED)        1997           1996
                                            --------------   ---------      ---------
Furniture and fixtures ..................     $  72,938      $  72,887      $  51,133
Machinery and equipment .................       695,163        733,577        627,917
Leasehold improvements ..................        28,949         28,949         15,673
Equipment under capital lease agreements.         7,123         24,243         24,243
                                              ---------      ---------      ---------
                                                804,173        859,656        718,966

Less accumulated depreciation and
amortization ............................      (638,836)      (691,665)      (637,651)
                                              ---------      ---------      ---------
                                              $ 165,337      $ 167,991      $  81,315
                                              =========      =========      =========

    Included in accumulated depreciation and amortization at March 31, 1998 and December 31, 1997 and 1996 is $0,$23,865 and $22,195, respectively, of accumulated amortization on equipment acquired under capital lease agreements. Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was approximately $54,000, $133,000 and $191,000, respectively. For the three months ended March 31, 1998 and 1997, depreciation expense was approximately $16,500 and $5,300, respectively.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. GOODWILL

    In November 1995 the Company sold certain assets and the associated customer base of the catheter hole punch operations to a related party. Accordingly, the Company wrote off approximately $120,000 of goodwill associated with these assets.


5. DEFERRED REVENUE

    On August 26, 1994, the Company signed a Patent License, Research & Development Agreement with Wright Medical Technologies, Inc. (WMT) in which the Company licensed to WMT the world-wide manufacturing and distribution rights to the "spinal dissector". The Company received a $300,000 license fee and will receive 5% royalty from sales by WMT through the life of the patent. The Company granted to WMT a stock purchase warrant for 150,000 shares with an exercise price of $2.00. The warrant is exercisable through August 1999. The contract called for the Company to continue to develop the spinal dissector on behalf of WMT and granted the Company the first right of refusal for the manufacturing of the spinal dissector. The Company performed and received additional fees for development services of $2,400 during the year ended December 31, 1995. No development fees were included in revenues for the year ended December 31, 1997 and 1996, and the three months ended March 31, 1998 and 1997. The $300,000 license fee is being amortized over five years, the life the Company uses to amortize patents. The unamortized balance of $85,000, $100,000 and $160,000 is reflected as deferred revenue as of March 31, 1998, December 31, 1997 and 1996, respectively.

6. NOTES PAYABLE AND LONG-TERM DEBT:


                                                                                                   DECEMBER 31,
                                                                          MARCH 31, 1998   ----------------------------
                                                                           (UNAUDITED)         1997             1996
                                                                          -------------    -----------      -----------

Notes payable to stockholders and others consisted of the
  following:
Uncollateralized promissory note to stockholder, bearing
  interest at 10%, payable quarterly with principal due on demand ...     $   242,450      $   242,450      $   242,450
Note payable to an insurance company bearing interest at 8.7%
  per year payable in monthly installments of $5,298 including
  interest,maturing August 8, 1997 ..................................              --               --           36,035
Note payable to an insurance company bearing interest at 8.7%
  per year, payable in monthly installments of $5,298 including
  interest, maturing August 8, 1998 .................................          25,925           41,035               --
Note payable to an insurance company bearing interest at
  7.75% per year payable in monthly installments of $4,213 including
  interest, maturing January 1, 1998 ................................              --            4,186               --
Note payable to an insurance company payable in non-interest
  bearing quarterly installments of $5,733, maturing April 9, 1998 ..           4,586           10,319               --
Note payable to an insurance company payable in non-interest
  bearing quarterly installments of $1,493, maturing April 14, 1998..              --            2,986               --
Uncollateralized note payable to a company bearing interest
  at 12% per year, maturing January 27, 1997 ........................              --               --        1,000,000
                                                                          -----------      -----------      -----------
                                                                          $   272,961      $   300,976      $ 1,278,485
                                                                          ===========      ===========      ===========
Long-term debt consisted of the following:
Note payable to a law firm bearing interest at 8.25% per year payable in monthly installments of $3,858 including interest,
  maturing August 1, 2000............................................     $   104,254      $   113,549      $   148,876
Less current maturities .............................................         (42,560)         (41,694)         (38,404)
                                                                          -----------      -----------      -----------
                                                                          $    61,694      $    71,855      $   110,472
                                                                          ===========      ===========      ===========

    The Company has failed to make monthly payments to the law firm when due. Under the terms of the note agreement, the law firm can elect to impose an interest rate of 18%. The law firm has not made this election.

    Future maturities of notes payable and long term debt are as follows:

          1998 ............................    $ 342,670
          1999 ............................       41,927
          2000 ............................       29,928
                                               ---------
                                               $ 414,525
                                               =========

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. SUPPLEMENTAL FINANCIAL INFORMATION:

ACCRUED LIABILITIES:


Accrued liabilities consisted of the following:

                                                          DECEMBER 31
                                   MARCH 31, 1998  -------------------------
                                    (UNAUDITED)       1997           1996
                                    -----------    ----------     ----------
Accrued interest payable ......     $  176,434     $  208,007     $  133,129
Accrued payroll and related
taxes .........................        119,572        122,306        132,672
Accrued offering costs ........        102,000        102,000        102,000
Other .........................        266,366        229,932        115,366
                                    ----------     ----------     ----------
                                    $  664,372     $  662,245     $  483,167
                                    ==========     ==========     ==========


OTHER INCOME/EXPENSES:

Other income and expenses for the year ended December 31, 1995 consisted primarily of $1 million received in connection with a forfeited option fee from United States Surgical Corporation and approximately $495,000 realized gain from the sale of the European patent for the OmniCath(R) atherectomy catheter to Guerbet S.A. of France.


8. COMMITMENTS AND CONTINGENCIES:

Lease Obligations

The Company leases certain patents and equipment under agreements classified as capital leases. In addition, the Company leases its office space and other properties under noncancelable operating leases through November 2002. Future minimum payments under the capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1997:

                                       CAPITAL    OPERATING
                                       LEASES      LEASES
                                     ----------   --------
1998..............................   $  470,259   $146,906
1999..............................                  55,850
2000..............................                  27,026
2001..............................                   5,640
2002..............................                   3,488
                                     ----------   --------
Total minimum lease payments......      470,259   $238,910
                                                  ========
Amounts representing interest.....      (53,358)
                                     ----------
Present value of future lease
payments..........................      416,901
Less current maturities...........     (416,901)
                                     ----------
                                     $      -0-
                                     ==========

    Rental expense under operating leases for the years ended December 31, 1997, 1996 and 1995 and for the period from inception, September 4, 1984, to December 31, 1997 amounted to $151,705, $157,972, $243,881, and $1,282,835, respectively.

Litigation


     On December 8, 1994, a vendor commenced a lawsuit against the Company regarding unpaid invoices in the amount of $124,759 plus attorney fees and accrued interest. On June 15, 1995, the parties to the lawsuit executed a Stipulation of Settlement, a Consent Judgment and a Stipulation of Dismissal to be held in escrow. The Company agreed to pay $125,000 to the vendor under the settlement agreement; $25,000 was paid upon execution of this stipulation and the balance was due on or before October 31, 1995. The amount of $100,000 is included in accounts payable at December 31, 1995. The balance was paid through the issuance of 116,145 shares of the Company's common stock in 1996. The vendor sold the shares for less than the amount owing under the settlement agreement including applicable interest and legal fees. The balance of approximately $55,000 has been properly accrued in 1997. In February 1998, the Company reached an agreement with the vendor for the final payment schedule on the balance due.

     In May 1997, a former officer and director of the Company filed a lawsuit alleging oppressive action toward a minority shareholder, breach of contract, wrongful termination and unpaid debts and advances. The Company is vigorously contesting this lawsuit and is pursuing counterclaims against the plaintiff. The February 1998 mediation conference, which was mandated by the Court, did not result in a settlement agreement and the case is scheduled for trial in 1998. The financial statements properly account for notes payable to the plaintiff in the amount of $242,450, related accrued interest and accrued salary. The Company is unable to make a meaningful analysis of possible or likely damages, if any. However, an adverse resolution of this matter may have a material adverse impact on the Company's financial position, results of operations and cash flows.


    In August 1997, a former officer and director of the Company filed a lawsuit alleging breach of contract and is seeking specific performance and monetary damages. The Company is vigorously contesting this lawsuit. The Company has accrued $125,000 which is management's best estimate of the ultimate liability, if any. The resolution of this matter may have a material adverse impact on the Company's financial position, results of operations or cash flows.

    In September 1997, a former distributor filed a lawsuit alleging the letter agreement terminating their distribution agreement was breached by the Company due to the non-issuance of options to purchase 437,500 shares of common stock at $0.40 per share. These options have been properly reserved, but have not been issued. Management believes the resolution of this matter will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

    The Company is occasionally a party to litigation (other than that specifically noted) arising in the ordinary course of business. Management regularly analyzes current information and, as necessary, provides accrual for probable liabilities for the eventual disposition of the matter. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company's financial position, results of operations or cash flows.

Unaudited

    On May 1, 1998 the Company reached an agreement with the former distributor to settle the September 1997 lawsuit with the issuance of options to purchase 225,000 shares for an exercise price of $0.40 per share, exercisable for six months. Since the exercise price of $0.40 was less than the fair market value on May 1, 1998, compensation expense of approximately $65,250 will be recorded in the second quarter 1998 financial statements.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. FEDERAL INCOME TAXES:

    At December 31, 1997, the Company had net operating loss (NOL) and research and development (R&D) credit carryforwards available to offset future taxable income approximately as follows:

 YEAR EXPIRES        N O L       R & D
--------------   ------------ --------
  2003.......    $    71,500
  2004.......         14,300
  2005.......        450,300  $   7,635
  2006.......      1,462,000     50,550
  2007.......      3,122,800    143,632
  2008.......      7,432,100    163,052
  2009.......      2,181,300     73,637
  2010.......        925,000     34,286
  2011.......      3,409,000     41,669
  2012.......      2,456,000     33,400
                 -----------  ---------
                 $21,524,300  $ 547,861
                 ===========  =========

    Net operating loss carryforwards for financial reporting purposes and alternative minimum tax reporting purposes are approximately the same as those under the regular tax method. Special limitations exist under the tax law which may restrict the utilization of the regular tax and alternative minimum tax net operating loss carryforwards. The amount of this restriction, if any, has not been determined.

    The Company adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting For Income Taxes". Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value. The tax-effected components of deferred tax assets at December 31, 1997 and 1996, are as follows:

                                  1997          1996
                              -----------   -----------
Total deferred tax assets:
Net operating losses and
other......................   $ 8,827,000   $ 7,995,000
Valuation allowance........    (8,827,000)   (7,995,000)
                              -----------   -----------
                              $       -0-   $       -0-
                              ===========   ===========

    The Company has significant net operating loss carryforwards for which realization of tax benefits is uncertain and therefore all deferred tax assets have been fully reserved at December 31, 1997 and 1996, respectively. The change in the total valuation allowance for the year ended December 31, 1997 and 1996 was a net increase of approximately $832,000 and $1,159,000, respectively. Contributing primarily to this change were operating losses incurred during 1997.

10. RELATED PARTY TRANSACTIONS:

    For the period from inception, September 4, 1984, to December 31, 1997, the Company made payments for legal, engineering and consulting services and products and supplies provided by certain stockholders which amounted to $1,089,869. Of this amount, $7,797, $37,500, and $50,000 related to the years ended December 31, 1997, 1996 and 1995, respectively.

    On August 23, 1995 the Company sold its proprietary OmniCath(R) atherectomy EPO patent to Guerbet S.A., a stockholder of the Company, of Paris, France for $500,000 cash.

    Steven B. Rash entered into a three-year employment agreement with the Company, dated as of July 15, 1995 (the "Agreement"). Pursuant to the Agreement, Mr. Rash is employed as President and Chief Executive Officer of the Company. The Agreement provides for a salary of $135,000 per year with annual increases, plus bonuses of up to fifty percent, and options to purchase 600,000 shares of common stock at $0.50 per share. The options vest at varying times during the term of Mr. Rash's three-year employment agreement. In 1997 Mr. Rash's agreement was extended to December 31, 1999. The base salary was increased to $165,000 per year, with a cash bonus of $30,000 to be paid should the Company's revenues exceed $2 million in 1997. Options to purchase an additional 900,000 shares of common stock at $.6875 per share were granted.

    A director, stockholder and paid consultant of the Company and formerly a Vice President, is a limited partner of Aberlyn Capital Management Limited Partnership ("Aberlyn") and is an officer, director and stockholder of Aberlyn Capital Management, Inc., the general partner of Aberlyn. Effective December 31, 1992, the Company and Aberlyn entered into a Patent Assignment and License Agreement (the "Patent and License Agreement") pursuant to which the Company assigned patents as collateral which are owned by the subsidiary, Cathlab Corporation (the "Cathlab Patents"), to Aberlyn in return for $500,000. The Cathlab Patents were exclusively licensed back to the Company for three years for a monthly license fee of $16,355, after which Aberlyn was required to reassign the Cathlab Patents to the Company in exchange for $50,000. Under its terms, if the Company declined to purchase the Cathlab Patents, the Patent and License Agreement would automatically be extended for an additional nine months for a monthly license fee of $17,099, after which the Cathlab Patents would automatically revert back to the Company.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Company and Aberlyn entered into an equipment lease effective May 13, 1993 (the "Equipment Lease") pursuant to which the Company assigned certain equipment as collateral to Aberlyn in consideration of $205,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $6,706, after which Aberlyn was required to return the equipment to the Company in exchange for $20,500. Under the terms, if the Company opted not to purchase the equipment, the Equipment Lease would automatically be extended for an additional three months for a monthly payment of $7,011, after which the equipment would automatically revert back to the Company.

    Effective August 13, 1993, the Company and Aberlyn entered into an additional equipment lease (the "Second Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $100,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $3,271, after which Aberlyn was required to return the equipment to the Company in exchange for $10,000. If the Company declined to purchase the equipment, the term of the Second Equipment Lease was to be automatically extended or an additional three months for a monthly payment of $3,420, after which the equipment would automatically revert back to the Company.

    The Company and Aberlyn entered into an agreement effective March 28, 1994 whereby the terms of the Patent and License Agreement, the Equipment Lease and the Second Equipment Lease were modified. The payment terms of the license fee pursuant to the Patent and License Agreement were revised to semiannual payments of $97,445 and the payment terms of the Equipment Lease were similarly revised to semiannual payments of $39,100 and $20,281, respectively. In consideration to Aberlyn for making these modifications, the Company issued warrants to Aberlyn to purchase 150,000 shares of the Company's common stock at an exercise price of $1.50 per share exercisable over a five-year period. On May 28, 1996, Aberlyn and the Company reached an agreement to restructure the Leases which resulted in a revised schedule of lease payments over a twenty-four month period, with the initial payment commencing on June 1, 1996. The payments were based on an outstanding principal amount of approximately $500,000 and total accrued interest of approximately $148,000. In addition, 115,000 shares of common stock were issued in payment of consulting fees, investment banking service fees and accumulated miscellaneous expenses totaling $115,728.

    Effective November 1, 1997, the Company and Aberlyn entered into modification agreements of the Leases which revised the schedule of lease payments and extended the maturity date to October 1, 1998.

    On February 18, 1996, the Company and Zanett Capital, Inc. ("Zanett"), a financial consulting firm, signed an agreement whereby Zanett agreed to help the Company raise capital pursuant to an offshore private placement of equity. Zanett's President and Chief Executive Officer is a member of the Company's Board of Directors. As a retainer for availability of services by Zanett, the Company agreed to grant Zanett warrants to purchase shares of common stock at a rate of 1 for every 10 issued at an exercise price of $0.50 per share, exercisable for five years from date of grant. Date of grant is the date of each closing. During 1996 through the efforts of Zanett, the Company sold 1,250,001 shares of common stock, 1,390 shares of Series A preferred and 1,500 shares of Series B preferred stock pursuant to Regulation S of the Securities Act of 1933, as amended. In connection with these placements, the Company issued warrants to purchase 811,310 shares of common stock to unrelated parties. In addition, a 10% placement fee of approximately $319,000 has been paid to Zanett or their designated representative.

    In September 1996, Zanett was issued a restricted exercise warrant to purchase 25,000 shares of common stock at $.9375 in connection with the placement of bridge financing.

    The Company does not have a policy against employing relatives. During the years ended December 31, 1997, 1996 and 1995, the Company paid salaries and wages to relatives of officers of the Company amounting to $7,797, $22,692, and $51,600, respectively.

11. CAPITAL STOCK:

Common Stock

    Pursuant to Regulation S of the Securities Act, in February 1996 the Company sold 1,250,001 shares of common stock at a purchase price of $0.24 per share to a group of foreign investors.

    On November 22, 1996 the shareholders approved the increase in authorized shares of the Company's common stock from 25,000,000 to 50,000,000.

Preferred Stock

    In December 1992, the Company created a new class of preferred stock, the "Series B preferred stock", with an offering price of $10 per share, consisting of 350,000 shares. As of December 31, 1992, the Company had sold 10,000 shares of Series B preferred stock and had received gross proceeds of $100,000. During the first quarter of 1993, an additional 277,500 shares of the Series B preferred stock were sold netting $2,456,145. Annual cumulative 10% dividends were payable quarterly commencing April 1, 1993.

    Pursuant to the Certificate of Incorporation, as amended, during the period July 1993 through October 22, 1993 (the date of a public offering), all the 287,500 shares of the Series B preferred stock outstanding were converted into 1,202,773 shares of common stock. The accrued dividends thereon were converted into 65,693 shares of common stock, and $138 was paid in cash.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Pursuant to Regulation S of the Securities Act, in February 1996 the Company sold 1,390 shares of its Series A convertible preferred stock, par value $.001 per share ("Series A Preferred"), at a purchase price of $1,000 per share, to a group of foreign investors (the "Investors"). The Series A Preferred, which bears no dividends and confers no voting rights, is senior in priority to the Company's other equity securities (except with the consent of a majority of the holders of the Series A Preferred) and is convertible at any time after October 30, 1996 at the option of the holders into such number of Common Shares (the "Series A Conversion Shares") as is equal to $1,000 divided by the lesser of (i) $.24 or (ii) 80% of the average of closing bid price of the common stock for the five consecutive days ending two days prior to the day the election to convert is made (the "Conversion Price"). The number of Conversion Shares is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. In July 1999 any outstanding shares of the Series A Preferred will be automatically converted based on the Conversion Price then in effect. In addition, registration rights were granted to the Investors for the common stock issuable upon conversion of the Series A Preferred. The term of the registration rights is three years and includes three demand registration rights and unlimited piggyback rights. In the event that the Company conducts an underwritten offering during such term, the number of shares offered by the holders pursuant to a piggyback registration may be cut back on a pro rata basis at the discretion of the managing underwriter.

    Pursuant to Regulation S of the Securities Act, in November 1996 the Company issued units consisting of (i) 1,500 of its 1996 Series B convertible preferred stock, par value $.001 per share (the "Series B Preferred"), and (ii) an equal number of warrants to purchase common stock (the "Warrants") to a group of foreign investors (the "Series B Investors") for a total purchase price of $1,500,000, or $1,000 per unit. The proceeds of the sale were used to pay off notes in the amount of $835,576, with the balance to be used to fund clinical trials and for general working capital.

    The Series B Preferred, which bears no dividends and confers no voting rights, is of equal priority to the Series A Preferred and senior in priority to the Company's other equity securities (except with the consent of a majority of the holders of the Series B Preferred) and is convertible at any time at the option of the holders into a number of shares of common stock (the "Series B Conversion Shares") based on the lesser of (i) the average of the market price for the common stock for the ten consecutive days prior to the sixtieth day after the closing date of the Series B issuance, i.e., $1.40 per share or (ii) between 70% and 86% (depending on the length of time since the closing date of the Series B issuance) of the average of the market price for the five consecutive days prior to the day the election to convert is made (the "Series B Conversion Price"). The number of Series B Conversion Shares is subject to adjustment from time to time upon the occurrence of stock splits, and similar events. In November 1998, any outstanding shares of the Series B Preferred will be automatically converted based on the Series B Conversion Price then in effect. Each Warrant entitles the holder to the number of shares of common stock equal to the quotient of $1,000 divided by the market price of the common stock on the closing date of the Series B issuance. The exercise price of the Warrants is equal to the average of the market price for the common stock for the ten consecutive days prior to the sixtieth day after the closing date of the Series B issuance. The Warrants terminate five years after issuance and the exercise price of the warrants and the number of shares of common stock underlying the Warrants are both subject to adjustment upon the occurrence of stock splits, reverse stock splits, the issuance of below-market securities, and other events. In addition to the Series B Preferred and the Warrants, the Series B Investors were given registration rights with respect to the shares of common stock issuable upon conversion of the Series B Preferred and exercise of the Warrants. The term of the registration rights is three years and includes three demand registration rights and unlimited piggyback rights. In the event the Company conducts an underwritten offering during such term, the number of shares offered by the holders pursuant to a piggyback registration may be cut back on a pro rata basis at the discretion of the managing underwriter.

    As a result of Securities and Exchange Commission guidance issued in early 1997 with respect to beneficial conversion features in connection with the issuance of convertible preferred stock, the Company was deemed to recognize noncash preferred stock dividends totaling approximately $1.2 million in fiscal year 1996. This amount is equivalent to the discount from the fair market value of the common stock given to the purchasers of the Series A and B calculated as of the date of the sale of such stock.

    Pursuant to Section 4(2) of the Securities Act, in March 1997 the Company issued 125 shares of its Series C convertible preferred stock, par value $.001 per share (the "Series C Preferred") to Nelson Partners, an unaffiliated investor, for a total purchase price of $2,500,000 or $20,000 per share. The proceeds of the sale will be used to fund clinical trials, research and development projects and general working capital. The Series C Preferred, which bears no dividends and confers no voting rights, is of equal rank with shares of the Series A Preferred and the Series B Preferred and senior to the Company's other equity securities (except with the consent of the majority of the holders of Series C Preferred). The Series C Preferred is convertible at any time on or after 120 days after the initial date of issuance at the option of the holder into a number of shares of common stock (the "Series C Conversion Shares") based on a formula as defined in the purchase agreement.

    The Series C conversion price is the lesser of (i) $1.75 (adjusted if there is a lock up in effect) or (ii) the average of the closing bid price for the common stock for the five consecutive trading days immediately preceding the date the election to convert is made (the "Series C Conversion Price"). The number of Series C Conversion Shares is subject to adjustment from time to time upon the occurrence of stock splits, reverse stock splits, and similar events. On March 1, 2000 any outstanding shares of the Series C Preferred will be automatically converted based on the Series C Conversion Price then in effect.

    Registration rights were conferred upon the Series C Preferred requiring the Company to file an S-3 Registration Statement ("Registration Statement") covering the resale of the Series C Conversion Shares on or before the ninetieth day following the issuance date ("Scheduled Effective Date"). The Registration Statement became effective July 25, 1997 which was after the Scheduled Effective Date.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


    The Company may at its option at any time after the 180th day and prior to the 361st day following the issuance of the Series C Preferred, prohibit holders of the Series C Preferred from exercising any conversion rights granted (the "Lock-Up") when certain conditions are met. In the event the Company effects a lock-up, each holder of the Series C Preferred will be entitled to a warrant (the "Lock-Up Warrant") exercisable for that number of shares of common stock equal to ( 1/2) one-half of the number of shares of common stock which would have been issuable had such holder converted, and on the last day of the lock-up period will be entitled to an additional Lock-Up Warrant exercisable for that number of shares of common stock equal to one-half of the number of shares of common stock which would have been issuable had such holder converted. The exercise price of the Lock-Up Warrant is the fixed conversion price ($1.75) that is in effect at the time of issuance of the Lock-Up warrant, but not subject to any adjustments.

    The Company has reserved 7,642,857 shares of common stock for issuance (i) upon conversion of the Series C Preferred, (ii) upon exercise of the warrants and (iii) the placement warrants.

    During 1997 1,000 shares of Series B Preferred and 13 shares of Series C Preferred were converted into 3,112,780 and 768,322 shares of common stock, respectively.

    The board of directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary or involuntary liquidation or dissolution of the Company, and the preferences and relative rights among each series of preferred stock.

Loss per share

    Basic loss per share and diluted loss per share for the years ended December 31, 1997, 1996 and 1995 are the same due to the antidilutive effect the conversion of warrants and options have on loss per share.

12. STOCK PURCHASE WARRANTS:

    Under the terms of the agreement with Aberlyn Capital Management Limited Partnership (See Note 10), the Company issued Aberlyn and Aberlyn Holdings Company, Inc., an affiliate of Aberlyn, warrants to purchase 15,000 and 60,000 shares of common stock, respectively, at $7.50 per share. The warrants expire in January 1998.

    In September and October 1993 the Company issued warrants to purchase a total of 193,500 shares of its common stock. These warrants are exercisable at any time during the five-year period from date of issue at a per share price of $1.00. During 1996 warrants for 2,500 shares were exercised.

    In July 1993 the Company issued stock purchase warrants to the holders of the Series B preferred stock to purchase an aggregate of 288,203 shares of the Company's common stock at an exercise price of $6.65 per share. The warrants expire in June 1998.

    In August 1993 the Company issued warrants to purchase 848,002 shares of common stock at an exercise price of $2.16 per share in connection with a 30-day lock-up agreement upon the conversion of the Series B preferred stock on October 22, 1993. The warrants expire in 1998.

    In connection with the offering of 1,500,000 shares in October 1993, the Company issued warrants to its underwriters to purchase 150,000 shares of common stock at prices ranging from $2.50 to $3.60 per share. The warrants are exercisable for five years.

    In March 1994, the Company issued warrants to purchase 20,000 shares of common stock at $1.00 per share in connection with a loan guarantee. In June 1994, the Company issued an additional 50,000 warrants to purchase common stock in connection with the renewal and extension of the note which is due when the Company raises a minimum of $1,000,000 in new equity. The warrants are exercisable for five years.

    In connection with the modification of the lease terms with Aberlyn in May 1996, the Company issued warrants to purchase 150,000 shares of common stock at $1.50 per share. The warrants are exercisable for five years.

    In connection with the private placement of 552,042 shares of common stock in January and February, 1994, the Company issued warrants to purchase 224,139 shares of common stock at $1.35 per share. The warrants are exercisable for five years.

    In June 1994, the Company issued warrants to purchase 282,634 shares of common stock at prices ranging from $1.00 per share to $3.60 per share. These warrants were issued as a result of transactions during 1993 in connection with various bridge loans and are exercisable for five years. Warrants for 8,333 shares and 105,665 shares were exercised during 1997 and 1996, respectively. One warrant was underexercised by one share in 1996 which is thereby forfeited.

    In August 1994, in connection with a licensing agreement with Wright Medical Technologies (See Note 5), the Company issued warrants to purchase 150,000 shares of common stock at $2.00 per share. The warrants are exercisable for five years.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    In October 1994, the Company granted to one of its investment bankers, in consideration for past services performed, warrants to purchase 100,000 shares of common stock at $2.50 per share. The warrants are exercisable for five years.

    During February through April 1995, in connection with a bridge loan, the Company issued warrants to purchase 1,374,250 shares of common stock at $.40 per share. The warrants are exercisable for two years and were registered on an S-3 Registration Statement effective August 23, 1996. In 1997 and 1996, respectively, 754,250 shares and 620,000 shares, have been issued in connection with the exercise of these warrants.

    On June 16, 1995, the Board authorized warrants to Aberlyn Capital Management Limited Partnership in order to induce Aberlyn to not accelerate the repayment of loans in the amount of $455,298. The warrants are to purchase 100,000 shares of common stock at $.1875 per share and 100,000 shares of common stock at $.50 per share and are exercisable for five years. An expense of $37,500 was recorded in 1995 for the difference between the fair market value of the stock and the warrant prices.

    In connection with the early exercise of warrants issued for bridge loans, the Company issued warrants to purchase 132,000 shares at $.25 per share in September 1995. Warrants for 40,000 shares were exercised in 1997 and in 1996, respectively. The remaining warrant for 12,000 shares expired September 1997.

    Warrants to purchase 20,000 shares of common stock at an exercise price of $.50 per share were issued in connection with the settlement of litigation in September 1995, exercisable for two years. The warrant expired in 1997.

    In connection with the issuance of promissory notes in September 1996, the Company issued warrants to purchase an aggregate of 250,000 shares of the Company's common stock (the "Bridge Warrants") and certain registration rights in connection with such stock. The Bridge Warrants, issued pursuant to Regulation S of the Securities Act, have a term of five years from the date of issuance and an exercise price equal to the lowest market price for the common stock during the period beginning on the day prior to the date of issuance and ending on the earlier of (i) 180 days thereafter or (ii) the day prior to the date of exercise. The exercise price of the Bridge Warrants and the number of shares of common stock underlying the Bridge Warrants are both subject to adjustment upon the occurrence of stock splits, reverse stock splits, the issuance of below-market securities, and other events. In addition, the lenders were given registration rights with respect to the shares of common stock issuable upon exercise of the Bridge Warrants. The term of the registration rights is three years and includes three demand registration rights and unlimited piggyback rights. In the event the Company conducts an underwritten offering during such term, the number of shares offered by the holders pursuant to a piggyback registration may be cut back on a pro rata basis at the discretion of the managing underwriter.

    In connection with a consulting agreement, the Company issued warrants to purchase 836,310 shares of common stock at prices ranging from $0.50 to $1.40 for fees in connection with the Series A Preferred, Series B Preferred and bridge loan financing and are exercisable for five years from date of grant. Warrants to purchase 1,209,677 shares at $1.40 were issued in connection with the issuance of Series B Preferred Stock, exercisable for five years.

    In December 1996 warrants to purchase 25,000 shares of common stock at $1.50 per share were issued for fees in connection with a short-term loan. The warrants are exercisable for five years.

    Cumulative shares issuable under warrants and their expiration dates as of December 31, 1997 are as follows:

                         EXPIRATION    NUMBER OF   EXERCISE
      GRANT DATE            DATE        SHARES       PRICE
      ----------         ----------    --------- -----------
January 1993..........       1998        75,000  $    7.50
June - October 1993...       1998       329,064  $    1.00
July 1993.............       1998       288,203  $    6.65
October 1993..........       1998       848,002  $    2.16
October 1993..........       1998       135,571  $    3.60
October 1993..........       1998        45,000  $    2.50
January - February 1994      1999       224,139  $    1.35
March 1994............       1999       150,000  $    1.50
March - June 1994.....       1999        70,000  $    1.00
August 1994...........       1999       150,000  $    2.00
October 1994..........       1999       100,000  $    2.50
June 1995.............       2000       100,000  $  0.1875
June 1995.............       2000       100,000  $    0.50
February 1996.........       2001       704,167  $    0.50
September 1996........       2001       275,000  $  0.9375
November 1996.........       2001     1,209,677  $    1.40
November 1996.........       2001       107,143  $    1.40
December 1996.........       2001        25,000  $    1.50
                                     ----------
                                      4,935,966
                                     ==========

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13. STOCK OPTIONS:

    At December 31, 1997, the Company had two stock-based compensation plans which are described below. Additionally, the Company has issued options that are not part of these plans to various employees and consultants (the "Other Plan"). The Company applies APB Opinion 25 and related interpretations in accounting for options issued to employees and directors. Options issued to consultants and other non-employees are recorded at fair market value. The compensation cost that has been charged against income for its stock option plans was approximately $122,781, $238,000 and $98,000 for 1997, 1996 and 1995,
respectively. Had compensation cost for the Company's two stock-based compensation plans and Other Plan been determined consistent with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                 YEAR                       1997          1996          1995
-------------------------------------   -----------   -----------   -----------
Net loss
  As reported........................   $(2,774,203)  $(2,625,116)  $(1,404,384)
  Pro forma..........................   $(3,172,810)  $(3,052,824)  $(1,866,595)
Net loss available to common
shareholders
  As reported........................   $(2,774,203)  $(3,808,529)   (1,404,384)
  Pro forma..........................   $(3,172,810)  $(4,236,237)   (1,866,595)
Net loss per common share
  As reported........................   $      (.18)  $      (.34)  $      (.15)
  Pro forma..........................   $      (.20)  $      (.37)  $      (.20)

    The Company's fixed option plans include the 1996 Incentive Stock Option Plan (the "1996 Plan"), the 1994 Stock Option Plan (the "1994 Plan") and the Other Plan. Effective June 30, 1997 the Board terminated the 1990 and the 1992 Stock Option Plans. There were no outstanding options at the time of termination. Options under the plans, except the Other Plan, generally vest 20% per year over five years after one year of service and have a maximum term of ten years. Options under the Other Plan vest over various periods ranging from immediate to three years.

    The 1996 Plan provides for the grant of (i) stock options, including incentive stock options and non-qualified stock options, (ii) shares of restricted stock, (iii) performance awards payable in cash or common stock, (iv) shares of phantom stock, (v) stock bonuses, and (vi) cash bonuses (collectively, the "Incentive Awards"). As of December 31, 1997, 78,000 shares of common stock and options to purchase 330,000 shares have been granted to consultants and options to purchase 905,000 shares have been granted to employees. The number of shares of common stock subject to the 1996 Plan is 1,500,000 and is effective October 10, 1996 as approved by the stockholders at the annual meeting held November 22, 1996. The 1996 Plan will terminate October 10, 2006 unless earlier terminated by the Company.

    Under the 1994 Plan, options to purchase an aggregate of 1,500,000 shares are available for grants to employees and consultants of the Company and its subsidiaries. The 1994 Plan will terminate on April 8, 2004 unless terminated earlier by the Company.

    In April 1995, in consideration for termination of a distribution agreement, the Company granted a distributor an option to purchase 437,500 shares at $.40 per share.

    In connection with his employment in 1995 as President and CEO, the Company granted Steven B. Rash options to purchase 600,000 shares of common stock at $.50 per share vesting at various times during his three-year contract. The options are exercisable through 2002.

    In connection with a consulting agreement, the Company issued options to purchase 100,000 shares at $.001 per share and 300,000 shares at $.56 per share to a medical consultant in December 1995, exercisable for ten years. The options are exercisable through 2005.

    In connection with their employment in 1996, the Company granted hiring options to three employees for a total of 115,000 at exercise prices ranging from $.50 to 1.25 which equaled fair market value at the time of issuance. During 1997 options to purchase 30,000 shares were forfeited due to termination of employment and failure to exercise within the required time frame. The options are exercisable for five years.

    In connection with settlement agreements, the Company granted options to purchase 225,000 shares of common stock to Lawrence M. Hoffman and 150,000 shares of common stock to a former officer at an exercise price of $.6875. The options are exercisable through 1999 and 1998, respectively.

    In connection with a consulting agreement, the Company issued options to purchase 60,000 shares of stock at $1.00 exercisable for two years.

    The Company granted options to purchase common stock totaling 93,000 shares as a retainer to each of its four directors and for attendance at the Board of Directors meetings during 1997. The options are exercisable for five years at an exercise price ranging from $0.46875 o $1.3125 which equaled fair market value at the time of issuance.

    In connection with his employment agreement in December 1997 as Vice President, Sales and Marketing, the Company granted Marshall Kerr options to purchase 100,000 shares at $.50 and 200,000 shares at $0.42 vesting at various times during his two-year contract and expiring December 2000.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


    A summary of the status of the Company's stock options granted to employees as of December 31, 1997, December 31, 1996 and December 31, 1995 and the changes during the year ended on these dates is presented below:

                                                   EMPLOYEE STOCK OPTIONS
                                  1997                    1996                      1995
                          ---------------------  ----------------------    ----------------------
                                       WEIGHTED                WEIGHTED                  WEIGHTED
                          # SHARES OF   AVERAGE  # SHARES OF    AVERAGE    # SHARES OF    AVERAGE
                          UNDERLYING   EXERCISE  UNDERLYING    EXERCISE    UNDERLYING    EXERCISE
                            OPTIONS     PRICES     OPTIONS      PRICES       OPTIONS      PRICES
                          ----------   --------  -----------   --------    ----------   ---------
Outstanding at
  beginning of the
  year................     1,165,476    $ 0.98    2,872,194     $ 0.78      2,354,984     $ 0.88
Granted
  at-a-discount.......       381,000    $ 1.67       15,000     $ 0.67        663,110     $ 0.42
Granted-at-the-money..       912,000    $ 0.52            0        n/a        500,000     $ 0.36
Granted-at-a-premium..         5,000    $ 0.96      110,000     $ 0.55              0        n/a
Total options
  granted.............     1,298,000    $ 0.65      125,000     $ 0.93      1,163,110     $ 0.48
Exercised.............        20,000    $ 0.19      101,000     $ 1.00              0        n/a
Forfeited.............        31,200    $ 1.04    1,410,618     $ 0.21        145,900     $ 1.00
Expired...............       412,276    $ 1.69      320,100     $ 2.53        500,000     $ 0.50
Outstanding at end of
  year................     2,000,000    $ 0.63    1,165,476     $ 0.98      2,872,194     $ 0.78
Exercisable at end of
  year................       389,180    $ 0.69      645,476     $ 1.31      1,983,312     $ 0.63
Weighted-average FV of
  options granted
  at-a-discount.......   $      0.55             $     0.66                $     0.42
Weighted-average FV of
  options granted
  at-the-money........   $      0.52                    n/a                $     0.36
Weighted-average FV of
  options granted
  at-a-premium........   $      0.96             $     0.55                       n/a
Weighted-average FV of
  all options
  granted.............   $      0.52             $     0.57                $     0.39

    The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

       ASSUMPTION            1997      1996        1995
-----------------------   --------- ----------  -------
Expected Term.............    4.82       3.18        3.45
Expected Dividend Yield...    0.00%      0.00%       0.00%
Expected Volatility.......   95.00%    109.48%     109.48%
Risk-Free Interest Rate...    6.29%      6.01%       5.88%

    The following table summarizes information about employee stock options outstanding at December 31, 1997:

                               OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                    -----------------------------------------    ----------------------------
                                                   WEIGHTED
                                                    AVERAGE
                      NUMBER        WEIGHTED       REMAINING       NUMBER         WEIGHTED
    RANGE OF        OUTSTANDING      AVERAGE      CONTRACTUAL    EXERCISABLE       AVERAGE
 EXERCISE PRICES    AT 12/31/97  EXERCISE PRICE      LIFE        AT 12/31/97   EXERCISE PRICE
 ---------------    -----------  --------------   -----------    -----------   --------------
$0.42 to $0.99.      1,850,000       $ 0.58           7.79         291,980         $ 0.51
$1.00 to $2.99.        145,000       $ 1.04           3.79          93,200         $ 1.06
$3.00 to $5.00.          5,000       $ 5.00           5.20           4,000         $ 5.00
$0.42 to $5.00.      2,000,000       $ 0.63           7.49         389,180         $ 0.69

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           NON-EMPLOYEES STOCK OPTIONS

    A summary of the status of the Company's stock options granted to non-employees as of December 31, 1997, December 31, 1996, and December 31, 1995 and the changes during the year ended on these dates is presented below:

                          STOCK OPTIONS -- CONSULTANTS


                                                    1997                   1996                   1995
                                           ---------------------  ---------------------  ----------------------
                                                        WEIGHTED               WEIGHTED               WEIGHTED
                                            # SHARES OF  AVERAGE   # SHARES OF  AVERAGE   # SHARES OF  AVERAGE
                                            UNDERLYING  EXERCISE   UNDERLYING  EXERCISE   UNDERLYING  EXERCISE
                                              OPTIONS    PRICES      OPTIONS    PRICES      OPTIONS    PRICES
                                            ----------- --------   ----------- --------   ----------- --------
Outstanding at beginning of
the year ...........................        1,572,500    $ 1.70    1,790,167    $ 1.03      957,667    $ 1.60
  Granted at-a-discount.............           60,000    $ 1.00      435,000    $ 0.73      537,500    $ 0.33
  Granted at-the-money..............                0      n/a             0      n/a         5,000    $ 0.25
  Granted at-a-premium..............          270,000    $ 1.00            0      n/a       300,000    $ 0.56
Total options granted...............          330,000    $ 1.00      435,000    $ 0.73      842,500    $ 0.41
Exercised...........................                0      n/a        96,000    $ 1.00            0      N/a
Forfeited...........................                0      n/a             0      n/a             0      N/a
Expired.............................                0      n/a       556,667    $ 1.70       10,000    $ 4.00
Outstanding at end of year..........        1,902,500    $ 0.76    1,572,500    $ 1.70    1,790,167    $ 1.03
Exercisable at end of year..........        1,722,500    $ 0.73    1,422,500    $ 0.72    1,490,167    $ 1.12
Weighted-average FV of options
  granted at-a-discount.............       $     0.81             $     0.67             $     0.29
Weighted-average FV of options
  granted at-the-money..............              n/a                    n/a             $     0.16
Weighted-average FV of options
  granted at-a-premium..............       $     0.34                    n/a             $     0.35
Weighted-average FV of all
  options granted...................       $     0.42             $     0.67             $     0.31

    The following table summarizes information about non-employees stock options outstanding at December 31, 1997:

                                       OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                             -----------------------------------------   --------------------------
                                                           WEIGHTED
                                                            AVERAGE
                               NUMBER       WEIGHTED       REMAINING       NUMBER       WEIGHTED
                             OUTSTANDING     AVERAGE      CONTRACTUAL    EXERCISABLE     AVERAGE
RANGE OF EXERCISE PRICES     AT 12/31/97 EXERCISE PRICE      LIFE        AT 12/31/97 EXERCISE PRICE
------------------------     ----------- --------------   ------------   ----------- --------------
$0.01 to $0.99..........      1,212,500      $ 0.50           3.89        1,212,500      $ 0.50
$1.00 to $3.00..........        690,000      $ 1.22           5.30          510,000      $ 1.29
                            -----------      ------         ------       ----------      ------
$0.01 to $3.00..........      1,902,500      $ 0.76           4.40        1,722,500      $ 0.73

    The fair value of each non-employee stock option granted is estimated on the date of grant using the Black-Sholes option-pricing model with the following weighted-average assumptions:

       ASSUMPTION               1997       1996        1995
-----------------------       --------- ----------  ----------
Expected Term............       5.00       1.26        3.69
Expected Dividend Yield .       0.00%      0.00%       0.00%
Expected Volatility......      95.00%    109.48%     109.48%
Risk-Free Interest Rate..       6.15%      5.61%       6.10%

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14. SUPPLEMENTAL INFORMATION FOR CONSOLIDATED STATEMENT OF CASH FLOWS:

                                                                                                                   (UNAUDITED)
                                                                                            (UNAUDITED)             INCEPTION
                                             YEAR            YEAR          YEAR          THREE MONTHS ENDED        SEPTEMBER 4,
                                              ENDED          ENDED         ENDED             MARCH 31,               1984, TO
                                          DECEMBER 31,   DECEMBER 31,  DECEMBER 31,                                  MARCH 31,
                                              1997           1996          1995        1998              1997          1998
                                           ----------     ----------    ---------   -------------  -------------  -------------
Interest Paid............................. $  108,660     $  392,580    $ 178,156   $      63,862  $      38,180  $   1,319,400
Noncash investing and financing
activities:
Equipment acquired through capital
  lease agreements........................                                                                              266,539
Equipment and leasehold improvements
  acquired through notes payable..........                                                                               35,775
Conversion of accrued interest payable
  to principal on notes payable to
  Stockholders............................                                 26,800                                       105,170
Conversion of Series A and Series B
  preferred stock to common stock.........                                                                                  444
Conversion of 1996 Series B and Series C
  preferred stock to common stock.........  1,260,000                                     880,000                     2,140,000
Conversion of debentures to common
  stock...................................                                                                              640,000
Deferred offering costs incurred in
  prior year charged against offering
  proceeds................................                                                                               41,000
Issuance of common stock in connection
  with purchase of assets of VMS, Inc.....                                                                              124,999
Issuance of common stock in connection
  with purchase of assets of
  Superstat, Inc. ........................                                                                               81,819
Conversion of notes payable to common
  stock...................................                   488,671                                                    538,671
Common stock and warrants issued in
  lieu of interest .......................                    58,139                                                  1,387,300
Patent assignment and leaseback...........                                                                              500,000
Issuance of common stock in connection
  with Therex settlement..................                                                                                   77
Transfer of note receivable from
  officer.................................                                                                               25,000
Write-up of property and equipment on
  Cathlab due to sale and leaseback
  agreement...............................                                                                              221,616
Issuance of common stock and warrants
  for services ...........................     28,280        367,500       56,412                                     1,035,707
Issuance of common stock for certain
  liabilities.............................    178,114      1,546,509                      17,304          48,236      1,741,927


15. SALES INFORMATION:

    During the year ended December 31, 1997 sales to one customer represented 16.9% of the Company's total net sales. The remainder of net sales to any one customer were less than 10%. Sales to three customers during the year ended December 31, 1996 represented 18.7%, 18.2% and 12.9% of net sales while sales to three customers during 1995 represented 24.8%, 20.2% and 19.4% of net sales. The loss of any of these major accounts would be material to the Company's overall results of operations, financial position and cash flows.

    Foreign export net sales for 1997, 1996 and 1995 were approximately 62%, 55% and 81%, respectively.

16. ACQUISITION AND PURCHASE AGREEMENTS:

    During October 1992, the Company acquired the assets of SuperStat, Inc. ("SuperStat") in exchange for 18,182 shares of the Company's common stock, valued at $81,819. Superstat has developed a patented modified collagen hemostatic sponge for use to control bleeding in vascular and general surgery.

    In March 1995, under an agreement with SuperStat, the Company transferred the license agreement to BioCell, Inc. and was relieved of the obligation to pay royalties in consideration of receiving a .5% royalty on future product sales by BioCell, Inc.

17. SUBSEQUENT EVENT:

    From January 26 through March 16, 1998 the Company issued 920,696 shares of common stock through private placements to accredited investors. The share price ranges from $0.34-$0.43 for a total of $331,000.

                      AMERICAN BIOMED, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

18. OPERATIONS:

    The Company has incurred recurring operating losses and negative cash flow. In order to continue as a going concern, the Company must raise additional capital and ultimately achieve profitable operations. Though still a developmental stage company engaged in the development, manufacture and marketing of medical devices, the Company has ten products presently available to market and has comprehensive business strategy which it believes will enable it to capitalize on its technologies and developing trends in the healthcare industry. Management believes it will be able to raise the capital necessary to fund the commercialization of its existing technologies and current working capital for the foreseeable future by "unbundling" its core technologies and identifying a strategic partner for each technology and product in a specific international market.

    The Company's strategic plan consists of focusing on increased market penetration of its ten existing FDA-approved products, continuing to revamp its distribution network, continuing to focus on the commercialization of its core technologies by pursuing US and international regulatory approval, aggressively pursuing the sale of ancillary technology to meet future cash requirements and to validate the proprietary nature of its technologies and continuation of efforts to identify and pursue strategic alliances.

    Management believes that the Company is now positioned to capitalize on its silicone manufacturing expertise and patented minimally invasive technologies. Since receiving ISO 9001 certification in January 1998, the Company has received unsolicited requests to manufacture unique devices to the specifications of third parties, indicating growth potential in the OEM market. One OEM contract for 100,000 units per year is currently in force and another incorporating the manufacture of nine separate product lines is being negotiated.

    In addition, during 1997, management has undertaken efforts to identify healthcare companies with similar technologies or companies seeking new proprietary products to strengthen their existing market position. This strategy is directed toward the formation of strategic alliances, joint venture arrangements, licensing and distribution agreements, and research and development agreements and projects. An integral part of this on-going strategy is to aggressively pursue the sale of all ancillary technology which will enable the Company to focus its resources exclusively on its core technologies and commercial non-angioplasty balloon catheter products. Although there can be no assurances, the Company does not foresee any risks associated with these initiatives.

                     AMERICAN BIOMED, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
American BioMed, Inc.

  Our report on the consolidated financial statements of American BioMed, Inc. and Subsidiaries (a development stage enterprise), which refers to substantial doubt regarding the Company's ability to continue as a going concern, is included on Page F-2 in this registration statement. In connection with our audits of such consolidated financial statements, we have also audited the related consolidated financial statement schedule listed in the index on Page F-1.

  In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                              COOPERS & LYBRAND L.L.P.

Houston, Texas
March 31, 1998

                                                                    SCHEDULE II

                     AMERICAN BIOMED, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

           COLUMN A                        COLUMN B     COLUMN C      COLUMN D     COLUMN E     COLUMN F
                                                               ADDITIONS
                                                       -------------------------
                                                                        (2)
                                                           (1)        CHARGED
                                          BALANCE AT    CHARGED TO       TO
                                           BEGINNING      COSTS        OTHER                   BALANCE AT
                                              OF           AND       ACCOUNTS-    DEDUCTIONS     END OF
               DESCRIPTION                  PERIOD       EXPENSES     DESCRIBE     DESCRIBE      PERIOD
    ------------------------------------  -----------  -----------  ------------  ----------   -----------
  DECEMBER 31, 1995
    Allowance for doubtful
       accounts.........................      $17,588      $51,919                $   24,027(1)    $45,480

    Allowance for deferred
       tax assets.......................    6,522,000      314,000                               6,836,000

  DECEMBER 31, 1996
    Allowance for doubtful
       accounts.........................       45,480       13,238                     1,218(1)     57,500
    Allowance for deferred
       tax assets.......................    6,836,000    1,159,000                               7,995,000

  DECEMBER 31, 1997
    Allowance for doubtful
       accounts.........................       57,500       68,721                    69,054(1)     57,167
    Allowance for deferred
       tax assets.......................    7,995,000      832,000                               8,827,000


    -----------
(1) Write-off of bad debts.

================================================================================


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF, OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.


                              --------------------


                                                    TABLE OF CONTENTS


Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Market for Registrant's Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Management's Discussion and Analysis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Security Ownership and Certain Relationships. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Selling Security Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

================================================================================

                             AMERICAN BIOMED, INC.



                                5,848,744 Shares


                                       of



                                  COMMON STOCK



                                 --------------


                              P R O S P E C T U S


                                 --------------


                             _______________, 1998

                                   PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses payable by the Company in connection with the offering of the shares of Common Stock to be registered and offered hereby are as follows:



SEC registration fee  . . . . . . . . . . . . . . . . . . . $   1,562

Legal fees and expenses   . . . . . . . . . . . . . . . . . $   8,000

Blue Sky fees and expenses (including legal expenses)   . . $     500

Accounting fees and expenses  . . . . . . . . . . . . . . . $  12,000

Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . $   1,000
                                                            ---------
Total   . . . . . . . . . . . . . . . . . . . . . . . . . . $  23,062
                                                            =========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.


        In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.


        The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.


        The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Section
145 of the Delaware General Corporation Law.   In addition, the Company
maintains directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


         Since January 1, 1995, the Company has sold unregistered securities in the amounts, at the time and for the aggregate amounts of consideration listed as follows:


(a) During February through April 1995, in connection with a bridge loan bearing interest at 10% per year, the Company issued warrants to purchase 1,374,250 shares of common stock at $.40 per share. The warrants are exercisable for two years.


Name                                          Principal Amount        Shares of Common Stock
                                                  of Notes                 Issuable upon the
                                                                        Exercise of Warrants
     Amalgam Capital                                  $ 27,000                        67,500
     Jim Bertocchio                                     10,000                        25,000
     Oral Bertocchio                                    20,000                        50,000
     Charles Bosco                                      40,000                       100,000
     George Britton                                     50,000                       125,000
     Christ Demos                                       20,000                        50,000
     Richard Domercq                                    88,000                       220,000
     Dyad Industries                                    10,000                        25,000
     Richard Feldman                                    41,000                       102,500
     Duane Gengler                                      35,000                        87,500
     Harrell Huff                                       20,000                        50,000
     Betty Janitz                                       10,000                        25,000
     Paul Jones                                         10,000                        25,000
     Penny Koenig                                       20,000                        50,000
     John Koroyanis                                     10,000                        25,000
     Chris Liakouras                                    10,000                        25,000
     Phillip Rose                                       55,000                       137,500
     Stephen Rose                                       10,000                        25,000
     Marshall Weinstein                                 10,000                        25,000
     Zoetic, Inc.                                       20,000                        50,000
     Amalgam Capital - transaction fee                                                84,250
                                                      --------                     ---------
                                                      $516,000                     1,374,250
                                                      ========                     =========



(b) In May and September 1995, the Company issued shares of common stock for services rendered to



           NAME                    NUMBER OF SHARES
     Dorothy Summers                     2,000
     Herbert Kalman                     15,000
                                        ------
                                        17,000


(c) In May and September 1995, the Company issued 34,300 shares of common stock to vendors in payment of outstanding obligations totaling approximately $48,000.


(d) In September 1995, the Company sold 1,000 shares of common stock to Stanley Hydrisko for $500 cash.


(e) In connection with the early exercise of warrants issued for the 1995 bridge loans, the Company issued warrants to purchase 132,000 shares at $0.25 per share in September 1995.

(f) Pursuant to Regulation S of the Securities Act, in February 1996 the Company sold 1,250,001 shares of common stock at a purchase price of $0.24 per share to a group of foreign investors.




NAME OF INVESTOR                     NUMBER OF SHARES OF
                                        COMMON STOCK
Zanett Lombardier, Ltd.                    416,667
Bruno Guazzoni                             416,667
Parkland, Ltd                              208,333
Heriot Holdings, Ltd                       104,167
Harlow Enterprises, Inc.                   104,167
                                         ---------
                                         1,250,001
                                         =========


The placement agent for the offering was Zanett Capital, Inc ("Zanett"). Zanett or their designated representative received 10% as compensation for the placement.


(g) During 1996, the Company issued 1,245,579 shares to vendors in payment of certain liabilities totaling $1,546,509 in the aggregate.


(h) In April 1996, the Company issued 2,000 shares of common stock to Paul Moser for $2,360.



(i) Pursuant to Regulation S of the Securities Act, in February 1996 the Company sold 1,390 shares of its Series A convertible preferred stock, par value $0.001 per share for an aggregate of $1,390,000 to the following foreign investors:




                                            NUMBER OF SHARES
           NAME                            OF PREFERRED STOCK
     All Fruit Limited                           150
     Emral Holdings Ltd                          400
     Harlow Enterprises, Inc.                    100
     Heriot Holdings, Ltd                        100
     Queensborough Investments                   250
     Zanett Lombardier, Ltd                      390
                                               -----
                                               1,390
                                               =====


The placement agent for the offering of Series A Preferred was Zanett.
Zanett or their designated representative received 10% as compensation for the placement.


(j) Pursuant to Regulation S of the Securities Act, in November 1996 the Company issued units consisting of (1) 1,500 of its 1996 Series B convertible preferred stock, par value $0.001 per share and (2) an equal number of warrants to purchase common stock to a group of foreign investors for a total purchase price of $1,500,000.



                                            NUMBER OF SHARES
            NAME                           OF PREFERRED STOCK
     Wood Gundy London, Ltd.                     800
     Shoham Investments, Ltd.                    250
     OTATO Limited Partnership                   250
     Ailouros Ltd.                               200
                                               -----
                                               1,500
                                               =====


The placement agent for the offering of Series A Preferred was Zanett.
Zanett or their designated representative received 10% as compensation for the placement.


(k) In March 1997 the Company issued 125 shares of its Series C convertible preferred stock, par value $0.00l per share to Nelson Partners, an unaffiliated investor for a total purchase price of $2,500,000. Regal International Capital, Inc. served as placement agent and received a ten percent fee as compensation.


(l) During 1997, the Company issued 162,222 shares of common stock in payment of obligations totaling $174,224 to certain vendors.


(m) During the first quarter of 1998, the Company issued 970,696 shares of common stock through private placements and warrants to purchase 317,000 shares of common stock. An additional 166,666 shares of common stock and warrants to purchase 50,000 shares of common stock was issued April 21, 1998 through a private placement.




                                                                 SHARES OF
     NAME OF INVESTOR                DATE       PROCEEDS        COMMON STOCK     WARRANTS

     Richard Manley                  1/26/98    $ 100,000           270,270       100,000
     Ida P. Whited                   1/30/98       37,000           100,000       100,000
     Sunset Corporation               3/4/98      100,000           294,117             *
     Brenda Greer                          *            *                 *        60,000
     Glenn Greer                      3/4/98        6,000            17,647
     Jeffrey Henken, DDS              3/4/98       10,000            29,412         2,000
     James Marks                     3/10/98       25,000            73,529
     David Sherer                    3/11/98       17,000            50,000
     Monroe Smith                    3/11/98       10,000            23,256
     Srikant Koneru                   3/6/98        1,000             2,941
     Jeffrey Henken, DDS             3/13/98       25,000            59,524         5,000
     Rodney Hand                     3/18/98       17,000            50,000
     Sunset Corporation              4/21/98      100,000           166,666            **
     Brenda Greer                    4/21/98           **                **        50,000


(n) During the first five months of 1998, the Company issued 43,000 shares of common stock to vendors in payment of obligations totaling approximately $30,640.


(o) The Company sold 60,000 shares of Series D preferred convertible stock on April 29, 1998 for $600,000 to Augustine Fund, L.P. The Placement Agent, Bridgewater Capital Corporation, received a ten percent fee and assignable warrants to purchase 200,000 shares of stock at 125% of the closing bid price on April 29, 1998.



Except as otherwise discussed, the issuances by the Company of the securities sold in the transactions referenced above were not registered under the Security Act pursuant to the exemption contemplated in Section 4(2) thereof, for transactions not involving a public offering and were made to accredited investors. In addition, the issuances referenced in (m) and (o) were made pursuant to Rule 506 under Regulation D to accredited investors.





ITEM 16.  EXHIBITS.


     The following is a list of all the exhibits filed as part of the Registration Statement.



  a. EXHIBITS

EXHIBIT                         DESCRIPTION OF EXHIBIT
NUMBER  ---------------------------------------------------------------
-------

2.1     -- Agreement and Plan of Merger among American BioMed, Inc.,
           ABI Acquisition, Inc. and Cathlab Corporation dated
           March 30, 1992(3)

3.1     -- Certificate of Incorporation.(1)
3.2     -- By-laws.(1)

3.3     -- Certificate of Designations, Preferences and Rights of 1996 Series A Convertible
           Preferred Stock(5)
3.4     -- Certificate of Designations, Preferences and Rights of 1996 Series B Convertible
           Preferred Stock(5)
3.5     -- Certificate of Designations, Preferences and Rights of 1997 Series C Convertible
           Preferred Stock(8)
3.6     -- Certificate of Designations, Preferences, Limitations and Relative Rights of 1998
           Series D Convertible Preferred Stock (10)
3.7     -- Certificate of Designations, Preferences, Limitations and relative Rights of 1998
           Series E Convertible Preferred Stock (10)
4.2     -- Specimen Common Stock Certificate
5.1     -- Opinion of Porter & Hedges, L.L.P., as amended, as to the legality of the Common Stock
10.17   -- Summers Note, dated September 1990, between the Company and David P. Summers
           Summers, as amended(1)
10.28   -- 1992 Stock Option Plan of the Company and forms of incentive stock option agreement and non-qualified stock option agreement(11)
10.57   -- Patent License, Research & Development Agreement between Wright Medical
           Technology, Inc. and American BioMed, Inc.(2)
10.69   -- Stipulation of Settlement, Scott Printing Corporation v. American BioMed, Inc.(4)
10.70   -- Employment contract with Steven B. Rash(4)
10.71   -- Purchase of Technology Agreement, Guerbet, S.A.(4)
10.80   -- 1996 Incentive Stock Option Plan(6)
10.81   -- Aberlyn Schedule No. 3 to Master Lease Agreement No. 0001E and Patent Schedule
           No. 2 to Patent Assignment and License Agreement No. 0001P, effective June 1, 1996
           (7)
10.82   -- Securities Purchase Agreement, dated February 20, 1996, between the Company and certain investors relating to the issuance and sale of Common Stock and 200 shares of the 1996 Series A Convertible Preferred Stock (8)
10.83   -- Securities Purchase Agreement, dated February 20, 1996, between the Company and certain investors relating to the issuance and sale of 1,190 shares of the 1996
           Series A Convertible Preferred Stock(8)
10.84   -- Form of Registration Rights Agreement, dated February 20, 1996, between the
           Company and holders of the 1996 Series A Convertible Preferred Stock(8)
10.85   -- Securities Purchase Agreement, dated November 7, 1996, between the Company and certain investors relating to the issuance and sale of the 1996 Series B Convertible
           Preferred Stock(8)
10.86   -- Form of Registration Rights Agreement, dated November 7, 1996, between the
           Company and holders of the 1996 Series B Convertible Preferred Stock(8)
10.87   -- Securities Purchase Agreement, dated March 21, 1997, between the Company and certain investors relating to the issuance and sale of the 1997 Series C Convertible
           Preferred Stock(8)
10.88   -- Registration Rights Agreement, dated March 21, 1997, between the Company and holders of the 1997 Series C Convertible Preferred Stock (8)
10.89   -- Lease Agreement dated June 19, 1997 between the Company and Woodlands Office
           Equities -- '95 Limited(9)
10.90   -- Modification Agreement -- Patent Schedule No. 002 between Aberlyn Capital
           Management Co., Inc. and the Company(9)
10.91   -- Modification Agreement -- Lease Schedule No. 003 between Aberlyn Capital
           Management Co., Inc. and the Company(9)
10.92   -- Employment agreement with Marshall Kerr(9)
10.93   -- Securities Purchase Agreement, dated April 29, 1998, Series D Preferred and
           Series E Preferred Stock (10)
10.96   -- Registration Rights Agreement of Series D Preferred and Series E Preferred (10)
10.97   -- Augustine Fund, L.P. Warrant dated April 29, 1998 to purchase 60,000 shares of Common Stock (10)
10.98   -- 1994 Stock Option Plan of the Company(12)
21      -- Subsidiaries of the Registrant(7)

23.1    -- Consent of Coopers & Lybrand L.L.P.

23.2    -- Consent of Porter & Hedges L.L.P (included in Exhibit 5.1)
27      -- Financial Data Schedule (10)

b.      Financial Statement Schedules


        All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.



(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, File No. 33-42472, dated October 22, 1991.



(2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


(3) Incorporated by reference to the Company's Current Report on Form 8-K for April 30, 1992.


(4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.


(5) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.


(6) Incorporated by reference to the Company's Proxy Statement for the November 22, 1996 Annual Meeting.


(7) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


(8) Incorporated by reference to the Company's Annual Report on Form 10-K/A-1 for the year ended December 31, 1996.


(9) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


(10) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.


(11) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.

(12) Incorporated by reference to the Company's Proxy Statement for the April 27, 1994 Annual Meeting.

ITEM 17.  UNDERTAKINGS


                 The undersigned registrant hereby undertakes:


                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                 The undersigned registrant hereby undertakes that:


                       (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
                (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.



                       (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Amendment No. 2 on Form S-1 and has duly authorized this registration statement to be signed on its behalf by the undersigned, in the City of The Woodlands, State of Texas on June 29, 1998.




                                    AMERICAN BIOMED INC.




                                    By: /s/ Steven B. Rash
                                       ----------------------------------------

                                    Steven B. Rash
                                    President and Chief Executive Officer






Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 on Form S-1 has been signed by the following persons in the capacities and on the date indicated on June 29, 1998.




           Signature                              Title
           ---------                              -----

/s/ Steven B. Rash                  President, Chief Executive Officer and
---------------------------------   Chairman of the Board
Steven B. Rash




*                                   Director
--------------------------------
Claudio Guazzoni


*                                   Director
-------------------------------
Lawrence M. Hoffman


                                    Director
-------------------------------
Richard S. Serbin




/s/ Colene Blankinship              Controller, Chief Accounting Officer,
-------------------------------     Secretary and Treasurer
Colene Blankinship





   *  By:        /s/ Colene Blankinship
         ---------------------------------------------
         as attorney in fact

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
-------                         ----------------------
2.1     -- Agreement and Plan of Merger among American BioMed, Inc., ABI Acquisition, Inc.
           and Cathlab Corporation dated March 30, 1992(3)
3.1     -- Certificate of Incorporation.(1)
3.2     -- By-laws.(1)
3.3     -- Certificate of Designations, Preferences and Rights of 1996 Series A Convertible
           Preferred Stock(5)
3.4     -- Certificate of Designations, Preferences and Rights of 1996 Series B Convertible
           Preferred Stock(5)
3.5     -- Certificate of Designations, Preferences and Rights of 1997 Series C Convertible
           Preferred Stock(8)
3.6     -- Certificate of Designations, Preferences, Limitations and Relative Rights of 1998
           Series D Convertible Preferred Stock (10)
3.7     -- Certificate of Designations, Preferences, Limitations and relative Rights of 1998
           Series E Convertible Preferred Stock (10)
4.2     -- Specimen Common Stock Certificate
5.1     -- Opinion of Porter & Hedges, L.L.P., as amended, as to the legality of the Common Stock
10.17   -- Summers Note, dated September 1990, between the Company and David P. Summers
           Summers, as amended(1)
10.28   -- 1992 Stock Option Plan of the Company and forms of incentive stock option agreement and non-qualified stock option agreement(11)
10.57   -- Patent License, Research & Development Agreement between Wright Medical
           Technology, Inc. and American BioMed, Inc.(2)
10.69   -- Stipulation of Settlement, Scott Printing Corporation v. American BioMed, Inc.(4)
10.70   -- Employment contract with Steven B. Rash(4)
10.71   -- Purchase of Technology Agreement, Guerbet, S.A.(4)
10.80   -- 1996 Incentive Stock Option Plan(6)
10.81   -- Aberlyn Schedule No. 3 to Master Lease Agreement No. 0001E and Patent Schedule
           No. 2 to Patent Assignment and License Agreement No. 0001P, effective June 1, 1996(7)
10.82   -- Securities Purchase Agreement, dated February 20, 1996, between the Company and certain investors relating to the issuance and sale of Common Stock and 200 shares of the 1996 Series A Convertible Preferred Stock (8)
10.83   -- Securities Purchase Agreement, dated February 20, 1996, between the Company and certain investors relating to the issuance and sale of 1,190 shares of the 1996
           Series A Convertible Preferred Stock(8)
10.84   -- Form of Registration Rights Agreement, dated February 20, 1996, between the
           Company and holders of the 1996 Series A Convertible Preferred Stock(8)
10.85   -- Securities Purchase Agreement, dated November 7, 1996, between the Company and certain investors relating to the issuance and sale of the 1996 Series B Convertible
           Preferred Stock(8)
10.86   -- Form of Registration Rights Agreement, dated November 7, 1996, between the
           Company and holders of the 1996 Series B Convertible Preferred Stock(8)
10.87   -- Securities Purchase Agreement, dated March 21, 1997, between the Company and certain investors relating to the issuance and sale of the 1997 Series C Convertible
           Preferred Stock(8)
10.88   -- Registration Rights Agreement, dated March 21, 1997, between the Company and holders of the 1997 Series C Convertible Preferred Stock (8)
10.89   -- Lease Agreement dated June 19, 1997 between the Company and Woodlands Office
           Equities -- '95 Limited(9)
10.90   -- Modification Agreement -- Patent Schedule No. 002 between Aberlyn Capital
           Management Co., Inc. and the Company(9)
10.91   -- Modification Agreement -- Lease Schedule No. 003 between Aberlyn Capital
           Management Co., Inc. and the Company(9)
10.92   -- Employment agreement with Marshall Kerr(9)
10.93   -- Securities Purchase Agreement, dated April 29, 1998, Series D Preferred and
           Series E Preferred Stock (10)
10.96   -- Registration Rights Agreement of Series D Preferred and Series E Preferred (10)
10.97   -- Augustine Fund, L.P. Warrant dated April 29, 1998 to purchase 60,000 shares of Common Stock (10)
10.98   -- 1994 Stock Option Plan of the Company(12)
21      -- Subsidiaries of the Registrant(7)
23.1    -- Consent of Coopers & Lybrand L.L.P.
23.2    -- Consent of Porter & Hedges L.L.P (included in Exhibit 5.1)
27      -- Financial Data Schedule (10)



All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto

--------------


(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, File No. 33-42472, dated October 22, 1991.



(2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


(3) Incorporated by reference to the Company's Current Report on Form 8-K for April 30, 1992.


(4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.


(5) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.


(6) Incorporated by reference to the Company's Proxy Statement for the November 22, 1996 Annual Meeting.


(7) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


(8) Incorporated by reference to the Company's Annual Report on Form 10-K/A-1 for the year ended December 31, 1996.


(9) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


(10) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.


(11) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.

(12) Incorporated by reference to the Company's Proxy Statement for the April 27, 1994 Annual Meeting.